As filed with the Securities and Exchange Commission on February 21, 2001
An Exhibit List can be found on page 105
Registration No. 333 -______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HELIOS ENERGY TECHNOLOGIES, INC.
(exact name of registrant specified in its charter)

                                           New York                     333996                 16-157606 0
                            ------------------------      --------------------       --------------------
                        (State of incorporation)    (Primary Standard      (IRS Employe r
                                                             Industrial Classification)  Identification Number)

4 West Avenue, LeRoy, New York 14482
-------------------------------------------------------------------
(Address of principal executive offices)

Mark Nicodemus, President
HELIOS ENERGY TECHNOLOGIES, INC.
4 West Avenue
LeRoy, New York 14482

---------------------------
(Name and address of agent for service)
(716) 768-8915

--------------
(Telephone number, including area code, of agent for service)

COPIES TO:
Richard B. Sullivan, Esq.
Chamberlain D'Amanda
Oppenheimer & Greenfield
1600 Crossroads Bldg.
Rochester, New York 14614
(716) 232-3730
Fax (716) 232-3882

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
STATEMENT.
-----------

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

     -----------

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Security	Amount of Registration Fee(1)
Common Stock, $.01 par value	1,300,000	$5.00	$1,625.00
(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Act").

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED
_____________, 2001

HELIOS ENERGY TECHNOLOGIES, INC.
4 West Avenue
LeRoy, New York 14482
1,300,000 SHARES
COMMON STOCK

THE OFFERING

          This is an initial public offering of up to 1,300,000 shares of our common stock ("Offering").

          We will be selling our shares directly to members of the public. The shares will be sold by our officers and directors. We currently have no arrangements with underwriters or broker-dealers to sell our shares. Shares must be purchased in increments of 100 shares. The Offering will remain open until all shares offered are sold or twelve months after the date of this Prospectus unless the Offering is extended by the Company, at its sole discretion, for up to an additional 90 days. We may decide to cease selling efforts prior to such date if we determine that it is no longer beneficial to continue the Offering.

          Prior to this Offering, there has been no public market for the shares. The initial public offering price will be $5.00 per share.

PROPOSED
TRADING SYMBOL
"HEET" (Over-the-Counter Electronic Bulletin Board)

This investment involves a high degree of risk.  Please refer to risk factors beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
	PRICE PER SHARE	OFFERING	PROCEEDS, AFTER
NUMBER OF SHARES	TO PUBLIC	EXPENSES	EXPENSES, TO US

1,300,000	$5.00	200,000	$6,300,000

PROSPECTUS SUMMARY

          The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. Some of the statements made in this Prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements.

ABOUT OUR COMPANY

          Helios Energy Technologies, Inc. ("HEETech") is a New York business corporation incorporated on November 1, 1999. The Company is a research, development, engineering and manufacturing company engaged in the development and commercialization of patented processes and equipment which have applications primarily to thermal energy systems. The Company's customers include utilities, vendors to the power generation industry and other manufacturers in related energy fields. Through the purchase of the Company's equipment and processes, the customer seeks to improve the efficiency of its own energy related processes, reduce its capital as well as operational and maintenance costs and improve the safety and reliability of its products.

          The Company owns several United States and foreign patents and is aggressively pursuing the commercialization of certain of these patents to provide the energy industry with these cutting edge technologies, enabling the energy industry to deliver its products and services on a more cost effective basis.

          The Company's executive offices are located at 4 West Avenue, LeRoy, New York 14482. Our telephone number is area code (716) 768-8915 and our fax number is (716) 768-9209. Our corporate website is www.heliosenergy.com. The information contained on this website is not part of this Prospectus. We have established a special website where we will keep the most current version of this Prospectus. You may access this website at www.heliosenergy.com/IPO.htm.

          Unless otherwise indicated or the context otherwise requires, we refer to Helios Energy Technologies, Inc. as "HEETech", "the Company", "we", "us", or "our".

ABOUT OUR OFFERING
Common Stock Offered	Up to 1,300,000 shares at $5.00 per share.

Common Stock outstanding prior
to the Offering	3,210,390 shares.

Common Stock to be outstanding after
the Offering	4,510,390 shares(1).

Use of Proceeds

The Company intends to apply the net proceeds of this Offering to fund the design, refining of, building, operation and promotion of prototype systems and devices utilizing our proprietary technologies. We will then demonstrate the operation of such prototypes to our industry principals, both existing customers and potential partners. The plan then is to manufacture the equipment and pursue license agreements, joint ventures and strategic alliances with our customers to commercialize the technology to the energy industry. See "Description of Business;" "Use of Proceeds;" and "12 Month Business Strategy."

Risk Factors

An investment in our common stock involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Such risk factors include, among others, minimal operating history, no assurance of collaborative agreements, joint ventures or licenses, uncertainty of market acceptance of the Company's products, potential need for additional financing, uncertainty of patent protection, dependence on management, future sales of common stock, and no assurance of public trading market. See "Risk Factors" beginning on Page 9.

___________________

(1) Assumes sale of all 1,300,000 Shares offered hereby. Does not include: (i) 75,000 shares of common stock issuable upon exercise of options granted under the Company's 1999 Executive Long-Term Stock Investment Plan at an exercise price of $5.00 per share; (ii) 10,000 shares granted under the Plan at an exercise price of $.25 per share; and (iii) 415,000 shares reserved for the exercise of options available for future grant under the Plan. See "Management - 1999 Executive Long-Term Stock Investment Plan;" and "Description of Securities."

Market for Common Stock

There currently is no market for the Company's common stock. The Company intends to have its common stock traded on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD") under the symbol "HEET". However, we have no agreements with any underwriters or broker dealers, we may be unable to attract market makers and we therefore cannot give you assurance that any market will ever develop for our stock.

Special Terms

This Offering is made by our officers and directors. The Offering will remain open until all shares are sold or twelve months after the date of this Prospectus. We may decide to cease selling efforts if we determine that it is no longer beneficial to continue the Offering. Shares must be purchased in increments of 100 shares. No person other than our officers and directors has been authorized to give any information about us or make any statements in connection with our Offering other than contained in this Prospectus and if given or made, such information or representations are not to be relied on by you as having been authorized by us.

RISK FACTORS

          This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

          This Prospectus also contains forward-looking statements that involve risks and uncertainties. These statements relate to our future plans, goals, expectations and intentions. These statements may be identified by the use of words like "believes," "expects," "may," "will," "should," "seeks," "pro forma," "pro forma as further adjusted," or "anticipates," and similar expressions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include those discussed below and elsewhere in this Prospectus.

THERE IS A QUESTION AS TO THE ABILITY OF OUR COMPANY TO CONTINUE AS A GOING CONCERN.

          Our financial statements (contained elsewhere herein) were prepared assuming that the Company will continue as a going concern. Our independent accountant, in its report on our Financial Statements, has expressed the fact that the Company is experiencing net losses and is not generating sufficient cash flows from operating activities to sustain its operations which raises substantial doubt about the Company's ability to continue as a going concern. We are offering up to 1,300,000 shares of our common stock at $5.00 per share to generate sufficient capital to carry out our "12 Month Business Strategy" as described in this Prospectus but, we cannot give you any guarantee that the Company will be able to complete our Offering successfully.

THERE CAN BE NO ASSURANCE OF COLLABORATIVE AGREEMENTS, JOINT VENTURES OR LICENSES.

          The Company's business strategy is based upon entering into strategic alliances, formal joint ventures and/or license agreements and direct sale of products and services to power producers, industry vendors and other manufacturers. No such arrangements or licenses have been consummated to date and there is no assurance that the Company will be able to enter definitive joint working arrangements or joint venture collaborative agreements with prospective working partners or others, or that such agreements, if entered into, will be on terms that are sufficiently beneficial to the Company to enable it to generate profits.

          In addition to seeking commercially attractive collaborative working arrangements or joint ventures, the Company may seek to license one or more of its systems or processes to unaffiliated third parties. There is no assurance that the Company will be able to enter into such license agreements or that such licenses will produce any income to the Company.

          While some contract research work has been commercially successful in the past, there is no assurance that future contracts will be entered into or that if entered into will produce profits to the Company.

THERE IS UNCERTAINTY THAT THE ELECTRICAL POWER INDUSTRY WILL ACCEPT OUR TECHNOLOGIES.

          The Company's ability to generate revenue and become profitable is dependent, in part, upon the electrical power industry's acceptance of certain of its products, systems and processes, including HelioPACs for air compression in combined cycles, PACs for boilerfeed and feedwater heating, methylene chloride fluid cycles and others. The Company's growth and future financial performance will depend, in large part, upon demonstrating the advantages of these innovations over existing technologies to a power generation industry which has devoted considerable time and capital resources to utilization of mature, well known traditional systems and techniques. Moreover, the firms engaged in this industry are invariably large, well financed and well staffed enterprises, typically employing dozens and sometimes hundreds of qualified, degreed engineers in middle management positions. It is not uncommon for there to exist a certain ambivalence with respect to new technologies, especially technologies which depart from the status-quo, are perceived as risky, and which require the endorsement of these 'inspectors' before the concept moves through the corporate hierarchy for final managerial approval.

          There can be no assurance that the industry will embrace the Company's innovations to the extent necessary to generate profits.

WE CANNOT BE CERTAIN THAT SCALED-UP PROTOTYPES OF OUR TECHNOLOGIES WILL PERFORM AS DESIRED.

          While all of the Company's technologies which are outlined in this Prospectus have been demonstrated to a greater or lesser extent in the lab and/or in the field, there is no assurance that scaled-up prototypes will perform as desired or anticipated. Fulfillment of our "12 Month Business Strategy" requires that significant progress be achieved through successful demonstration of relatively large prototype systems. Inability to accomplish these successes in a timely manner may have a negative impact on our "12 Month Business Strategy."

WE MAY NEED A SCALED-DOWN "BEST EFFORTS" CONTINGENCY PLAN.

The Company does currently generate revenue, though not sufficiently enough to fund the execution of our "12 Month Business Strategy" laid out in the Prospectus on pages 29 to 37. Accordingly, the Company is initiating this public Offering, i.e. the sale of up to 1,300,000 shares at $5.00 per share, in an attempt to raise capital adequate for financing of our "12 Month Business Strategy." We may not be able to sell all 1,300,000 shares and raise $6,500,000.

          In the event that insufficient capital is raised to carry forth the "12 Month Business Strategy", HEETech intends to move forward on a best efforts basis at a scaled back, more streamlined level, in proportion to actual funds raised. The following table represents the planned use of proceeds in the first twelve months after the Offering if, for example, only one-half of the shares are sold.

1)	Named executive officers salaries	$ 650,000
2)	Consultants fees	$ 115,000
3)	Equipping of existing lab/test facility	$ 130,000
4)	Construct and test prototype air compression PAC loop	$ 150,000
5)	Construct and test prototype MC Rankine cycle loop	$ 300,000
6)	Website development	$ 30,000
7)	Advertising and promotion	$ 100,000
8)	Patent expenses	$ 60,000
9)	Legal and accounting expenses	$ 80,000
10)	Miscellaneous costs of public offering, fees, printing, etc.	$ 200,000
11)	Working capital and general corporate purposes	$1,435,000
	TOTAL	$3,250,000

WE MAY NEED ADDITIONAL FINANCING AND MAY NEED TO OUTSOURCE OUR REQUIREMENTS.

          Whether the entire amount is raised or only an amount to complete a scaled back version, we may need future funding to continue operations as dictated by circumstances at that time. For example, further testing may be required for some of the technologies, though it is not presently expected that testing programs need continue indefinitely or for protracted periods. Another example would be the need to ramp up HEETech's manufacturing capabilities and the attendant expenses associated with that effort. While HEETech does have a facility for assembling, testing and shipping of its products, traditionally, fabrication of many of our unique machined parts has been outsourced to a group of well established and qualified, independent machine shops. If future developments necessitate the manufacturing of such equipment in-house, added financing may be required.

          The Company may need to satisfy any such additional capital requirements through debt and/or additional future equity financing. There can be no assurance that such financing will be available or, if available, that it will be on favorable terms. If adequate financing is not available, the Company may be required to scale back or eliminate certain of its research and development programs, to relinquish rights to certain technologies, or to license third parties to commercialize technologies that the Company would otherwise seek to develop itself.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL.

          To date, the Company has been dependent upon and in the foreseeable future, it will be continue to be dependent upon the efforts of its management and technical staff, including Mark Nicodemus, Carl Nicodemus, William A. Jenny, and the engineering, production and assembly staff of our "sister" company, HelioJET Cleaning Technologies, Inc. Further, we have entered into 3 employment agreements with eminently qualified individuals, contingent on the raising of minimum levels of funding through our Offering. See "Contingent Employment Agreements."

          The loss of the services of any or all of these persons could have an adverse impact upon the Company's ability to efficiently and expeditiously carry out our "12 Month Business Strategy."

          It is necessary then, to help ensure the Company's future success, that additional skilled scientific, managerial, operational and marketing personnel can be attracted and retained. The Company faces competition for hiring such personnel from other companies and organizations and there is no assurance that such personnel can be attracted and retained in the future.

WE MAY FACE SIGNIFICANT COMPETITION.

          The Company believes that its patented technology is superior to similar or related products and processes being developed or manufactured. However, once the Company enters the marketplace, it will be competing against companies in the power generation industry that have significantly greater financial, marketing and capital resources than the Company. There can be no assurance that the Company will prevail in advancing its technologies beneficially over the competition's.

THE COMPANY'S ABILITY TO PROTECT ITS PATENTS AND PROPRIETARY TECHNOLOGY MAY BE LIMITED.

          The Company currently owns the United States and foreign patents listed on its "Schedule of Intellectual Property" beginning on page 25. Our success will depend, in part, on our ability to enforce the patents which we own, maintain trade secrecy protection and operate without infringing on the proprietary rights of third parties. Furthermore, pending patents must be granted to secure exclusive rights to those pending technologies. There can be no assurance that pending patents will be granted, that the Company will develop additional proprietary technology that will be patentable or that any awarded patents will provide to the Company a competitive advantage. Moreover, there can be no assurance that the patents will not be challenged by competitors or third parties, actions which could have an adverse effect on the Company's ability to conduct business.

          In addition, there is no assurance that other firms or individuals will not independently develop similar or superior technologies, duplicate the Company's technologies or engineer around the Company's patents. Thus, it is possible that the Company may have to contest the use by third parties of our technologies and/or our patents. There is no assurance that the Company would have the funds to challenge such third parties or prevail in any such contest or proceeding it is financially able to pursue.

          In addition to patent protection, the Company also relies upon trade secrets, proprietary know-how and other technology which it seeks to protect, in part, by confidentiality agreements with its prospective working partners, collaborators and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that any trade secrets or proprietary know-how will not otherwise become known or independently discovered by others.

OUR EXISTING DIRECTORS EFFECTIVELY CONTROL THE COMPANY AND THIS MAY PREVENT A CHANGE IN CONTROL, EVEN IF BENEFICIAL TO ALL SHAREHOLDERS.

          If all 1,300,000 shares are sold in this Offering, our existing directors will in the aggregate beneficially own approximately 49% of the outstanding shares of our common stock. Accordingly, they will be able to effectively control the election of directors and all other matters subject to stockholder votes. This concentration of ownership may have the effect of delaying or preventing a change of control of HEETech, even if this change of control would benefit all shareholders.

OUR DIRECTORS CANNOT BE SUED FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY, EXCEPT IN SPECIFIED CIRCUMSTANCES

          The Company's Certificate of Incorporation excludes personal liability on the part of its directors to the Company for monetary damages for breach of fiduciary duty, except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This exclusionary provision does not affect the liability of any director under federal or applicable state securities laws.

THE SHARES YOU PURCHASE IN THE OFFERING WILL BE IMMEDIATELY AND SIGNIFICANTLY DILUTED.

          The initial public offering price is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of our common stock in this Offering will experience immediate and substantial dilution. Dilution represents the difference between the price of a share sold in this Offering and the pro forma net tangible book value per share after the Offering. The dilution will be $3.57 per share or 71% of the Offering price per share if all 1,300,000 Shares are sold in the Offering.

ISSUANCE OF SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES UPON THE EXERCISE OF STOCK OPTIONS WILL DILUTE OUR STOCKHOLDERS.

          As of the date of this Prospectus, we have an aggregate of 3,210,390 shares of common stock outstanding. In addition, as of the date of this Prospectus, we have 500,000 shares (as adjusted for the 5 for 1 stock split) of common stock issuable upon the exercise of stock options granted or available for grant under our existing stock option plan. All of such shares may be issued without any further action or approval by our stockholders. The issuance of these shares would dilute the percentage ownership of our common stock held by our stockholders.

BECAUSE WE HAVE HAD SUCH A SHORT OPERATING HISTORY, OUR FUTURE PERFORMANCE IS DIFFICULT TO PREDICT.

          Our operating history makes predicting our future performance difficult and does not necessarily provide investors with a meaningful basis for evaluating an investment in our common stock. Prior to November 1, 1999, we were the research department of Helios Research Corp. We began operations as a stand-alone company on November 1, 1999, as a result, we have no comparable prior periods to evaluate as a stand-alone company.

OUR SHARES MAY CONSTITUTE A "PENNY STOCK" WHICH MAY MAKE IT MORE DIFFICULT TO SELL YOUR SHARES.

          The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on national securities exchanges or quoted on Nasdaq. Prior to a transaction in a penny stock, a broker-dealer is required to:

deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

provide the customer with current bid and offer quotations for the penny stock;

explain the compensation of the broker-dealer and its salesperson in the transaction;

provide monthly account statements showing the market value of each penny stock held in the customer's account; and

make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

          These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since our shares may become subject to the penny stock rules, you may find it more difficult to sell your shares.

WE HAVE NO AGREEMENTS WITH ANY UNDERWRITERS OR BROKER DEALERS, AND WE MAY BE UNABLE TO ATTRACT MARKET MAKERS.

          There is currently no public trading market for the shares. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. We cannot give you assurance that we will be able to attract any market makers willing to make a market in our stock.

          During the Offering period, we hope that a number of broker-dealers may become market makers for our stock. Under these circumstances, the market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell our shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in our shares.

          Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. In order to have our stock traded on the OTC Electronic Bulletin Board, we need to have at least one registered and active market maker. We currently have no market makers. No assurance can be given that we will be able to attract a market maker so that our stock can be listed on the OTC Electronic Bulletin Board. Thus, trading in our stock may be limited to the "over-the-counter" market on "pink sheets."

          The Company intends to use its best efforts to find one or more market makers so that our stock may trade on the OTC Electronic Bulletin Board under the symbol "HEET."

THE PAYMENT OF CASH DIVIDENDS IS UNCERTAIN

           The Company has never paid any cash dividends on its common stock, and has no plans to pay cash dividends on its common stock in the foreseeable future. Future cash dividend policy will depend upon the Company's future earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors.

WE CANNOT ASSURE YOU THAT OUR "BEST EFFORTS" OFFERING WILL BE SUCCESSFUL.

          The members of the Company's Board of Directors and its officers have agreed to use their "best efforts" to raise the $6,500,000 contemplated by this Offering. A "best efforts offering" means an offering of securities which imposes no financial commitment on the part of any underwriter or members of any selling group to purchase any of the securities being offered. The offering period for this Offering commences on the date effective date of this Registration Statement of which this Prospectus is a part and ends on the earlier of the sale of all 1,300,000 shares offered hereby, or _______________, 2002 unless the Offering is extended by the Company, at its sole discretion, for up to an additional 90 days. There are no minimum number of shares to be sold, no minimum dollar amounts to be raised, and the Company will retain all proceeds of the Offering, less offering expenses, for its "12 Month Business Strategy." The Company reserves the right to withdraw, cancel or modify this Offering without notice at any time prior to the end of the Offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This Prospectus includes "forward-looking statements." These statements involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions, and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," " will," "expect," "believe," "estimate," "hope," "anticipate" or similar terms, variations of those terms or the negative of those terms. Potential uncertainties include among other things, the matters described in the "Risk Factors" and other sections of this Prospectus.

          Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this Prospectus.

DESCRIPTION OF BUSINESS

Business Development and Summary

          HEETech is engaged in the development and manufacture of patented, proprietary processes and equipment, primarily for the power generation industry, as well as for other thermal energy applications such as refrigeration and desalination. The centerpiece of HEETech's niche is its patented HelioPAC™ hydrokinetic amplifier, in our opinion, the most advanced injector-condenser in the world and truly the state-of-the-art in jet-pump technology. Each of HEETech's creative applications for 'the PAC', along with the Company's other proprietary technologies, are designed to improve the efficiency of thermal cycles, offering the potential to save the power generation industry hundreds of millions of dollars in fuel costs annually. Also, because of reduced fuel consumption, emissions to the atmosphere would decrease, along with a major reduction in thermal pollution to the environment. All of these benefits are very attractive to an enormous industry.

          An indication of just how big the market may be is contained in a July 20, 2000 report by Platts Utility Data Institute, the energy industry's leading information service (Platts/UDI World Electric Power Plants Database, McGraw Hill). It underscores the potential for new technologies in the power generation field. To wit, for the next ten years worldwide, over 769 GW of new power plant capacity is planned to be built. This represents an investment of $500 billion and is the equivalent of 1,500 utility size (500 MW) power stations. The actual number of projects is documented to be 9,583. These numbers are staggering and represent a growth rate that increases each year over previous forecasts. These numbers also depict an industry that is in high gear and suggests that the timing is right for breakthrough innovations. The market potential is virtually unlimited and importantly, these projections do not reflect the thousands of existing sites around the world.

          HEETech's customer base includes utilities, vendors to the power generation industry and other manufacturers in related fields. HEETech works with the customer to apply its innovations and through HEETech technologies, the customer seeks not only to improve the efficiency of their processes, but to reduce their capital expenditures, decrease their operation and maintenance costs, and/or improve the safety and reliability of their products.

          HEETech owns several US and foreign patents and is aggressively pursuing the commercialization of certain of these, with a view toward providing to key industries these cutting edge technologies, enabling them to deliver their products and services more cost effectively. Demonstrating the functionality and operability of these specialized processes and equipment by constructing working prototypes is the strategy by which the Company intends to attract customers and build beneficial industry relationships. License agreements, joint ventures and other strategic alliances, along with direct sales of equipment, are Company goals, structured for enhancing shareholder value and producing high revenues and earnings.

Background

          In 1980, inventor Carl Nicodemus established Helios Research Corp. (Rochester, NY) to further develop and market the HelioPAC™ hydrokinetic amplifier. The HelioPAC, along with several variations, was patented by Helios Research Corp. during the 1980s. The device is a highly optimized jet-pump, somewhat related to the conventional steam injectors and ejectors. However, the 'PAC' (Pressure Amplifier & Condenser), which typically combines low to medium pressure vapor and a liquid stream to provide a higher pressure heated discharge, is remarkably more effective, efficient and has significantly more practical applications than any of its predecessors.

          Helios Research Corp. found a ready market for the device in high pressure, hot water industrial cleaning applications and throughout the 1980s and 90s had several million dollars in sales, representing thousands of HelioPACs and related ancillary equipment sold.

          The PAC has other capabilities beyond high pressure cleaning. The unique behavioral characteristics it exhibits provided the opportunity to examine many obscure and little understood thermodynamic principles. Helios Research consistently maintained an intense and ongoing research and development effort to allow for the exploitation of these performance features and capabilities, with a view toward commercialization of new products and processes. Potential markets exist in power generation, refrigeration, distillation and desalination, to name a few.

          As often happens in research work, one discovery leads to another. For example, in 1998 Helios Research made several discoveries which led to a patent for a highly efficient and very promising power generation cycle. The liquid/vapor Rankine cycle has been the 'workhorse' of electrical generation for over a century and HEETech's newly patented power cycle is a variation of that well documented and proven industry standard. This particular innovation did not require a HelioPAC, though PAC research led to the discoveries.

          In 1999 it was determined that it was in the best interest of the shareholders of Helios Research Corp. to spin off two new and independent companies from what was then the existing Helios Research Corp. Consequently, HelioJET Cleaning Technologies, Inc. was formed to continue the ongoing, successful high pressure cleaning business, while Helios Energy Technologies, Inc. (HEETech) was formed to carry on the business serving the existing power industry customers and to further develop and commercialize these new and energy efficient processes and devices. HEETech retained all of the patents previously owned by Helios Research Corp. After winding up its affairs, Helios Research Corp. was dissolved on May 26, 2000.

          It is important to realize that the power industry worldwide spends tens of billions of dollars annually in fuel alone. Virtually any improvement in system efficiencies can translate to hundreds of millions of fuel dollars saved each year, along with the inherent benefits of reduced emissions and less thermal pollution. HEETech believes it possesses the technologies to enable these significant, if not extraordinary savings, and very substantial profits can accrue to the Company through properly structured license and royalty agreements, as well as sales of our proprietary equipment and services.

Our Business

General

          During its existence, Helios Research Corp. had developed several beneficial business relationships with important players in the power generation industry. Included were names such as Electricite de France, Consolidated Edison, Framatome, Toshiba, Babcock and Wilcox, General Electric, CEA (The French Atomic Energy Commission), Foster Wheeler and others. Many of these associations have been maintained by HEETech and some continue to provide occasional but significant revenue streams. Perhaps of equal importance, they have often provided a venue for examination, testing and verification of many of our important innovations.

          In line with this, many of these, and other companies, have entered into binding confidentiality agreements with Helios/HEETech, as a testimony to the interest exhibited by the industry as a whole. Nonetheless, because of the nature of HEETech technologies, which typically require alteration of the basic system topology, vendors and end users are generally reluctant to be the first to implement these concepts on a significant scale. A common theme is, '...it's a great concept.... very intriguing, ...we'd love to work with you but our R&D budget is already committed, .... it needs to be proven before we can install it...,' and so on. Again, this has not been the exclusive response, as very extensive testing is ongoing with a group of industry 'heavyweights'. Still, by being able to build and test prototypes in-house, which are larger than the bench-scale level, and unencumbered by the constraint of other firms' timetables and budgets, HEETech can very effectively promote our processes through these proven working systems. Commercialization becomes a much speedier procedure.

          HEETech's "sister" company HelioJET Cleaning Technologies, Inc. is a successful manufacturing firm also well versed in HelioPAC design, operation and fabrication. The two companies share the same newly constructed, 12,000 square foot facility in LeRoy, New York and continue to work very closely to cooperatively promote their respective businesses. Since the spin-off of Helios Research, HEETech has contracted with HelioJET to provide equipment and design on an as-needed basis and this arrangement will likely continue in the foreseeable future. (See "Certain Relationships and Related Transactions.") Thus, HEETech has in place an experienced and proven vendor for the supply of many of the unique PAC designs and fabrications required. This existing, working alliance, coupled with the added engineering, marketing and labor staff HEETech intends to bring on board, should provide for all the elements of a capable team to develop and promote HEETech's proprietary properties. Add this to HEETech's already established industry relationships, and there exists significant potential for positive growth of the company through joint ventures, license agreements, strategic alliances and/or manufacturing contracts.

Our Existing Technologies

          HEETech intends to raise equity capital for the purpose of more effectively and expeditiously commercializing its proprietary technologies. Primarily, capital raised will be used to fund the design, refining of, building, operation and promotion of certain, specific prototype systems and devices which will demonstrate the actual performance of those innovations which HEETech has developed. Subsequent to such demonstrations, HEETech will be in a far more advantageous position to promote these innovations to the relevant industries and to effectively pursue license agreements, joint ventures and other strategic alliances. HEETech will also be better equipped to initiate manufacturing and marketing strategies for those products which are best suited for direct sales.

          Other related businesses will also be developed to generate income and enhance shareholder value. For example, the HEETech plant in LeRoy, New York was recently constructed to allow for, in addition to the normal operations, the acceptance of contract research work from outside firms. There exists a need in the industry for available thermal test facilities, equipped with high pressure steam, skilled personnel and quality instrumentation whereby manufacturers, vendors, utilities, government, the military and the like can contract to test their products, equipment and processes. HEETech intends to provide this service as an adjunct to its regular activities. A fully equipped, state-of -the art facility will meet this need.

          Following is a listing of our technologies with the highest priority for final development, demonstration and commercialization and upon which the Company will focus its efforts:

1)	HelioPAC as An Air Compressor for Combined Cycle and Gas Turbine Systems, Patent Pending

Arranged in the 'high pressure feedback mode', the PAC has the unique capability of compressing air sufficiently for delivery to a combustion turbine system to generate electrical power. In the combined cycle, adequate steam is available to drive the PAC. It is an ideal arrangement wherein all the elements are in place for reducing or even eliminating the work of the customary mechanical air compression system. The standard compressor typically consumes about 63% of the gross work output of the combustion turbine, leaving only about 37% for driving the electrical generator. Replacing or augmenting the work of the compressor with the PAC system is a revolutionary way to increase gas turbine cycle efficiencies far above anything previously imagined .

A simple illustration can help convey the potential. One 150 MW gas turbine operating for 6,000 hours per year, burning natural gas at a price of $8.00/million BTUs, has a fuel cost over $66 million annually. A HEETech system offering a 5% improvement would save over $3.3 million per year, at 10%, $6.6 million and at 20% over 13.2 million. Our goal, once perfected, is to have systems operating at better than 58% efficiency, a startling 56% gain or $37.2 million SAVED annually, under this example.

The Company has already accomplished very significant air compression by this means experimentally and it is now necessary to scale up and optimize a prototype system to adequately convey the concept and capabilities.

2)	Methylene Chloride (MC) Power Cycle, Patented

HEETech's most recently issued patent is for a Rankine bottoming cycle utilizing MC as the working fluid, rather than steam and water. HEETech has confirmed that this system is capable of providing greater than 20% increases in efficiency over a comparable steam/water system - at lower capital cost. Several outside industry experts have confirmed our projections. Significantly, HEETech has already completed testing which documents the favorable thermal stability characteristics of the fluid for this application. Thermal stability of the so called organics has always been a hindrance to their development as meaningful working fluid alternatives. However, no accurate or relevant documentation, to our knowledge, had ever been produced which detailed the behavior of MC at the appropriate pressures and temperatures. HEETech commissioned the completion of the needed work and the results were very positive and extremely encouraging.

In addition, HEETech contracted to have a proprietary thermal properties code developed for the substance. This computer program is very likely the most accurate and pertinent software available for MC and HEETech intends to market it as a separate, stand alone product.

MC has many other positive attributes including being non-flammable, environmentally compatible, having very low toxicity, and it is easily obtainable at reasonable cost. Its key features however, are its thermophysical properties which render it, essentially, the ideal Rankine cycle fluid. This enables these remarkable efficiency gains, especially in the bottoming cycle application. The bottoming cycle is, basically, half of the very popular combined cycle power system. There is no argument that the need for electricity worldwide is increasing at a phenomenal rate and the combined cycle is the system of choice almost everywhere. Power producers are literally 'standing in line', waiting for their equipment to be delivered and the backlog for this type of plant is noteworthy. Thus, the potential market for HEETech's MC cycle is enormous and should remain so for the foreseeable future.

A prototype MC loop must be constructed and demonstrated to verify the feasibility of this process and to quantify benefits and to track fluid and component behavior.

3)	HelioPAC as a Boiler Feedpump and Feedwater Heater, Patented

The conventional fossil fired (coal, oil) utility steam station has been the cornerstone of electrical generation for nearly a century. Hundreds of plants exist throughout America and thousands stand around the world. Most of the steam stations in the USA were built in the period from the 1930s through the 1960s and continue to provide the majority of the power we consume.

The typical thermal cycle requires a high pressure pump to return water to the boiler for continuous steam production. In addition, shell and tube heat exchangers called feedwater heaters are employed to preheat this boiler feedwater. This is necessary to have the most cost effective and efficient system possible. When one considers that, depending upon its size, a plant can consume anywhere from several million to over $200 million each year in coal, it becomes clear that high efficiency is not optional but essential.

HEETech holds a patent wherein the PAC (actually a redesigned and modified PAC) is employed in the Rankine steam cycle to provide much or all of the pumping and preheating that is needed in these plants. The potential exists for significant efficiency gains as well as reduced capital expenditures and lower maintenance.

There is a potentially huge market for retrofitting HEETech equipment into these locations as decisions are made whether to repair or replace the old, worn equipment in these aging plants. It is very conceivable for HEETech to sell hardware to these plants with a typical single order averaging several hundred thousand to perhaps $1 million depending upon plant size. A feedwater heater, which we would replace, can easily approach $.5 million in cost and boiler feedpumps are equally expensive. Also, licensing of the patented process and subsequent royalties are optional revenue sources.

Prototype units have been built and tested, but larger devices and more exhaustive demonstration still must be done. The industry is very cautious regarding changes of this magnitude and each circumstance and potential condition must be carefully allowed for. A successful program is still being conducted with a large European consortium, however HEETech could expedite the process if some of the major testing could be conducted in-house on our own timetable.

4)	Gas Turbine Fuel Injection System Using the HelioPAC, Patent Pending

One patent pending is a process for providing the high pressure blended fuels required by a combustion gas turbine. Typically operating at an inlet pressure upwards of 200 psi, and often approaching 600 psi in newer designs, the gas turbine combustor needs fuel (liquid or gaseous) supplied at corresponding pressures. The PAC has the ability to replace cumbersome, conventional rotary pumps and compressors to deliver this fuel. Moreover, though seemingly counterintuitive, it is often desirous for the fuel to be thoroughly blended or emulsified with strategic amounts of water, prior to combustion. This helps control emissions while increasing power output. The HelioPAC is an extraordinary blender or emulsifier, as well as a pump and preheater and significant benefits will be available once this application is refined and, ultimately placed into service.

The incredible growth characterizing the gas turbine power industry gives a preview of the tremendous potential for selling these pump/compressor systems worldwide. Significant efficiency gains, less maintenance and cleaner combustion can easily provide the impetus to attract the industry en masse to this breakthrough innovation.

Prototypes able to work with flammable fluids require special considerations and one goal is to create a suitable test bed.

5)	Nuclear Plant Safety Systems, Patented

HEETech has an ongoing relationship with a consortium of European power firms developing the European Pressurized Reactor (EPR), the state-of-the-art nuclear power plant. The PAC has already proven to have excellent potential as a passive safety device in both the BWR (boiling water reactor) and the PWR (pressurized water reactor). Passive safety features are a key element in reviving the growth of nuclear power and its acceptance by this and the next generation can hinge on features such as these .

The recent drastic increase in the cost of fossil fuels worldwide has revived interest in nuclear power as a reliable, clean energy source. While nuclear power will always have its naysayers, many nations will very likely become more attracted to this option as their electricity requirements grow. Thus, the nuclear market should only increase.

Studies and tests in Europe are ongoing but, once again, progress could be accelerated if HEETech could control the timetable and the performance of the much of the testing. A fully equipped facility and competent staff are essential elements for moving forward and expediting each necessary phase.

Other nuclear plant pumping applications are also being examined with excellent potential for retrofitting into the existing plants worldwide. -24-

6)	Thermal Absorption and Related Power Cycles, Patented

The PAC can operate with fluids other than steam and water. Ammonia vapor and water are companion fluids in absorption refrigeration systems (heat driven as opposed to mechanical compression) and the PAC has proven to operate well with this combination. Further work is needed to refine the patented design HEETech possesses and to explore related power cycle concepts.

HEETech has a working relationship with what is probably the world's leading producer of ammonia/water chiller systems and one goal is to develop an absorber/pump to enhance its product line. That company's current production rate averages around 3,000 systems per year. HEETech therefore has a potential OEM customer which can easily occupy the efforts of an entire division of our Company, generating a meaningful source of revenue.

Other companion fluids also hold very intriguing possibilities and pursuing their development and implementation into the appropriate industries is an area of great interest. For example, HelioPACs operating as pressure amplifiers and condensers using miscible fluids possessing highly disparate vapor pressure characteristics enable useful thermal cycle applications to be examined for heat recovery, refrigeration and power generation.

Our Schedule of Intellectual Property

          The Company owns the exclusive right, title and interest to the following patent properties, all of which utilize a HelioPAC except Item 1.

1.	U.S. Patent No. 6,041,604 (w/ pending continuation applied for), expires July 14, 2018 Title: Rankine Cycle and Working Fluid Therefor No PAC required, Methylene Chloride Fluid Cycle
2.	U.S. Patent No. 5,794,447, expires April 1, 2016 European Application No. 97916857.2; Canadian Application No. 2,250,514 Title: Rankine Cycle Boiler Feed Via Hydrokinetic Amplifier Uses PAC -25-

3.	U.S. Patent No. 5,586,442, expires October 17, 2014 Title: Thermal Absorption Compression Cycle Uses PAC

4.

U.S. Patent No. 4,781,537, expires February 3, 2008; Canadian Patent No. 1,280,640; European Patent No. 0282061 (Belgium, France, Germany, Italy, Spain, Sweden, UK)
Title: Variable Flow Rate System for Hydrokinetic Amplifier
Uses PAC

5.	U.S. Patent Application No. 09/289,895 (patent pending), will expire April 12, 2019, assuming issuance. Title: Method and Means of Fluid Supply for Combustion Systems Uses PAC

6.

U.S. Patent Application No. 60/233,853 (patent pending), will expire September 20, 2020, assuming issuance
Title: Gas Turbine Power Cycle with Hydrokinetic Amplifier as Working Fluid Compressor
Uses PAC

In addition, the Company owns exclusive right and title to the following, EXCEPT for a limited licensing agreement with our sister company, HelioJET Cleaning Technologies, Inc.

7.	U.S. Patent No. 4,569,635, expires May 21, 2004 Title: Hydrokinetic Amplifier This is the original, basic HelioPAC (hydrokinetic amplifier, PAC) patent

          It is important to note that while Item No. 7 (the basic PAC patent) expires relatively soon, the other patents using PAC technology are process patents, sometimes with modified PAC design, and they are effective for many years to come.

USE OF PROCEEDS

          If the Company successfully completes its planned Offering of 1,300,000 shares at $5.00 per share, it will utilize the proceeds of the Offering to fund our 12 month Business Strategy as follows:

1)	Named executive officers salaries	$ 650,000
2)	Consultant's fees	$ 115,000
3)	Full equipping of existing lab/test facility	$ 130,000
4)	Construct and test prototype air compression PAC loop	$ 175,000
5)	Construct test prototype MC Rankine cycle loop	$ 750,000
6)	Finalize construction and testing of 400 GPM prototype HelioPAC	$ 80,000
7)	Design of PAC gas turbine fuel pump system	$ 20,000
8)	Continuation of existing refrig., cost share, new areas	$ 20,000
9)	Website development	$ 30,000
10)	Advertising and promotion	$ 300,000
11)	Patent expenses	$ 130,000
12)	Legal and accounting expenses	$ 100,000
13)	Miscellaneous costs of public offering, fees, printing, etc.	$ 200,000
14)	Working capital and general corporate purposes	$3,810,000
	TOTAL	$6,500,000

12 MONTH BUSINESS STRATEGY

          During the twelve months immediately following the effectiveness of this Prospectus, the Company intends to focus its efforts on implementing the following strategies, with the intent of positioning the Company to generate significant and substantial revenues thereafter. It is important to note that while most of the Company's innovations are for power plant use, HEETech has no intention of becoming a power producer. Rather, with respect to those particular proprietary technologies, our strategy is primarily, to pursue profitable strategic alliances and agreements with other firms already well established in that industry.

1)	Complete the equipping of its LeRoy, NY facility to enable Contract Research to commence.

          As will be explained more fully under the caption "Properties", HEETech owns a modern, recently constructed (1999) industrial building that it shares with its 'sister' company. Included in its design was the provision for large scale testing of HelioPACs and other steam driven equipment. There are many other firms both nationwide and overseas, which manufacture or market products that operate with steam, water, under high pressures or vacuums, that may require from time to time close monitoring and analysis, yet these firms have neither the facilities nor personnel to actually, physically operate their own products. Examples are heat exchangers, steam-water mixers, pumps, valves, various proprietary processes, evaporation systems, prototype reactors, etc. HEETech has experienced first hand the difficulty in locating a suitable facility willing and able to allow testing, and along those same lines, we have made our facility available to others in the past.

          In this particular field, there exists only a small number of companies which are set up expressly for providing contract research and test/demonstration facilities. McDermott Technologies (formerly Babcock & Wilcox's research arm) and ABB/Combustion Engineering are two of the very few that have delved into this arena. Even the many utilities (electrical power providers), while owning and operating multi-million dollar steam production facilities, seldom are positioned to alter their plant configuration to perform occasional but essential one-of-a-kind tests or demonstrations. Our facility can meet that need, not only for utilities worldwide, but also for manufacturers, government research, vendors, the chemical process industry (which relies heavily upon thermal processes) and other research firms.

          Typically, contract research and facility use are priced on a per hour basis and currently rates can exceed the $125 - 150 per hour range. We expect to contract for several thousand man-hours per year, which could provide a steady revenue stream to HEETech in the range of several hundred thousand dollars annually.

          We anticipate the expenditure of approximately $130,000 to complete the equipping of our facility for this purpose. Special instrumentation, computer hardware and software, and acquiring additional skilled labor and technicians are the priority items to enable this work to commence. In addition, an advertising and promotional program will be instituted to broadcast the availability of our services. The combined efforts of the entire management team (Operations, Engineering, Marketing) will ensure a quick and complete consummation of this preparatory work within the first few months, as much of the heavy equipment, utilities, etc. are already in-place, e.g. two large, high pressure steam boiler systems fully installed.

2)	Engineer, procure, construct and demonstrate a working 'feedback loop' PAC system for air compression, to simulate the combustion turbine/ bottoming cycle application (U.S. Pat. App. No. 60/233,853)

          The patented HelioPAC is an extraordinary thermodynamic pump/compressor that has no moving parts, yet routinely performs significant beneficial work in a phenomenal and uncanny fashion, unmatched by any device even remotely related. It is the energy already present within the input streams which is utilized to its greatest possible advantage, causing the desirable and valuable pressure increase, i.e. the PAC requires no outside power source. This highly refined device implements a momentum transfer process to most effectively convert random thermal energy to directed kinetic energy, causing the input streams to merge first into a very high velocity blend, followed then by a diffusion process which converts the accelerated mix to a slower moving but much higher pressure discharge.

          In the "feedback mode" the high pressure, heated discharge is cooled and then recirculated back to the liquid inlet of the PAC - now at a much higher pressure. The subsequent discharge pressure is now higher yet and as this process continues, the result is a compounding of pressure beyond anything ever imagined. Loop pressures exceeding 2200 psi have been achieved with saturated steam under 100 psi as the only input. A portion of material (condensate) approximately equal to the mass flow of the vapor (steam) input is simultaneously extracted from the circuit. Much higher pressures are possible in this mode, but thus far safety and equipment limitations have constrained us to this upper pressure limit.

          The PAC is capable of accepting three or more fluid streams and so we can (and have already) entrained atmospheric (or slightly pre-pressurized) air and significantly compress it using the exceptional momentum capabilities of the high velocity blend surging through the device en route to the discharge. When the feedback mode air compression PAC system is incorporated into a Combined Cycle power system, the potential exists to improve the overall cycle efficiency by greater than 10%, easily surpassing the coveted industry goal of 60% combined cycle efficiency. In a simple gas turbine cycle, efficiencies can move from the 37% range to over 50%.

          These profound savings in fuel dollars will quickly offset and supercede any up-front expense which the industry will encounter in making the transition from their standard designs. As an example, the following is an illustration of the fuel savings potential for our improved simple gas turbine system. The March-April, 2000 issue of Gas Turbine World Magazine, pp. 34-38, (Pequot Publishing, Fairfield , CT), gives an in-depth review of the state-of-the-art turbine Model GT10C by Alstom Power. It has an improved efficiency of 37.3% equating to a heat rate of 9,145 BTU/KWh. The unit has a rated output of 30,120 KW. This converts to an energy consumption of 275.4474 million BTUs per hour in the form of natural gas. Given today's rapidly rising fuel costs, a very conservative cost for fuel gas can be set at $8.00 / million BTUs. Thus, the fuel costs for this unit are about $2,203 per hour or, at 8,000 hrs. per year, about $17.63 million annually. It is noteworthy that in the same issue, another article (p.18) reports that Calpine Corp. has an order backlog, i.e. awaiting delivery, of 69 gas turbines with two other manufacturers. Remarkably, Calpine is preparing to order an additional 57 machines. Being larger (186,000 KW) than the GT10C, though of comparable efficiency, each these machines would consume an incredible $109.8 million per year in fuel, or about $13,722 per hour each.

          With that background, now it is beneficial to examine a scenario where HEETech is receiving revenues through properly structured license and royalty agreements, based upon a 10% fuel savings for the customer. Assume that a group of power producers operates 100 gas turbine systems at an average 7000 hours per year each. The units are rated at 100,000 KW apiece. At the previous referenced fuel price and efficiency, the combined fuel bill exceeds $5.85 billion annually using conventional technologies. By employing HEETech's process, a 10% gain equates to over $585 million SAVED each year. A properly structured arrangement whereby HEETech realizes an equivalent of only 15% of this savings, provides a royalty of over $87 million per year to the Company for just these 100 systems. The customer's incentive is retaining the other 85% savings (approx. $497 million). This illustration is merely an example to lay out an order of magnitude for the value of the technology.

          Utilizing the PAC as an air compressor in a power cycle will unquestionably require a shifting of paradigms for the industry. Tremendous expense, time and effort has been expended by the turbine manufacturers worldwide in attempts to improve the design and performance of the conventional compressor/combustor/ turbine arrangement. Giants such as General Electric, Siemens-Westinghouse, ABB, Alstom, Solar Turbines, Rolls-Royce and others will be skeptical that a totally revamped approach to their now 'conventional' designs can offer such energy savings. However, once HEETech can physically demonstrate the PAC operating in this mode (at our test facility) in conjunction with providing solid analytical data quantifying the benefits (from our engineering dept.), our high caliber Business Development / Marketing Department will have the necessary tools to convince the power generation community of the capabilities of our revolutionary energy saving process and equipment. HEETech will be in a very advantageous position to pursue valuable license agreements for use of the patented process and possible license agreements for manufacture of the PACs, both of which can generate extremely profitable royalty streams for many years to come.

          The anticipated cost to construct a PAC air compression loop at our LeRoy facility including high pressure hardware, piping and instrumentation, PAC construction, engineering, etc., being fully equipped to monitor and record the performance, is $175,000. This includes a factor for the skilled labor and technicians to implement the program. Costs for promotion and marketing of the technology are included under a separate category.

          To our knowledge, no other firms are exploring these concepts or applications and thus we believe no direct competition exists.

3)	Design, procure, construct and demonstrate a working Methylene Chloride (MC) Rankine Cycle Loop. U.S. Patent No. 6,041,604 (other patent pending).

          The Rankine Cycle is a method for converting heat (thermal energy) to useful work (shaft work) typically delivered by a prime mover such as a steam turbine, to an electrical generator. Electricity is regarded as our most valuable form of energy as it can be transported very long distances from its point of origin, and of course our use and reliance upon it is quite evident. Specifically, the Rankine Cycle is a vapor/liquid cycle (usually steam/water) wherein this 'working fluid' goes through a continuous circuit of (1) boiling liquid to vapor (steam), (2) expanding of the vapor, (3) condensing of the vapor (back to liquid), (4) pumping the liquid up to high pressure, and then (5) boiling again back to high pressure steam. The expanding vapor step (2) develops the 'shaft work' as the steam moves through the turbine. Heat is the original source of energy for this cycle and is typically derived from the combustion of a raw material such as coal, natural gas, oil or other sources.

          Substances other than water can be the working/fluid in a Rankine Cycle and different fluids will provide different levels of efficiency. HEETech has identified methylene chloride as an excellent candidate for Rankine Cycle applications, especially in a combined cycle power system where the heat source is recoverable waste heat from a gas turbine system upstream. We must demonstrate this tremendous innovation by constructing a working prototype system which will enable the fluid to proceed through the high pressure and temperature liquid/vapor phases. Required will be a special small scale boiler to generate the vapor, a small turbine designed to work efficiently with MC, heat exchangers, condensers, pumps, piping, instrumentation, etc. It will be necessary to monitor the behavior of MC and the various system components so that final, optimized designs can be developed. The scientific, industrial and academic communities will be kept abreast of progress through reports and technical papers published in journals and presented at the various conferences.

          The phenomenal efficiency gains available with this MC process demand that its actual use be demonstrated. HEETech has already done the preparatory work necessary to justify the implementation of a working prototype. Upon the successful demonstration of our proprietary process, HEETech's Business Development personnel will be positioned to publicize and promote our innovations to the industry at large and seek to develop profitable strategic alliances, joint ventures, license agreements and pursue other opportunities that arise.

          The following is an illustration of the potential value of this process. The most efficient combined cycles in operation may have a 55% efficiency. This is equal to 6,203 BTU/KWh. A 300 MW plant therefore spends about $104.2 million per year in fuel assuming 7000 hrs/yr and $8.00/MM BTU at today's rising fuel prices. Those highly efficient designs are very capital intensive, requiring a complex triple pressure boiler with reheat, very high temperature gas turbine inlet temperatures and a high pressure steam bottoming cycle. All of this necessitates utilization of expensive materials, instrumentation and controls. In contrast, the MC cycle is designed to operate at relatively low pressure and temperature. One advantage is less costly materials of construction. Furthermore, temperatures at the upstream gas turbine can conceivably be lowered, offering significant advantages in that segment of the plant. Nonetheless, even with lower temperatures, we predict overall thermal efficiencies of greater than 65%, at least an 18% SAVINGS or more than an $18.7 million gain annually for the plant described above. A properly structured agreement should pass on an equivalent of, for example, 15% of that savings to HEETech or $2.8 million per year for just one such plant. Of course, more lucrative agreements might be negotiated, but this scenario represents a very conservative and very feasible minimum royalty arrangement for a single plant. Twenty such arrangements would produce over $56 million per year in revenue. These forecasted royalty streams would be very profitable and of course equipment sales would also be very significant for these scenarios.

          There are certain special considerations that must be addressed with regard to an MC power cycle. Because it is not as benign as water, issues such as its environmental compatibility, its toxicity, disposal concerns and the like will eventually arise and come under close scrutiny. Significantly, HEETech has already conducted appreciable research into these areas and MC still can be considered an excellent potential fluid. Traditionally, its use has been as a solvent, a refrigerant and an agent in other chemical compounds. It is non-flammable, historically was considered non-toxic, it is not categorized as an ozone depleter and it is readily available and quite inexpensive. Nonetheless, HEETech is cognizant of the fact that there will be some governmental and environmental hurdles encountered and we intend to deploy the manpower necessary to ferret out these potential problem areas and address them head on. Fortunately, there exist trade organizations such as the Halogenated Solvents Industry Alliance, Inc. which have worked very effectively in the past dispersing accurate information regarding substances such as MC, and can likely be considered strong advocates in the future, if needed.

          The cost to implement the MC program is budgeted at $750,000. The value to the industry, once commercialized, can be in the hundreds of millions of dollars each year, with the potential for appreciable royalties to inure to the benefit of HEETech and its shareholders.

          The Company is unaware of any direct competition in this field. Only the Kalina cycle, an infinitely more complex alternative fluid power cycle, achieved any notoriety in recent history. It is a vastly different design however, which should pose no significant threat insofar as having any market advantage.

4)	Finalize construction and operation of a high capacity HelioPAC, U.S. Patent No. 5,794,447

          At present, the largest HelioPAC in production is rated at 130 gallons per minute. Design is complete and fabrication has begun for a unit approximately three (3) times larger. This device will more readily simulate performance of PACs needed in power plant applications such as our patented boilerfeed/feedwater heater application or the nuclear safety applications sought after by our European colleagues. It is important that our new facility in LeRoy, NY is capable of operating devices of this magnitude, and larger. Considerable steam flows and large volumes of water are required in order to test PACs of this capacity and as previously stated, these needs were provided for during design and construction of our plant.

          We intend to use this versatile unit to demonstrate several of the power plant applications we intend to commercialize. We can conduct the tests on our own timetable, quickly and efficiently and HEETech will be able to swiftly make any needed modifications, adjustments or changes in a prompt and effective fashion. We will demonstrate the following in order of first priority, and subject to available funds following this Offering:

1)	Multi stage steam injection, essential for the conventional fossil fired steam stations (boilerfeed).

2)	High flow air compression tests in conjunction with our pending patent for Gas Turbine air supplies.

3)	Steam generator 'start-up pump' simulation, also a nuclear plant application with potential for retrofitting into existing plants worldwide.

4)	Station Black Out simulations relative to the passive nuclear plant safety applications

     Most, if not all, of the interested firms we deal with invariably question whether a PAC 'scaled-up' will perform as well or as predictably as our smaller, in-stock units. While our past experience with scaling - up has run the gamut of from 2 GPM through 130 GPM (a factor of 65 times), it is still incumbent upon us to demonstrate the performance of these increasingly larger devices. If necessary, corrections will be made. Most importantly, HEETech will be positioned to invite interested power generation principals to come and witness firsthand the performance, reliability and effectiveness of our innovations, thus saving considerable time and expense with respect to the verification process required prior to the commencement of any meaningful negotiations.

          Our in-house staff can conduct the work, documenting and quantifying the data, and our Business Development Department can then effectively market the equipment, pursuing that essential first installation. Again, license agreements with a view toward creating ongoing revenue streams for the Company are obvious approaches, as well as manufacturing and direct sales of the HelioPAC devices. Studies have shown that our boilerfeed process can save a utility plant about 1 - 2 % annually in fuel, which may seem insignificant until it's understood that these plants are, thus far, as efficient as they can be and typical fuel bills can exceed $200 million in a large coal fired plant. Each percentage point increase is therefore very significant and the utility industry has a keen awareness of that fact. Direct sales of the hardware, coupled with license and royalty agreements to operate the process are anticipated routes to generating significant revenue streams for the Company.

          For example, a typical coal plant retrofit may entail the installation of perhaps eight HelioPACs at a sale price of $125,000 each. Assuming HEETech successfully bid on twenty installations per year , hardware sales would be on the order of $20 million annually. License and royalty fees would be in addition to that.

          The cost to institute this testing program is budgeted at $80,000 which includes fabrication of various components expected to be needed, as well as costs for boiler operation, pumping needs, etc.

          The boilerfeed/feedwater heater application, in order to be commercialized, should require no regulatory approvals, to our knowledge. Certain nuclear applications will (those within the reactor building as opposed to 'balance of plant'). Thus, for the nuclear industry, commercialization must be viewed as a rather lengthy affair (as opposed to the conventional fossil plants) and consequently not of the highest priority on our agenda. Nonetheless, it is an excellent market to pursue, although with patience.

          We anticipate no meaningful competition from other steam injector manufacturers for these applications. The patented PAC design is significantly different than conventional equipment and only the PAC has proven to have real potential in these markets. Our successes have served us well insofar as authenticating the possibilities for injector technology, whereas inferior equipment of the past had only been a curiosity.

5)	Continuation of existing design work, exploration of new areas, U.S. Pat. No. 5,586,442

          Certain other projects are in progress or on the drawing board which we intend to keep active. Other concepts, as yet unknown or in the embryo stage will likely be explored and studied in Year One as time permits. The goal in this approach is to avoid missing opportunities that may present themselves or become apparent through the combined efforts of the research, engineering and management teams. Some work, such as our current refrigeration project may involve cost sharing by the Company, with our existing client. Other similar arrangements and their associated costs may prove to be worthwhile investments if their potential is deemed valuable enough in the long term. A budget of $20,000 is allowed for to accomplish this approach to handling new developments and/or carrying forward existing but less significant endeavors.

          This strategy will be regarded as less essential than some of those projects previously mentioned and the degree to which it is implemented will be dependent upon the success level of this Offering.

6)	Design of the PAC gas turbine fuel pump system, Patent pending; U.S. Application # 09/289,895

          This highly promising technology offers tremendous potential for HEETech to sell hardware (specialized HelioPACs) and also to negotiate various forms of licensing agreements for the process, e.g. exclusive, non-exclusive, regional, equipment specific, etc. Establishing a significant and consistent revenue stream is the goal and this technology offers this potential via its widespread application possibilities.

          In this process, the PAC performs in essentially its customary role, with the important distinction that a fuel stream (either liquid or gaseous) is included as an input and the result is an emulsified blend at the required pressure for admission to the gas turbine combustor. The benefits are in energy saved (less parasitic pump work), lower maintenance (the PAC has no moving parts) and cleaner combustion (an emulsified fuel/water blend is proven to be very desirable). Moreover, this equipment is well suited for retrofits as well as new installations in the burgeoning combined cycle and cogeneration markets.

          Once established, this technology is of the type that may find virtually universal acceptance within the combustion turbine industry as it may be considered peripheral equipment and can be implemented relatively easily as an adjunct to the heavy equipment already in place.

          It is essential that this proprietary technology be further developed and demonstrated, and then brought to the marketplace in the shortest feasible time span. The first year will be dedicated to much of the necessary preparatory work enabling testing and demonstration afterward.

          With respect to the value of this technology as a revenue generating product for the Company, it would be perfectly legitimate to anticipate not less than 100 fuel pump systems being sold annually with a price tag of approximately $100 thousand dollars each, i.e. gross sales @ $10 million for the hardware alone. License and royalty agreements, if entered into, would be additional.

          Working with flammable fluid, i.e. fuel in the form of distillate oil and/or natural gas, demands special and extraordinary safety considerations. A thorough analysis regarding the best and most practical method for addressing these concerns will be an utmost priority during this prep stage.

          Because of the Company's patent protection, proprietary know-how and trade secrets, we believe there exists no other competitive technology in this field.

          Budgeted in Year One is the sum of $20,000 for design, engineering and analysis related to this project.

7)	Website Development

          Design of a website (www.heliosenergy.com) has begun, but further work is being planned for this website which will foster interest in HEETech and our various products and services. Included will be information about our processes as well as promotion of our contract research capabilities and direct sales of products such as our proprietary thermal properties code for methylene chloride. In addition, the Company has created a special website for the offer, sale and purchase of shares under this Prospectus, www.heliosenergy.com/IPO.htm. The budget cost for such website(s) development is approximately $30,000.

8)	Advertising, promotion, technical papers

          In addition to maximized use of the website, other more traditional means of promotion will be employed. Trade journal ads will be placed to inform the industry of our test facility and its capabilities. Newswire services will also be utilized to broadcast periodic announcements of company activities and progress. Significant time will also be devoted to authoring and presenting technical papers, either by our in-house engineering staff or by hired consultants. Furthermore, at least one seminar will be planned for the purpose of bringing together industry leaders and managers in order to educate them first hand about our breakthrough technologies and their potential. Cost: approx. $300,000.

9)	Patent protection

          Continued pursuit of full patent protection both in the US and abroad will be a priority. Coverage for pending domestic patents will be initiated internationally and other new patents will be filed in the US. Cost: approx. $125,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The development projects which resulted in the patents for proprietary processes and equipment primarily to be useful in the power generation industry as well as for other thermal energy applications such as refrigeration and desalination were begun in the spring of 1996. At that time the projects among others in development were as part of the Research and Engineering Department of Helios Research Corp. The research progressed as part of Helios Research Corp. until it was split off and transferred to the newly incorporated HEETech on November 1, 1999. The costs during this development period were absorbed as part of the overhead expenses of Helios Research Corp.

          When the research activities of Helios Research Corp. were split off, the remaining operations of Helios Research Corp. were also split off to a separate "sister" corporation, HelioJet Cleaning Technologies, Inc. (HelioJet). Both companies are located at the same address in LeRoy, New York. The building in LeRoy is owned by HEETech. Since November 1, 1999 HelioJet has provided most of the funding needed for HEETech to operate principally from (1) royalty payments for the use of the patents owned by HEETech; (2) rental payments for use of the major part of the building owned by HEETech; and (3) under terms of a service agreement under which HelioJet provides office, bookkeeping, telephone, computer and other services for both companies.

          HEETech had limited revenue from sales of services and equipment up to December 31, 2000 and this is not sufficient to cover its expenses without the funds received through the intercompany agreements with HelioJet which are described above. In addition, HelioJet has made cash advances to HEETech. The result of these intercompany activities is shown in the balance sheet at December 31, 2000 as a payable from HEETech to HelioJet in the amount of $74,484.

          Prospects to significantly increase revenue from service technologies, licensing of properties and equipment sales depend largely on the success in obtaining the financing being offered at this time. The financing will allow hiring of experienced officers and managers to provide the engineering and marketing skills needed to develop the products, expand the facilities and generate the sales projected in the Company's business plan.

          Management's projections are that the funding from this Offering will adequately cover the cash needs of the Company until it reaches a positive cash flow from operations at the end of from two to four years. If this funding is unsuccessful, the Company can operate only on a very limited basis with the continued financial support of HelioJet.

          The total tangible assets of the Company as reflected in the balance sheet at December 31, 2000 was $559,375 of which $62,282 were current assets and $497,093 were in land, building and equipment. The working capital was $20,594 at December 31, 2000. The cash flow from the building rent, the patent royalties and cash advances from HelioJet are sufficient to meet the Company's current cash obligations. The additional salaries and operating expenses anticipated in the Company's business plan are all contingent on the successful completion of the proposed funding.

          At December 31, 2000, the Company had noncurrent liabilities of $371,904, principally in a mortgage on its building. The ratio of long term debt to stockholder equity at December 31, 2000 was 2.55 to 1.

DESCRIPTION OF PROPERTY

          The Company owns and occupies a 12,000 square foot recently constructed (1999) industrial manufacturing and office facility in the Village of LeRoy, Genesee County, New York, approximately 25 miles southwest of Rochester. The building is situated on a 4.6 acre site in a newly developing industrial park adjacent to a major New York State highway. Included on the site is a 1 million gallon water retention pond specifically designed and installed to provide a virtually inexhaustible supply of process water for the various testing operations which HEETech has historically conducted, and will continue to conduct in the future.

          The building is jointly occupied by HelioJET Cleaning Technologies, Inc., sister company to HEETech. The companies work cooperatively in many areas, including exchange of manufacturing, engineering and consulting services, to the mutual benefit of both firms. HelioJET leases production and office space and pays rent equal to the monthly mortgage payment, plus any taxes, insurance, etc.

          The facility was constructed in conjunction with a program offered by the Genesee County Industrial Development Agency which provides for very attractive property tax breaks over the first ten (10) years of occupancy. Through this program, significant overhead expenses will be avoided, to the Company's advantage.

          The building includes 3,000 square feet of office space, 7,500 square feet of production and lab/testing area and approximately 1,500 square feet of warehouse. The site has ample room for expansion should the need arise.

          The facility is subject to a 15-year mortgage held by Pavilion State Bank. The principal amount outstanding as of December 31, 2000 was $309,420. The interest rate is 8.25% through September, 2004. Interest rate adjustments are to be made under the mortgage on October 1, 2004 and 2009. The Company's annual payment of both principal and interest is $37,512.

          HEETech intends to complete the equipping and staffing of its LeRoy facility with the necessary tools and personnel to conduct thermalhydraulic research work for outside firms. This capability will provide a needed service to the industry and offer the potential for a significant and steady revenue stream.

LEGAL PROCEEDINGS

          The Company is not a party to any pending, material litigation. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company.

CAPITALIZATION

          The following table sets forth the capitalization of the Company at December 31, 2000, as adjusted to give effect to a split of the outstanding shares on a five for one basis and giving effect to the sale of all 1,300,000 shares offered in this Offering, at a public offering price of $5.00 per share, net of estimated offering costs and after the application of the net proceeds of such sale.

	December 31, 2000 Actual before the split ___________	Additional Shares 5 for 1 split Dec. 2000 ___________	Sale of Offering Shares ___________	December 31, 2000 Proforma ___________
Stockholders Equity:
Common stock, par value $.01 per share
Authorized 30,000,000 shares				30,000,000
Issued and outstanding shares	642,078	2,568,312	1,300,000	4,510,390

Capital Stock at par value of $.01	$6,421	$25,683	$13,000	$45,104
Capital in excess of par value	$ 300,929	($ 25,683)	$6,287,000	$6,562,246
Accumulated Deficit	($161,567)			($161,567)
	___________	___________	__________	_________
Total shareholder equity	$ 145,783	$0	$6,300,000	$6,445,783
	==========	==========	========	========
Shareholder equity per share outstanding	$0.23	$0.05	$4.85	$1.43
	==========	==========	========	========

DILUTION

          Our net tangible book value at December 31, 2000 was $145,783 or $0.05 per share of common stock outstanding after giving effect to the 5 for 1 stock split distributed on January 2, 2001. Net tangible book value per share represents the amount of total tangible assets less liabilities as reflected in the company's balance sheet. After giving effect to the sale of all 1,300,000 shares offered, the adjusted net tangible book value at December 31, 2000 would be $6,445,783 or $1.43 per share then outstanding.

          This represents an immediate increase in net tangible book value to the existing stockholders in the amount of $1.38 per share and an immediate dilution in net tangible book value of new stockholders in the amount of $3.57 per share.

MANAGEMENT

Directors and Executive Officers

          The following persons are our current Executive Officers and Directors:

Name	Age	Position

Mark Nicodemus	46	President, Chief Executive Officer, Treasurer and Director
Carl Nicodemus	69	Chairman of Board of Directors
William A. Jenny	70	Vice President, Finance, Secretary, Director
Blake Nicodemus	38	Director, President of HelioJET Cleaning Technologies, Inc.
Gert E. Falkner	62	Director, President of Five Star Tool, Inc.
Alexander E. Martens	77	Director, Executive Director of The Upstate Center for Technology Commercialization
Mounir B. Ibrahim, Ph.D, P.E.	53	Director, Chairman of the Mechanical Engineering Department, Cleveland State University

          Set forth below is a brief description of the background of our Executive Officers and Directors based on information provided by them to us.

Mark Nicodemus - Inventor, President, CEO, Director

          Mark Nicodemus has been closely involved with the design and development of HelioPACs and PAC technology since its beginnings in the late 1970s. He is among the most knowledgeable and experienced authorities in this specialized field, and brings with him an extensive background in fluid mechanics which predates Helios' inception. From 1993 until 1999, he directed the Research and Development department of Helios Research Corp. and is the inventor of two of HEETech's current patents, as well as two pending patent applications. President of HEETech since its 1999 formation, Mr. Nicodemus has been responsible for ensuring the continued development and promotion of these emerging technologies.

Carl Nicodemus - Inventor, Chairman of the Board

          Carl Nicodemus founded Helios Research Corp. in 1980 and is responsible for the development of the HelioPAC and many of its patented variations and related processes. From 1980 until 1998, he served as President and CEO. Mr. Nicodemus retired from Helios in 1999 but still serves as Chairman for HEETech and is actively engaged as a consultant and advisor. He has a long history as a successful entrepreneur and private businessman.

William A. Jenny - Vice President, Finance, Secretary, Director

          William A. Jenny, CPA has operated an accounting and financial and tax consulting firm in his own name since 1984. He has provided consulting services to the Company and its predecessor, Helios Research Corp. since 1985. These services have included functioning as the corporate financial vice president and as a director. All service was on a fee basis.

Blake Nicodemus - Director, President of HelioJET Cleaning Technologies, Inc.

          Blake Nicodemus is President of HelioJET Cleaning Technologies, Inc., our sister company through common ownership. Prior to becoming President of HelioJET at the company's inception in November, 1999, Mr. Nicodemus was President, since 1999, of Helios Research Corp. Prior to becoming President, Mr. Nicodemus was Vice-President, Operations of Helios Research since 1993.

Gert E. Falkner - Director, President of Five Star Tool, Inc.

          For the past 36 years, Gert Falkner has been President of Five Star Tool Co., manufacturer of custom, precision cutting-tools catering predominately to the screw machine industry. In addition, the company engages in precision machining for various customers. The company presently has 25 employees and services approximately 400 customers worldwide.

Alexander E. Martens

          Mr. Martens has been the owner and director of the Upstate Center for Technology Commercialization since 1993. This organization has been and continues to be a subcontractor to the National Aeronautics and Space Administration (NASA) for technology transfer. Prior to his present arrangement, Mr. Martens, from 1983 to 1993, was an independent consultant in technology where he carried out feasibility studies for novel opto-electronic instruments and systems, prepared technology assessment and reviews, participated in business acquisitions and divestitures, wrote proposals for contracts, advised companies on technological business management and marketing strategies and facilitated technology transfers from government laboratories to industry and from company to company. From 1960 until 1983, Mr. Martens was with the Instrument Group of Bausch & Lomb serving as Vice President of Research and Development from 1981 to 1983. Mr. Martens has received 26 patents and 3 IR100 Awards for innovative products. He is listed in American Men and Women of Science and Who's Who in Technology. He has served as an adjunct professor at the Rochester Institute of Technology where he has taught a course in Research and Development Management.

Mounir B. Ibraham, Ph.D, P.E.

          Dr. Ibrahim has served as Professor of Mechanical Engineering at the Fenn College of Engineering, Cleveland State University from 1994 to the present. Prior to his association with Cleveland State, he served in various capacities at Michigan Technological University, Iowa State University, The University of Petroleum and Minerals (Dhahran, Saudia, Arabia), Bradford University (United Kingdom), Technical University of Denmark and Cairo University in Cairo, Egypt. Prior to that time, he was a Lieutenant in the Egyptian Air Force. He is listed in the Who's Who of the Committee of ASME International Gas Turbine Institute and has received numerous awards and honors both at the national and international level.

          Our future success depends to a significant extent on the efforts and abilities of our senior management, particularly Mark Nicodemus, our President and Chief Executive Officer, William A. Jenny, our Vice President, Finance and Secretary, and other key employees, including our technical and sales personnel. The loss of the services of any of these individuals could harm our business. We may be unable to attract, motivate and retain other key employees in the future. Competition for employees in the electrical power industry businesses is intense, and we may experience difficulty in hiring qualified replacements.

Family Relationships

          Carl Nicodemus is the father of Mark Nicodemus and Blake Nicodemus. There are no other family relationships among our Directors and Executive Officers.

Information About Our Board

          Our Board of Directors is elected annually by our stockholders. Our Board met 3 times during the fiscal year ended December 31, 2000.

          On January 19, 2001 the Board approved a Non-Employee Directors Plan available only to Directors who are not employees and/or officers of the Company. The Plan calls for payment of $1,000 per year payable as of the annual shareholders meeting, the annual grant of 500 shares of restricted stock and the payment of $250 for attendance in person at meetings of the Board and/or a committee of which the Director is a member. Travel expenses are to be paid if over 75 miles travel is required to and from the meeting site. Members of the Board of Directors are eligible to participate in our 1999 Executive Long-Term Stock Investment Plan.

          The Audit Committee currently consists of William A. Jenny, Gert E. Falkner and Carl Nicodemus. The Audit Committee met 3 times during the fiscal year ended December 31, 2000. The Audit Committee recommends engagement of our independent certified public accountants, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent certified public accountants and for reviewing and evaluating our accounting principles and practices, systems of internal controls, quality of financial reporting and accounting and financial staff, as well as any reports or recommendations issued by the independent accountants. Our Audit Committee has developed an Audit Committee Charter which has been adopted by our Board of Directors.

          The Compensation Committee currently consists of Mark Nicodemus, Carl Nicodemus and William A. Jenny. The Compensation Committee met 3 times during our fiscal year ended December 31, 2000. The Compensation Committee generally reviews and approves our executive compensation including grants and/or awards of stock under our 1999 Executive Long-Term Stock Investment Plan.

          We currently have no Nominating Committee. The Board of Directors serves as our Nominating Committee.

Limitation of Liability and Indemnification

          The Certificate of Incorporation provides for elimination of personal liability of directors to the Company or its shareholders for money damages for conduct as a director, except that in accordance with New York law, a director's liability cannot be eliminated for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or which involve any unlawful distribution or which constitute a transaction resulting in improper personal benefit.

          The Certificate of Incorporation and the Company's Bylaws provide for indemnification of officers and directors for liabilities, loss and expenses incurred in connection with any proceeding to which a person is made a party by reason of the fact that the person was serving as an officer or director of the Company or of any other entity at the request of the Company, provided that such person acted in good faith, did not engage in deliberate dishonesty and did not gain a financial profit or advantage to which he was not legally entitled.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Certificate of Incorporation, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

          Pursuant to the terms of the Company's employment agreement with Mark Nicodemus and its consulting agreement with William A. Jenny (as more fully described below), such persons currently serve the Company in the following capacities: Mark Nicodemus, President and Chief Executive Officer and Treasurer and William A. Jenny, Vice President, Finance and Secretary. The following table sets forth the aggregate compensation paid or accrued by the Company for services rendered during the period from January 1, 2000 to December 31, 2000.

			Long Term
			Compensation Awards
			Number of Shares of
	Annual		Common Stock
	Compensation		Underlying	All Other
Name and Principal Position	Salary	Bonus	Options	Compensation

Mark Nicodemus President CEO and Treasurer	$51,000(1)	$ -0-	0	$8,639(2)
William A. Jenny Vice President, Finance, Secretary	$ 0 (1)	$ -0-	0	$4,678(3)

(1)  The Company has executed agreements with Messrs. Nicodemus and Jenny, the salient terms and conditions of which are described below.

(2)  Constitutes auto allowance of $5,160, Company contribution to SIMPLE IRA retirement plan of $1,725 and restricted stock compensation of $1,754.

(3)  Constitutes restricted stock compensation.

Aggregated Option Exercises to Prospectus Date

          The following table sets forth certain information for the Named Executive Officers with respect to the exercise of options to purchase common stock as of the date of this Prospectus.

			Number of Unexercised		Value of Unexercised
	Shares		Options		In-the-Money Options(l)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark Nicodemus	0	0	0	50,000	$0	$0
William A. Jenny	0	0	0	25,000	$0	$0

(1) Calculated on the basis of the initial public offering price for the Company's Common Stock ($5.00) minus the per share exercise price multiplied by the number of shares underlying the option.

Employment and Consulting Agreements
  Mark Nicodemus

          On January 15, 2001, the Company entered into a three (3) year employment agreement with Mark Nicodemus, effective January 1, 2001, under which he is obligated to diligently and proficiently perform his duties to the Company in the capacity as President and Chief Executive Officer. Under such agreement, Mr. Nicodemus is entitled to receive a salary of $51,000 per year. His salary will be increased to $165,000 per year, if, and when, the Company receives $1,250,000 in proceeds from this Offering. Mr. Nicodemus is also entitled to receive a bonus each year equal to 4% of the Company's earnings for such year. In addition, he is entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance, and retirement benefits. Under the employment agreement, Mr. Nicodemus was granted an option to purchase 50,000 shares of the Company's common stock pursuant to the Company's 1999 Executive Long Term Stock Investment Plan exercisable beginning in January, 2002 at $5.00 per share. The agreement is automatically renewable for an additional three (3) years and may be terminated earlier by the employee upon twelve (12) months notice or by the Company upon payment of a severance equal to his annual salary and benefits for twelve (12) months and his bonus for the year of termination. Severance will not be paid if Mr. Nicodemus is terminated for cause.

  Carl Nicodemus

          On January 16, 2001, the Company entered into a one (1) year consulting agreement with Carl Nicodemus effective January 1, 2001, under which he is obligated to devote a significant amount of his time, rendering his advice to the Company on all phases of our corporate activities, including development, operations, marketing, sales and distribution. Under this agreement, Mr. Nicodemus is entitled to a fixed fee of $80,000 per year to be paid in monthly installments of $6,666.66 each on the 25th day of each month beginning on January 25, 2001 with a last payment to be made in the amount of $6,666.74 to be paid on the 25th day of December, 2001. The consulting agreement is for a period of one year commencing on January 1, 2001 and ending on December 31, 2001 and shall automatically be renewed for additional years, unless the Company informs Mr. Nicodemus of its intention to allow the agreement to expire by giving written notice to him at least three (3) months prior to the proposed termination date.

  William A. Jenny

          On January 15, 2001, the Company entered into a three year consulting agreement with William A. Jenny, effective January 1, 2001 under which he is obligated to devote a significant amount of his time to the Company in the capacity as Vice President, Finance and Secretary. Under this agreement, Mr. Jenny is entitled to receive a minimum fixed fee of $6,000 per year. The minimum fixed fee will be increased to $10,000 per year, if, and when, the Company receives $1,250,000 in proceeds from this Offering. Mr. Jenny is also entitled to receive reimbursement for expenses he incurs in performing services for the Company and under the agreement, he was granted an option to purchase 25,000 shares of the Company's Common Stock pursuant to the Company's 1999 Executive Long Term Stock Investment Plan exercisable beginning in January, 2002 at $5.00 per share. The consulting agreement is automatically renewable for an additional three years and may be terminated earlier by the Company upon six (6) months notice or by either party upon breach. Either party may terminate the agreement if the Company ceases to do business and in that event, the Company will pay Mr. Jenny his fees pro rated to the date of termination.

          Each of these agreements contains customary covenants prohibiting the individual from disclosure of confidential information regarding the Company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the individual and relating to the business of the Company constitutes the sole property of the Company. Each of the agreements contains covenants restricting the individual from engaging in any activities competitive with the business of the Company during the terms of such agreements and for a period of two years after the date of termination.

Contingent Executive Officers

          Pursuant to the terms of the Company's employment agreements with Messrs. Gary W. Miller, Timothy J. Walsh, Ph.D. P.E. and Phillip C. Doyle, Jr., (as more fully described below), such persons shall assume the capacities of Executive Vice President, Vice President of Engineering, and Vice President of Business Development immediately following the month in which the Company receives $1,250,000 in proceeds from this Offering (in the case of Miller), $1,500,000 (in the case of Walsh), $1,700,000 (in the case of Doyle). The following table sets forth the aggregate compensation to be paid or accrued by the Company to such individuals for services rendered in such capacities during the twelve (12) months beginning on the first day of their employment.

Long Term
Compensation Awards
Number of Shares of
	Annual		Common Stock
	Compensation		Underlying	All Other
Name and Principal Position	Salary	Bonus	Options	Compensation
Gary W. Miller Executive Vice President Timothy J. Walsh Vice President of Engineering Phillip C. Doyle, Jr. Vice President, Business Development	$155,000 $125,000 $ 75,000(7)	$(1) $(4) $(8)	5,000(2) 5,000(5) 5,000(9)	$(3) $(6) $(10)

(1)		Mr. Miller will receive a bonus equal to 3% of the Company's earnings each year he is employed, except that his bonus may not exceed his salary for such year.
(2)		Mr. Miller will be granted an incentive stock option upon his employment, exercisable in full at $5.00 per share.
(3)		Mr. Miller will be awarded 6,000 shares of the Company's common stock which shall vest at a rate of 33-1/3% for each twelve months of employment.
(4)		Dr. Walsh will receive a bonus equal to 2% of the Company's earnings for each year he is employed, except that his bonus may not exceed his salary for such year.
(5)		Dr. Walsh will be granted an incentive stock option upon his employment, exercisable in full at $5.00 per share.
(6)		Dr. Walsh will be awarded 6,000 shares of the Company's common stock which shall vest at a rate of 33-1/3% for each twelve months of employment.
(7)		Mr. Doyle, Jr.'s salary is $75,000.00 for the first year of employment, $80,000.00 for the second year, and $85,000.00 for his third year.
(8)		Mr. Doyle will receive a bonus equal to 3% of the Company's earnings for each year he is employed except that his bonus may not exceed his salary for such year.
(9)		Mr. Doyle will be granted an incentive stock option upon his employment, exercisable in full at $5.00 per share.
(10)		Mr. Doyle will be awarded 6,000 shares of the Company's common stock which shall vest at a rate of 33-1/3% for each twelve months of employment.

Contingent Employment Agreements

  Gary W. Miller

          On January 22, 2001, the Company entered into a three year employment agreement with Gary W. Miller, commencing on the first day of the month immediately following the month in which the Company receives $1,250,000 in proceeds from this Offering. Under the agreement, Mr. Miller is obligated to diligently and proficiently perform his duties to the Company in the capacity of Executive Vice President. Aside from the amounts set forth above, Mr. Miller is also entitled to certain employee benefits normally associated with employment such as vacation, health, disability and retirement benefits. The agreement also provides that Mr. Miller is entitled to relocation expenses not to exceed $32,000. The agreement is automatically renewable for an additional three (3) years and may be terminated earlier by the employee upon twelve (12) months notice or by the Company upon payment of a severance equal to Mr. Miller's annual salary and benefits for up to twelve (12) months and his bonus for the year of termination. These severance payments cease upon Mr. Miller's new employment. No severance will be paid if termination is for cause.

          Under Mr. Miller's agreement, Mr. Miller is not obligated to join the Company if his current employment is terminated and the Company has not raised $1,250,000 by May 15, 2001.

          Currently, Mr. Miller is Vice President of Operations with Odyssea Power Systems since 1998. As Vice President of Operations, Mr. Miller is responsible for all aspects of the operation of the power business unit, an international company of Odyssea Marine, Inc., including profit and loss, personnel, acquisition and power purchases, negotiation, as well as project implementation. Prior to his present position, Mr. Miller was Vice President of Business Development with NPS Energy Services from 1996 to 1998 and was Vice President of Operations for Brock & Blevins from 1993 to 1996. He belongs to the Illinois Power Company Speakers Bureau and the Electric Utility Cost Group. He received the UE&C-Catalytic Presidents Safety Award in 1991 and the Oyster Creek Generating Station Project Safety Award in 1991.

  Timothy J. Walsh, Ph.D, P.E.

          On January 22, 2001, the Company entered into a three year employment agreement with Timothy J. Walsh, Ph.D., P.E., commencing on the first day of the month immediately following the month the Company receives $1,500,000 in proceeds from this Offering. Under the agreement, Dr. Walsh is obligated to diligently and proficiently perform his duties to the Company in the capacity of Vice President of Engineering. Aside from the amounts set forth in the table on page 48, Dr. Walsh is entitled to certain employee benefits normally associated with employment such as vacation, health, disability, and retirement benefits. The agreement also provides that Dr. Walsh is entitled to relocation expenses not to exceed $19,500. The agreement is automatically renewable for an additional three (3) years and may be terminated earlier by the employee upon twelve (12) months notice or by the Company upon payment of a severance equal to 25% of his unearned, aggregate annual salary if his termination during the first month of employment. The percentage increases by 2 percentage points for each additional month of employment. No severance will be paid if termination is for cause.

          Currently Dr. Walsh is Engineering Manager at SE Technologies, Inc. where he is responsible for directing the Electrical Engineering Department, which provides engineering and design services to industrial, utility and municipal clients. He is also responsible for managing multi-discipline projects, performing systems studies, developing conceptual designs and performing cost benefit analyses.

          Dr. Walsh has 25 years of experience in engineering and project management primarily serving the electrical utility industry. He has held positions in quality assurance, construction engineering and project engineering and has functioned in engineering supervisory, engineering management and project management positions.

          Dr. Walsh has broad experience in multi-discipline project management, engineering analysis, and systems design. He is proficient in C++ and assembly language programming for engineering applications and PLC programming. Dr. Walsh has also taught evening courses in process control, electromagnetic field theory, and multi-dimensional calculus.

  Phillip C. Doyle

          On January 22, 2001, the Company entered into a three year employment agreement with Phillip C. Doyle, Jr., commencing on the first day of the month immediately following the month in which the Company has received $1,700,000 in proceeds from this Offering. Under the agreement, Mr. Doyle, Jr. is obligated to diligently and proficiently perform his duties to the Company in the capacity of Vice President, Business Development. Aside from amounts set forth in the table on page 48, Mr. Doyle, Jr. is entitled to certain employee benefits normally associated with employment such as vacation, health, disability and retirement benefits. He is also entitled to relocation expenses not to exceed $6,500. The agreement is automatically renewable for an additional three (3) years and may be terminated earlier by the employee upon twelve (12) months notice or by the Company upon payment of a severance equal to 25% of his unearned, aggregate annual salary if he is terminated during the first month of employment. The percentage increases by 2 percentage points for each additional month of employment. No severance payments will be paid if termination is for cause.

          Under his agreement, Mr. Doyle, Jr. may, in his discretion, not join the Company if it has not raised $1,700,000 by May 31, 2001.

          Currently, and since 1997, Mr. Doyle has been a self-employed international business consultant. During this time he has searched for and identified appropriate "buying partners" and factories in South China and Thailand for a Chicago based U.S. electrical hardware importer and distributor. He has provided business and trade consulting services to Powerhouse Resources, Inc. and related companies with international business operations. Such services consisted of developing multiple spread sheets detailing power plant, cash flow and profit and loss projections under varying business conditions. He has undertaken a feasibility study for a Colorado group on the importation and wholesale distribution of Irish peat fuel products, including a detailed cost and profitability analysis. In addition, he has advised a large North Carolina based manufacturer and importer of area rugs on restructuring the company's China purchasing operations vis-a-vis Chinese state enterprise factories and import-export trading companies.

          During 1995 and 1996, Mr. Doyle was Vice-President of Powerhouse Resources, Inc. (with offices in Denver, London, Hong Kong, and China) where he worked with colleagues to develop and acquire joint venture agreements with local power supply bureaus in various Chinese provinces to build, operate and transfer multi-mini electrical power plants. These plants employed heavy fuel oil burning slow speed digital powered generators manufactured by MAN B&W Diesel A/S of Holeby, Denmark.

          From 1985 to 1995, Mr. Doyle was Managing Director of TAW Company, Ltd., Hong Kong where he developed an effective marketing plan in Asia for TS Ragsdale Co., Inc., a major U.S. bulk tobacco processor and dealer. TAW Company, Ltd. was the sales and marketing agent for TS Ragsdale Co., Inc. in many Asian and a few European companies. Mr. Doyle personally managed all overseas marketing activities, company administration, accounting and policy development for TAW Company, Ltd.

          Each agreement contains customary covenants prohibiting the individual from disclosure of confidential information regarding the Company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the individual and relating to the business of the Company constitutes the sole property of the Company. Each of the agreements contains covenants restricting the individual from engaging in any activities competitive with the business of the Company during the terms of such agreements and for a period of two years after the date of termination.

Executive Long-Term Stock Investment Plan

          As of November 1, 1999, the Board of Directors adopted the HEETech 1999 Executive Long-Term Stock Investment Plan and reserved in the aggregate 500,000 shares (as adjusted for the 5 for 1 stock split) of the Company's $.01 par value common stock for issuance thereunder.

          The purposes of the Executive Long-Term Stock Investment Plan ("Stock Investment Plan") are to:

closely associate the interests of management with the company's shareholders by reinforcing the relationship between participants' rewards and shareholder gains;

provide management with an equity ownership in the company commensurate with company performance, as reflected in increased shareholder value;

maintain competitive compensation levels;

provide an incentive to management for continuous employment with the company.

          The salient features of the Stock Investment Plan are as follows:

a)	Administration

The Stock Investment Plan is administered by an Executive Long Term Stock Investment Plan Committee (the "Committee"). Members of the Committee will serve one-year terms, renewable automatically, unless terminated at the discretion of the Board of Directors. The current members of the Committee are Mark Nicodemus, Gert E. Falkner and William A. Jenny.

The Committee is responsible for the overall administration, governance,

management and interpretation of the Stock Investment Plan, having the authority, in its sole discretion and from time to time, to: (1) grant options/or stock awards in such form and number as it may determine; (2) impose such limitations, restrictions and conditions upon any such option and/or stock award as the Committee deems appropriate, consistent with the purposes of the Stock Investment Plan; and (3) interpret the Stock Investment Plan, adopt, amend and rescind rules and regulations relating to the Stock Investment Plan, and make all other determinations and take all other actions as are necessary and/or advisable for the implementation and administration of the Stock Investment Plan.

b)	Eligibility for Participation

Participants in the Stock Investment Plan will be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. Under the terms of the Stock Investment Plan, in selecting a participant and in determining the form and number of equity awards, the Committee has and will continue to consider factors it deems relevant, including the person's functions, responsibilities, value of services to the Company as well as the individual's past and potential contributions to the Company's profitability and sound growth.

c)	Types of Awards

Awards under the Stock Investment Plan may be in the form of any one or more of the following: (1) Nonqualified Stock Options; (2) Incentive Stock Options; (3) Reload Options; or (4) Restricted Shares.

	1.	Non-qualified Stock Options

Non-qualified Stock Options are subject to the following terms and conditions--- -51-

(i)

The exercise price, as determined by the Committee, generally will not be less than the fair market value of the shares with respect to which an option is granted at the time of the granting of the option. The Committee, however, is explicitly authorized to grant Non-qualified Stock Options, the exercise price of which is less than the fair market value of the shares at the time of the grant of the option.

(ii)	The term of each option is to be decided by the Committee and is not subject to any specified (e.g., five or ten) number of years.

(iii)

An optionee granted a Nonqualified Stock Option under the Stock Investment Plan may pay for the Company's stock upon exercise either with cash or with Company stock already owned by him, valued at the fair market value of the stock on the date of exercise.

2.	Incentive Stock Options

Incentive Stock Options are subject to the following terms and conditions--

(i)

The exercise price, as determined by the Committee, generally will not be less than the fair market value of the shares with respect to which an option is granted at the time of the granting of the option.

(ii)

While the term of each Incentive Option is to be decided by the Committee, no Incentive Option will be granted with a term of greater than ten years ( five years in the case of a greater than 10% Shareholder) from the date it was granted.

(iii)

An employee granted an Incentive Stock Option may pay for the Company's stock either with cash or with Company's stock already owned by him, valued at the fair market value of the stock on the date of exercise.

Incentive Stock Options are subject to a rule under Section 422 of the Internal Revenue Code that the aggregate fair market value of stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year by any optionee cannot exceed $100,000, such value being determined on the date of the grant of the option.

3.	Reload Options

Concurrently with the award of a Nonqualified Stock option and/or Incentive Stock Option, the Committee may grant a Reload Option to enable the employee to purchase a number of shares for either cash or shares. The Reload Option becomes effective only if the employee uses common stock of the Company owned by him for at least twelve months to purchase the shares issuable to him upon his exercise of either the underlying Nonqualified or Incentive Stock Option. The Reload Option is designed to replace those shares used as the purchase price, and the number of Reload Options will equal the number of shares of the Company's common stock used by the employee to exercise the underlying option.

The Reload Option price generally will be the fair market value of a share of the Company's common stock on the date the Reload Option becomes effective, that is, the date on which the underlying option shall have been exercised. Notwithstanding this general rule, where the exercise price of the underlying option was less than the fair market of the Company's common stock on the date of the underlying stock option's grant, the Reload Option price may, at the Committee's discretion, reflect the same percentage discount from the fair market value of the Company's stock on the date of the Reload Option's effectiveness.

4.	Restricted Shares

Concurrently with or subsequent to the grant of any Non-qualified Stock Option, incentive Stock Option or Reload Option, the Committee may, subject to the provisions of the Stock Investment Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to an eligible employee one share of common stock for each aggregate four options granted under the Non-qualified Stock Option, Incentive Stock Option or Reload Option, as the case may be. Such shares shall constitute Restricted Shares and are awarded in consideration of the future performance of substantial services to and/or on behalf of the Company by such employee.

Upon issuance of the Restricted Shares, the employee has all of the rights of a shareholder of the Company with respect to such Restricted Shares, including the right to vote and receive all dividends as well as all other distributions paid or made with respect thereto.

Restricted Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated while they are subject to forfeiture. Restricted Shares are subject to forfeiture in the event the employee terminates his service with the Company prior to the date immediately following the last day of the option period with respect to which the Shares were awarded, unless the termination is due to the employee's death, his permanent and total disability, or a change in control of the Company. In the event the employee exercises the option with respect to which the Restricted Shares were awarded, any Restricted Shares issued in connection with such option are automatically forfeited to the extent of the option's exercise on a proportionate basis.

Upon the expiration of the forfeiture provisions, the Restricted Shares vest and at that time may be sold, transferred, assigned, pledged, encumbered or otherwise alienated, subject to any and all applicable federal and state securities law restrictions.

d)	Federal Tax Consequences

	1.	Non-qualified Stock Options

Under current provisions of federal tax law, for regular as well as for purposes of the federal alternative minimum income tax, the grant of a Non-qualified Stock Option is not a taxable event for the employee. In addition, upon the grant of such an option, the Company will receive no business expense deduction.

-54-

Upon the exercise of a Non-qualified Stock Option, the difference between the exercise price and the fair market value of the option shares on the date of exercise constitutes ordinary, compensation income to the optionee and is taxed to him at normal, ordinary tax rates, except to the extent the shares are not transferable and subject to a substantial risk of forfeiture. To the extent such difference is required to be included as compensation income by the employee, the Company is entitled to a business expense deduction. Upon the later sale of the optioned stock, long or short-term capital gain or loss will be recognized by the employee depending upon the holding period and the extent to which the selling price exceeds or is less than the employee's basis in the stock.

2.	Incentive Stock Options

The general rule is that no income, gain or loss is recognized for regular income tax purposes by an optionee upon either the grant or the exercise of an Incentive Stock Option. Upon the later sale of the shares acquired pursuant to such an Option, long or short capital gain or loss will be recognized by the employee to the extent the selling price exceeds or is less than the employee's basis in the stock.

This tax treatment is available provided the shares acquired by exercise of the Incentive Stock Option are held by the optionee for a period of two(2) years from the date of the grant of the Option and at least one (1) year from the date of the Option's exercise.

As a general rule, the Company will not be entitled to an income tax deduction with respect to either the grant or the exercise of an Incentive Stock Option. If either of the one year, two year holding periods just described are not met, the difference between the fair market value of the shares and the exercise price on the date of the Option's exercise constitutes ordinary, compensation income to the optionee in the optionee's taxable year in which the disqualifying disposition occurs. The balance of the amount realized in such year constitutes capital gain, taxable at either short-term or long-term rates described above. The Company is allowed a corresponding deduction for the amount the optionee is required to include as ordinary, compensation income in the year of the disqualifying disposition.

For purposes of the alternative minimum income tax calculation, an Incentive Stock Option is treated as if it were a Nonqualified Stock Option. Consequently, upon the exercise of the Incentive Stock Option, the difference between the exercise price and the fair market value of the shares on the date of exercise is includible as alternative minimum gross income, and made subject to special alternative minimum income tax rates.

3.	Restricted Shares

If property is transferred to a person in connection with the performance of services, the fair market value of the property received in excess of the amount paid for the property constitutes ordinary, compensation income in the taxable year of receipt, unless the property is not transferable and is subject to a substantial risk of forfeiture. The fair market value of the property is includible in income when either of the restrictions lapse. The Company is not allowed an income tax deduction until the recipient is required to include the fair market value of the property in income.

Under the Stock Investment Plan, when they are awarded by the Committee, Restricted Shares are not transferable and are subject to a substantial risk of forfeiture. Consequently, until such restrictions lapse, the fair market value of such shares generally is not, includible in the recipient's income nor may the Company claim an income tax deduction for the value of the shares awarded. Upon the lapse of such restrictions, the fair market value of the shares at the time the restrictions lapse is includible as ordinary, compensation income to the recipient and the Company is entitled to an income tax deduction at that time equal to the amount includible in the recipient's gross income. Upon the subsequent sale of the shares by the recipient, gain or loss will be recognized, either long term or short term capital gain equal to the difference between the selling price and the taxpayer's basis, depending upon the holding period of such shares.

"SIMPLE" Plan

The Company has adopted a "SIMPLE" IRA retirement plan which covers substantially all full-time employees. Under the plan, each employee eligible to participate has the right to make annual elective contributions up to $6,000, as adjusted for inflation. The Company must match the annual elective contribution of each employee in an amount which does not exceed 3% of the employee's compensation. The Company contributed $2,686 for the year ended December 31, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth as of the date of this Prospectus certain information with respect to the beneficial ownership of the common stock of the Company (after the 5 for 1 stock split) by (i) each person known by the Company to own more than 5% of the outstanding shares of the common stock of the Company, each director, each executive officer, each consultant and (ii) all directors, executive officers and named consultants of the Company as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

Name and Address of
Beneficial Owner

Carl Nicodemus
261 Ocean Residence Court
Satellite Beach, FL 32937

Mark Nicodemus
9507 Perry Road
LeRoy, NY 14482

William A. Jenny
51 Callingham Road
Pittsford, NY 14534

Blake Nicodemus
6 Widger Road
Spencerport, NY 14559

Gert E. Falkner
42 Green Valley Road
Pittsford, NY 14534

Alexander E. Martens
63 Winding Creek Lane
Rochester, New York 14625

Mounir B. Ibrahim
28704 W. Oviatt Rd.
Bay Village, Ohio 44140

Officers and Directors as a
Group

Position Chairman of the Board, Director President, Chief Executive Officer, Treasurer and Director Vice President, Finance, Secretary and Director Director Director Director Director	Number of Shares Owned 1,309,390 382,500 75,000 100,000 127,900(2) 0 1,325 2,216,115(3)	Percent of Shares Owned (1) 40.79% 11.91% 2.34% 3.11% 3.98% 0% less than 1% 69.02%

(1)

Except as indicated in the footnotes to this table, the Company believes that all the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. In accordance with the rules of the Commission, a person or entity is deemed to be the beneficial owner of securities that can be acquired by such person or entity within 60 days from the date of this Prospectus upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Prospectus have been exercised. The inclusion herein of such shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentages herein assume a base of 3,210,390 shares of Common Stock outstanding as of the date of this Prospectus.

(2)	Includes 10,700 shares owned by Mrs. Rose Falkner.

(3)	Includes 10,700 shares owned by Mrs. Rose Falkner.

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

          As has been stated elsewhere in this Prospectus, on November 1, 1999, the former Helios Research Corp. was split into two separate companies, namely HelioJET Cleaning Technologies, Inc. and HEETech. The shareholders of Helios Research Corp. became the shareholders of both HelioJET and HEETech.

Lease Agreement

          HEETech and HelioJET entered into a Lease Agreement as of January 1, 2000 for the business premises located at 4 West Avenue, LeRoy, New York 14482, with HEETech as landlord and HelioJET as tenant. The lease is for five years with minimum rent payable by HelioJET to HEETech which equals $44,100 and increases 5% per year until its termination in 2004. Real estate taxes are paid as additional rent by HelioJET. HelioJET is also responsible for payment of all utilities on the property. Under the lease, HelioJET is responsible for carrying fire insurance covering its leasehold improvements, contents, inventory, furniture and fixtures in an amount sufficient to duly compensate the tenant if a fire or other casualty occurs. In addition, HelioJET is obligated under the lease to provide liability insurance protecting the landlord and any of its designees in the amount of $2,000,000 single-limit policy with respect to any one person, any one accident and property damage.

Patent and Trademark License Agreement

          Effective November 1, 1999, HelioJET and HEETech entered into a Patent and Trademark License Agreement under which HEETech granted HelioJET an exclusive license to the basic technology patents concerning the hydrokinetic amplifier (HelioPAC) in the United States and in Canada, to manufacture HelioPAC hydrokinetic amplifiers and HelioPAC parts, the right to market system assemblies utilizing HelioPAC devices (i.e. HelioJET Central Cleaning Systems and HelioJET Fixed Flow Systems) and the right to use the trademark HelioPAC™ . The field in which this license was granted consists in the industrial cleaning market throughout the world.

          In exchange for the grant of the license, HelioJET agreed to pay HEETech a royalty equal to the greater of 3% of the net selling price for each device manufactured, distributed, used, sold, leased or installed by HelioJET for applications in the industrial cleaning market or a minimum annual royalty in the amount of $40,000. Royalty payments are to accrue monthly, be paid quarterly and adjusted at the end of each year.

          The initial term of the license commences on November 1, 1999 and ends on May 21, 2004. The license may be extended on terms and conditions to be mutually agreed upon by HelioJET and HEETech in writing no later than 60 days prior to the expiration of the initial term.

          The License Agreement contains the normal agreements by the parties to keep information confidential, default provisions, indemnification provisions, infringement provisions and the agreement of the parties to arbitrate any disputes which may arise between the parties out of or in connection with the Agreement.

Services Agreement

          Effective November 1, 1999, HEETech and HelioJET entered into a Services Agreement pursuant to which HelioJET renders to HEETech administrative services as requested by HEETech, including providing the receptionist, telephone, all secretarial services, all bookkeeping services, purchasing of all office supplies, providing all legal, accounting and other professional services reasonably required to operate HEETech's business as well as any other administrative services as may from time to time be reasonably requested by HEETech.

          The parties are obligated under the Services Agreement to reconcile their respective accounts for the services provided and the expenses incurred on a monthly basis, and reimbursement shall be made at a time mutually agreeable to both parties. The term of the Services Agreement is for one year and shall automatically renew for successive one-year periods unless either party notifies the other of its intent to terminate the agreement at least 60 days prior to the date upon which the term would otherwise renew.

Retirement Agreement with A. Lee Nicodemus

          A. Lee Nicodemus was employed by and served as secretary of the Company's predecessor, Helios Research Corp. since its inception and served as secretary of HEETech since November 1, 1999. She retired effective December 31, 2000. Effective January 1, 2001, the Company executed a retirement agreement with Mrs. Nicodemus pursuant to which she was granted a stock option to purchase 10,000 shares of the Company's common stock exercisable in full beginning January 1, 2002 at $.25 per share.

DETERMINATION OF OFFERING PRICE

          We have determined the initial offering price of the shares arbitrarily. Among the factors we considered were the following:

the nature and scope of our operations;
our current financial condition and financial requirements;
estimates of our business potential and prospects;
multiples of our trailing and projected revenues and earnings;
multiples of our competitors' trailing and projected revenues and earnings;
the perceived market demand for our products;
the market capitalization, revenues and profits of comparable companies;
the economics of the electrical power industry;
the general condition of the equities markets.

PLAN OF DISTRIBUTION

Terms of Sale of the Shares

          We will be selling our shares directly on a "best efforts" basis through our officers and directors, who will be offering our shares and distributing this Prospectus primarily over the Internet. No sales commissions will be paid to any of our officers or directors. Prospective investors must purchase the shares in increments of 100 shares. We have the right to completely or partially accept or reject any subscription for shares offered in this Offering, for any reason or for no reason. The Offering will remain open until all shares offered in this Offering are sold or twelve months after the date of this Prospectus unless the Board of Directors extends the Offering for an additional 90 days. We may decide to cease selling efforts at any time prior to such date if our Board of Directors determines that there is a better use of funds and management time than the continuation of this Offering, including those resulting from:

significant change in our business;
a lack of further investor interest; or
the existence of a more beneficial financial opportunity.

          If this Offering is not oversubscribed within a reasonable time after effectiveness, we plan to accept all subscriptions as soon as reasonably practicable. If this Offering is oversubscribed or appears likely to be oversubscribed within a reasonable time after effectiveness, we plan to allocate the shares among the subscribers in our discretion.

Investment procedures

          We will keep the most current version of our Prospectus, as filed with the Securities and Exchange Commission, posted on a special website created for that purpose -- www.h eliosenergy.com/IPO.htm. Investors may view or download the most current version of our Prospectus from this website only. We will update the website to replace the online Prospectus with the most recently filed version at any time that we are required to distribute any Prospectus amendments to investors. We will also post an indication of interest form on this website, which allows an investor to indicate if he or she is interested in purchasing shares in this Offering. Indicating interest does not obligate an investor in any way. If an investor expresses interest, we then ask for additional information such as how many shares he or she would consider purchasing;

how long he or she intends to hold the shares; and

whether and to what extent the investor is willing to accept electronic delivery of the Offering documents.

          If an investor indicates that he or she would like to receive the final version of this Prospectus and any other amendments to this Prospectus electronically, we will e-mail a notice to the investor that informs the investor of the date that the Registration Statement covering this Prospectus has been declared effective by the Securities and Exchange Commission. The notice will include the Internet address of our special website. Additionally, upon request, the investor will receive paper copies of any or all Offering documents from us.

          Prior to effectiveness, no one may purchase any shares in this Offering. Following the effectiveness of this Offering, in order to purchase shares in this Offering, an investor must complete, date, execute and deliver directly to us a paper copy of our subscription agreement, together with a check in the amount corresponding to the cost of the shares to be purchased, or a wire transfer of funds for that amount. Alternatively, an investor may purchase shares electronically, by clicking on the "I have read the final Prospectus and I agree to subscribe" icon and forwarding the proper payment directly to us. Our address and wire transfer instructions are indicated in the subscription agreement. Following the effectiveness of this Offering, subscription agreements will be available as follows:

If an investor has specifically requested electronic delivery of our final Prospectus, and provided us with the requisite information so that we may do so, we will electronically deliver the final Prospectus and subscription agreement to him.

Unless an investor has specifically requested electronic delivery of the final Prospectus, we will include the subscription agreement together with a paper copy of the final Prospectus that we send to such investor; and

An investor can request a paper copy of the subscription agreement and Prospectus by calling us, writing to us, or e-mailing us at the number or address listed in this Prospectus or on our special website.

          On our special website, www.heliosenergy.com/IPO.htm we have posted information that explains our subscription procedure and the use of our Subscription Interest form, in the following question and answer format:

The following questions and answers have been designed to better help you understand our subscription process. Thank you for taking the time to evaluate our IPO.

What is the "Subscription Interest" form?
The "Subscription Interest" form is used for us to gauge the public reaction to our IPO and to inform the public about the process. You will be asked to answer the follow questions.

Your email address, name, phone numbers, address, and the number of shares you are interested in purchasing;
for what period of time you expect to hold the shares; and
whether you will consent to delivery of our Prospectus and other Offering documents electronically.

Why should I complete the "Subscription Interest" form?
It gives us an idea of interest in our Offering and informs us whether we are going to be oversubscribed.
It allows us to keep you informed on changes in the Prospectus and the effective date of the Offering.

Can I receive hard copies of the Prospectus?

          Yes.

Can I revoke my consent to receive electronic delivery of these documents?

          Yes. You may notify us that you wish to revoke your consent to electronic delivery of any or all of our documents at any time by calling us at (716) 768-8915, writing to us at 4 West Avenue, LeRoy, New York 14482, or e-mailing us at ipo@heliosenergy.com.

Does completing the "Subscription Interest" Form obligate me to buy shares?

          No. You are under no obligation to purchase any shares until all of the following have occurred:

the Offering has been declared effective by the Securities and Exchange Commission;
you have received a copy of our final Prospectus in paper form or electronically;
you have completed, signed and sent the subscription agreement to us or you have electronically agreed to the terms of the subscription agreement; and
you have sent us a check or you have wired funds to us.

          Once each of the above has occurred, you will be legally bound to buy the shares for which you have subscribed. We will keep all amounts paid for accepted subscriptions.

How do I get a copy of the subscription agreement?

          Once the Offering has been declared effective by the Securities and Exchange Commission, our subscription agreement will be made available to you as follows:

it will be located on our website in a format that allows you to complete it online and submit it to us electronically;
it will be in a printable format on our website for you to download;

unless you have specifically requested a hard copy delivery of the final Prospectus, we will include the subscription agreement together with a electronic copy of the final Prospectus that we send to you;

if you have not previously completed a "Subscription Interest" form, you can request a paper copy of the subscription agreement and final Prospectus by calling us at (716) 768-8915, writing to us at 4 West Avenue, LeRoy, New York 14482, or e-mailing us at ipo@heliosenergy.com.

When will I receive notification of acceptance of my subscription?

          Usually, within one day (24 hours) of signing your subscription agreement and our receipt of the purchase price of the shares you bought. However, although normally we do not plan to do so, we have the right to completely or partially accept or reject any subscription for shares offered in this Offering, for any reason or for no reason.

Use of a broker-dealer

          We currently have no arrangements with any broker-dealers to offer or sell any of the shares. During the course of the Offering, we may utilize one or more broker-dealers who may offer and sell the shares on terms acceptable to us. If we determine to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. We will not pay in excess of 5% as a sales commission for any sales of the shares, nor will our sales commission expenses combined with other offering expenses exceed 10% of the gross proceeds of this Offering.

          If a broker-dealer were to sell shares, it is likely that such broker-dealer would be deemed to be an underwriter of the shares as defined in Section 2(11) of the Securities Act and we would be required to obtain a no objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between us and such potential broker-dealer. In addition, we would be required to file a post-effective amendment to the registration statement of which this Prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms.

We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of the shares. Our officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4- 1, an officer or director must be in compliance with all of the following:

he or she must not be an associated person of a broker-dealer;
he or she must not be subject to a statutory disqualification;
he or she must not be compensated in connection with participation in the selling of the shares by payment of commissions or other payments based either directly or indirectly on such transactions;
he or she must restrict participation to transactions involving offers and sale of the shares;

he or she must perform substantial duties for us after the close of the Offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any company more than once every 12 months; and

he or she must restrict participation to written communications or responses to inquiries of potential purchasers.

          Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Our officers and directors have no current plans to purchase shares in the Offering.

Lock-Up Agreement

          The members of our Board of Directors and management hold in the aggregate 2,216,115 outstanding shares of our common stock and are not subject to any contractual restriction on the sale of any such shares, other than a lock-up agreement with us. Under the lock-up agreement, beginning on the day the effective date of this Offering, except as described below, they are prohibited from selling any of their shares of our common stock in market transactions, although they retain all of their power to vote these shares.

         According to its terms, the lock-up agreement will terminate upon the earliest to happen of the following occurrences:

the first anniversary of the completion of the Offering;
the stock has maintained an average price of more than 1.5 times the Offering price for a six week period;
the date our class of $.01 par value common stock is listed on the Nasdaq, Amex, or the New York Stock Exchange.

DESCRIPTION OF CAPITAL STOCK
AND RELATED STOCKHOLDER MATTERS

          Our authorized capital stock consists of 30,000,000 shares of common stock, par value $.0l per share. We are not authorized to issue preferred stock.

Common Stock

          General. We have 30,000,000 authorized shares of common stock, par value $.0l per share, 3,210,390 of which are issued and outstanding prior to this Offering. All shares which are the subject of this Prospectus, when issued and paid for under this Offering, will be validly issued, fully paid and non-assessable.

          Voting rights. Each share of our common stock entities the holder to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent of our voting power can elect all of our directors.

          Dividend policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available to distribute dividends. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

          Miscellaneous rights and provisions. Holders of common stock have no preemptive or other subscription rights, conversions rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of HEETech, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of HEEtech after satisfaction of all liabilities .

          Shares eligible for future sale. Upon completion of this Offering, we will have 4,510,390 shares of common stock outstanding if all of the shares offered in this Offering are sold. Of these shares, the shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of HEETech, which will be subject to the limitations of Rule 144 adopted under the Securities Act. In general, a person who has a control relationship with HEETech is defined as an "affiliate." All of the remaining outstanding shares are deemed to be "restricted securities", as that term is defined in Rule 144 under the Securities Act.

          In general, under Rule 144, commencing 90 days after the effective date of this Prospectus, a person, including an affiliate or persons whose shares are aggregated with an affiliate, who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one per cent of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of HEETech for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to the limitations described above.

          All shares presently outstanding have been held for over one year. Accordingly, commencing 90 days after the effective date of this Prospectus, these 3,210,390 shares will be eligible for resale under Rule 144 at the rates and subject to the conditions discussed above. However, 2,216,115 of these shares are subject to the lock-up agreement described above. Consequently, only the remaining number of shares -- 994,275 -- will actually be publicly saleable after the 90-day period.

          No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. The sale of any substantial number of these shares in the public market could reduce the market price of the shares and the value of your shares.

          Holders. As of the date of this Prospectus, we have 193 shareholders.

          Lack of public market for our shares. There has not been a public market for our common stock and the price of our shares may be very volatile. We are not sure if and when the shares will start trading, and this may not occur until after the completion of this Offering. We cannot predict the extent to which investor interest in our common stock will lead to the development of an active trading market or how liquid that market might become. Because no underwriter has sold any shares to their customers or received options, warrants or shares in this Offering, there is currently little incentive for a financial institution to provide after-market support of the shares. Due to this lack of after-market support, the price of our stock following the Offering may decrease, and investors may be unable to resell their shares at or above the initial public offering price.

          After the Securities and Exchange Commission declares effective the Registration Statement of which this Prospectus is a part, we intend to register our common stock under the Securities Exchange Act of 1934 so that our shares can be traded on the OTC Electronic Bulletin Board. In order to have our stock actually traded, however, at least one broker-dealer must agree to be a "market-maker" in our stock. To date, no broker-dealer has so agreed and our inability to be traded on the OTC Electronic Bulletin Board could materially hinder the development of a public trading market for the shares.

Transfer Agent

          The transfer agent for the common stock will be Continental Stock Transfer and Trust Company, New York, New York.

EXPERTS

          Our financial statements as of December 31, 2000 appearing in this Prospectus and our Registration Statement filed with the Securities and Exchange Commission have been audited by Mengel Metzger Barr and Co. LLP, independent auditors, as set forth in their report on such financial statements appearing elsewhere in this Prospectus and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

          The legality of the shares offered in this Offering will be passed upon for us by Chamberlain, D'Amanda, Oppenheimer & Greenfield, Rochester, New York 14614.

WHERE YOU CAN FIND MORE INFORMATION

          This Prospectus is part of a Registration Statement on Form SB-2 under the Securities Act that we filed with the Securities and Exchange Commission with respect to the shares offered by this Prospectus. We have authorized no one to provide you with any information other than that provided in the Prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in the Prospectus is accurate as of any date other than the date on the front cover of the document.

          This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed with the Registration Statement. For further information about us and the shares offered by this Prospectus, reference is made to the Registration Statement and its exhibits and schedules. A copy of the Registration Statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Securities and Exchange Commission and at the Securities and Exchange Commission regional offices located at the Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the Securities and Exchange Commission at 1800 SECO330 for further information about its public reference room.

          The Securities and Exchange Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Securities and Exchange Commission. The Internet address of the website is http://www.sec.gov. Our Registration Statement and the exhibits and schedules we filed electronically with the Securities and Exchange Commission are available on this site. An electronic format of this Prospectus is also available on our special Internet website, at http://www.heliosenergy.com/IPO.htm.

          As of the date of our final Prospectus, we will become subject to the informational requirements of the Securities Exchange Act of 1934, and we will file reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and/or obtained at the locations and websites set forth above.

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

AUDITED FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITOR'S REPORT

FOR THE PERIOD FROM INCEPTION (November 1, 1999)
TO DECEMBER 31, 2000

                                                                                                     F-1

                                                                                                     F-2

[MENGEL METZGER BARR & CO. LLP LETTERHEAD]
Certified Public Accountants

100 Chestnut Street
Suite 1200
Rochester, NY 14604
Phone 716 / 423-1860
Fax 716 / 423-5966

Additional Offices / Elmira, New York / Ithaca, New York

INDEPENDENT AUDITORS' REPORT

Shareholders and Board of Directors
Helios Energy Technologies, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Helios Energy Technologies, Inc. (A Development Stage Company) as of December 31, 2000 and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 2000 and the two month period ended December 31, 1999. We have also audited the accompanying pro-forma (as described in Note A) statements of operations and cash flows for the period from April 1, 1996 to December 31, 2000 and for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Helios Energy Technologies, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and the two months ended December 31, 1999 and the pro-forma results of its operations and its cash flows for the period from April 1, 1996 to December 31, 2000 and for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

                                                                                                     F-3

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and L to the financial statements, the Company is in the development stage as of December 31, 2000 and has incurred significant losses since inception. Recovery of the Company's assets and satisfaction of liabilities is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to complete its development activities and to achieve a level of revenues adequate to support the Company's cost structure. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note L. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MENGEL, METZGER, BARR & CO. LLP

Rochester, New York
January 4, 2001, except for Note C (last paragraph)
    as to which the date is January 29, 2001

                                                                                                     F-4

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

BALANCE SHEET

DECEMBER 31, 2000

                                             ASSETS

CURRENT ASSETS Cash and cash equivalents Prepaid expenses TOTAL CURRENT ASSETS PROPERTY Land Building and improvements Furniture and fixtures Less accumulated depreciation	$49,726 12,556 62,282 27,600 477,111 11,346 516,057 18,964 497,093 ________ $559,375

The accompanying notes are an integral part of the financial statements.
                                                                                                                   F-5

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Current portion of long-term debt
     Accounts payable and accrued expenses

                                            TOTAL CURRENT LIABILITIES
OTHER LIABILITIES
     Long-term debt
     Due to affiliate

SHAREHOLDERS' EQUITY
     Common stock, $.0l par value:
        Authorized, 30,000,000 shares
        Issued and outstanding, 3,210,390 shares
     Additional paid-in capital
     Deficit accumulated during the development stage

$12,000 29,688 41,688 297,420 74,484 371,904 32,104 275,246 (161,567) 145,783 $559,375

                                                                                                     F-6

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
		Year ended December 3l, 2000	Two months ended December 3l, 1999
Revenues Cost of revenues Operating expenses: Research and development General and administrative Other income (expense): Interest and dividend income Interest expense Royalty income Rental income	GROSS PROFIT LOSS FROM OPERATIONS NET LOSS	$ 20,374 11,200 9,174 69,612 130,712 200,324 (191,150) 4,300 (25,630) 40,000 38,500 57,170 $ (133,980)	$ 5,691 2,651 3,040 11,556 17,259 28,815 (25,775) 1,456 (3,268) - - (1,812) $ (27,587)

The accompanying notes are an integral part of the financial statements.

                                                                                                     F-7

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS - PRO-FORMA
April 1, 1996 (Inception) to December 3l, 2000	Year ended December 3l, 1999

Revenues
Cost of revenues
                                                 GROSS PROFIT
Operating expenses:
   Research and development
   General and administrative

                                                 LOSS FROM OPERATIONS
Other income (expense):
   Interest and dividend income
   Interest expense
   Royalty income
   Rental income

                                                 NET LOSS

$ 83,110 30,342 52,768 579,593 522,491 1,102,084 (1,049,316) 71,997 (30,209) 40,000 38,500 120,288 $ (929,028)	$ 62,736 19,141 43,595 87,259 109,362 196,621 (153,026) 17,977 (4,579) - - 13,398 $ (139,628)

The accompanying notes are an integral part of the financial statements.

                                                                                                     F-8

HELIOS ENERGY TECHNOLOGIES, INC.

(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE PERIOD FROM NOVEMBER 1, 1999 (DATE OF INCORPORATION) TO DECEMBER 31, 2000
	Common stock		Capital in excess of par value	Deficit accumulated during development stage	Total shareholders' equity
	Number of shares	Amount
Balance at November 1, 1999	-	$ -	$ -	$ -	$ -
Issuance of common stock	642,078	6,421	295,419	-	301,840
Net loss for the period from November 1, 1999 to December 31, 1999	-	-	-	(27,587)	(27,587)
BALANCE AT DECEMBER 31, 1999	642,078	6,421	295,419	(27,587)	274,253
5 for 1 stock split	2,568,312	25,683	(25,683)
Expiration of restrictions on restricted stock			5,510		5,510
Net loss for the year ended December 31, 2000	-	-	-	(133,980)	(133,980)
BALANCE AT DECEMBER 31, 2000	3,210,390	$ 32,104	$ 275,246	$ (161,567)	$ 145,783

The accompanying notes are an integral part of the financial statements.

                                                                                                                                                                                            F-9

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
Year Ended December 31, 2000	Two months ended December 31, 1999

CASH FLOWS - OPERATING ACTIVITIES
Net loss for the period
Adjustments to reconcile net loss to net cash used for
  operating activities:
    Depreciation
    Changes in certain assets and liabilities affecting operations:
    Prepaid expenses
    Accounts payable and accrued expenses
                                                NET CASH USED FOR
                                                OPERATING ACTIVITIES

CASH FLOWS - INVESTING ACTIVITIES
Property additions
                                                NET CASH USED FOR
                                                INVESTING ACTIVITIES

CASH FLOWS - FINANCING ACTIVITIES

    Advances from affiliate
    Proceeds from long-term debt
    Payments on long-term debt
                                                NET CASH PROVIDED FROM
                                                FINANCING ACTIVITIES

                                               NET DECREASE IN CASH
                                               AND CASH EQUIVALENTS

Cash and cash equivalents at beginning of period
                                               CASH AND CASH EQUIVALENTS
                                               AT END OF PERIOD

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest

The accompanying notes are an integral part of the financial statements.

(133,980) 17,071 (8,433) 20,402 (104,940) (131,454) (131,454) 98,877 60,000 (10,580) 148,297 (88,097) 137,823 $ 49,726 $ 25,630	$ (27,587) 541 3,803 12,038 (11,205) (132,910) (132,910) 23,602 59,955 - 83,557 (60,558) 198,381 $ 137,823 $ 3,268

                                                                                                    F-10

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS- PRO FORMA
April 1, 1996 (inception) to December 31, 2000	Year ended December 31, 1999

CASH FLOWS - OPERATING ACTIVITIES
Net loss for the period
Adjustments to reconcile net loss to net cash used for
  operating activities:
    Depreciation
    Changes in certain assets and liabilities affecting operations:
    Prepaid expenses
    Accounts payable and accrued expenses
                                               NET CASH USED FOR
                                               OPERATING ACTIVITIES

CASH FLOWS - INVESTING ACTIVITIES
Property additions
                                               NET CASH USED FOR
                                               INVESTING ACTIVITIES

CASH FLOWS - FINANCING ACTIVITIES
    Amounts advanced by affiliate (repayment)
    Proceeds from long-term debt
    Payments on long-term debt
                                               NET CASH PROVIDED FROM
                                               FINANCING ACTIVITIES

                                               NET INCREASE (DECREASE)
                                               IN CASH AND CASH
                                               EQUIVALENTS

Cash and cash equivalents at beginning of period
                                               CASH AND CASH EQUIVALENTS
                                               AT END OF PERIOD

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest

The accompanying notes are an integral part of the financial statements.

(929,028) 18,964 (9,258) 14,847 (904,475) (496,153) (496,153) 1,140,934 320,000 (10,580) 1,450,354 49,726 - $ 49,726 $ 30,209	$ (139,628) 1,360 (2,423) 4,893 (135,798) (373,661) (373,661) (88,709) 260,000 - 171,291 (338,168) 475,991 $ 137,823 $ 4,579

                                                                                                   F-11

HELIOS ENERGY TECHNOLOGIES INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2000

NOTE A: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

The Company
Helios Energy Technologies, Inc. (formerly the Energy Division of Helios Research Corp., referred to hereinafter as the "Company") was incorporated in New York State on November 1, 1999. The Company was one of two companies formed as a result of a spin off from another corporation, Helios Research Corp. ("Research" ). The other corporation formed was HelioJet Cleaning Technologies, Inc. ("HelioJet"). HelioJet is related to the Company through common ownership. On August 19, 1999, a plan of reorganization and corporate separation was approved and executed by the board of directors and the shareholders of Research, which became effective on November 1, 1999.

The Energy division of Research began its activities on April 1, 1996, to develop and provide services similar to those of the Company as described below. In connection with the corporate separation, the Company issued 642,078 shares of its common stock to Research in exchange for all assets and liabilities relating to the Energy division of Research, which had a net book value of $301,840. Concurrently, Research distributed the common shares of the Company received as a result of the spin off to its shareholders. Accordingly, at the conclusion of the transaction, the shareholders of Research owned the common shares of the Company.

Since November 1, 1999 the Company's efforts have been devoted to the development of its principal products and services and to raising capital. The Company has generated revenues from the sale of its products and services as of December 31, 2000, but these revenues have not been substantial. Accordingly, through the date of these financial statements, the Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage enterprise.

Pro-forma financial information
For the period from April 1, 1996 through October 31, 1999, the Company (prior to its incorporation) operated as the Energy division of Research. In connection therewith, the accompanying financial statements include pro-forma statements of operations and cash flows covering the periods from April 1, 1996 through December 31, 2000 and the year ended December 31, 1999, as if the Company had been a separate legal entity as of April 1, 1996. The operating activities of the Energy division were consistent with those currently conducted by the Company.

                                                                                                                  F-12

HELIOS ENERGY TECHNOLOGIES INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2000

NOTE A: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Cont'd)

Description of Business
Helios Energy Technologies, Inc. is engaged in the development and manufacture of patented, proprietary processes and equipment, primarily for the power generation industry, as well as for other thermal energy applications such as refrigeration and desalination.

Cash and cash equivalents
Cash and cash equivalents consist of one account at a financial institution and approximately $45,500 invested in money market accounts at a brokerage house. There were no uninsured balances at December 31, 2000.

Property
Property is stated at historical cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The depreciable lives of the Company's property are as follows:

Building and improvements Furniture and fixtures	20 - 39 years 5 - 7 years

Major renewals and betterments are capitalized, while maintenance and repairs are charged to operations as incurred. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and the related gain or loss is reflected in operations.

Research and development
Research and development costs are charged to operations when incurred.

Income taxes
Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, as measured by the enacted rates which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the period in which the temporary differences are expected to reverse (Note D provides details).

                                                                                                F-13

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE A: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Cont'd)

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTE B: RELATED PARTY TRANSACTIONS

HelioJet Cleaning Technologies, Inc. ("HelioJet"), as noted above in Note A, is a sister company to Helios Energy Technologies, Inc. as it is owned by certain directors and shareholders of the Company. At December 31, 2000, the Company had amounts due to HelioJet of approximately $75,000 for certain business financing and agreements. No repayments of this indebtedness are expected to be made during the year ending December 31, 2001.

Lease agreement
HelioJet shares office space with the Company in the Company's corporate headquarters and pays the Company rent on a monthly basis under the terms of a lease agreement which commenced February 1, 2000. The lease is classified as operating and provides for a minimum base annual rental of $42,000 in 2000, increasing 5% per year until the expiration of the lease in December 2004. In addition to the base rental, HelioJet is also responsible for the payment of real estate taxes, utilities and certain repairs and maintenance.

The future minimum rental income to be received under this lease agreement is as follows:

Year ending December 31, 2001 2002 2003 2004	Amount $ 44,100 46,296 48,600 51,060 $190,056

                                                                                                                                                       F-14

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE B: RELATED PARTY TRANSACTIONS (Cont'd)

Patent and trademark license agreement

Effective November 1, 1999, the Company and HelioJet entered into a Patent and Trademark License Agreement under which the Company granted HelioJet an exclusive license to certain technology patents concerning a product known as the hydrokenetic amplifier ("HelioPAC") in the United States and in Canada, to manufacture HelioPAC hydrokenetic amplifiers and HelioPAC parts, the right to market system assemblies utilizing HelioPAC devices and the right to use the HelioPAC trademark. The territory granted for this license covers the industrial cleaning market throughout the world.

In exchange for the grant of the license, HelioJet agreed to pay the Company a royalty equal to the greater of 3% of the net selling price for each device manufactured, distributed, used, sold, leased or installed by HelioJet for applications in the industrial cleaning market or a minimum annual royalty in the amount of $40,000. Royalty payments are to accrue monthly, be paid quarterly and adjusted at the end of each year. Total royalty income for the year ended December 31, 2000 amounted to $40,000.

The license agreement expires in May 2004, but may be extended on terms and conditions to be mutually agreed upon by HelioJet and the Company in writing no later than 60 days prior to its expiration.

Services Agreement

On November 1, 1999, the Company and HelioJet entered into a Services Agreement pursuant to which HelioJet renders certain administrative services to the Company, including providing the receptionist, telephone, all secretarial services, all bookkeeping services, purchasing of all office supplies, providing all legal, accounting and other professional services reasonably required to operate the Company's business as well as any other administrative services as may from time to time be reasonably requested by the Company. The term of the Agreement is for one year (January 1 through December 31) and shall automatically renew for successive one-year periods unless either party notifies the other of its intent to terminate the Agreement at least 60 days prior to the date upon which the term would otherwise renew.

The Company was charged approximately $18,500 and $2,000 under this services agreement for the year ended December 31, 2000 and the two months ended December 31, 1999, respectively.

                                                                                                                                                            F-15

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE C: LONG-TERM DEBT

Long-term debt of the Company is summarized as follows:

Mortgage note payable to bank, due in equal monthly
installments of $3,126 including interest at 8.25% through
September 2004. The agreement provides for interest rate
adjustments to be made on October 1, 2004 and 2009, at which time, the monthly payment required may be adjusted. The
agreement provides for monthly payments to be made during
the term of the loan in amounts necessary to fully repay the loan by October 1, 2014. The mortgage is secured by the
Company's building and the corporate guarantee of HelioJet.

Less portion classified as a current liability

$ 309,420 12,000 $ 297,420

Year ending December 31, 2001 2002 2003 2004 2005 Thereafter	Amount $ 12,000 13,151 14,278 15,502 16,830 237,659 $309,420

                                                                                                                                                      F-16

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE C: LONG-TERM DEBT (Cont'd)

The mortgage note payable cited above requires compliance with certain operating and financial ratios and other covenants. As of December 31, 2000, the Company was not in compliance with certain of these covenants. However, the Company received a waiver of these noncompliance matters from the bank by letter dated January 29, 2001.

NOTE D: INCOME TAXES

The tax effects of temporary differences as of December 31, 2000 are as follows:

Net operating loss Less valuation allowance	Deferred tax $ 64,000 (64,000) $ --

The valuation allowance has been established based on uncertainties regarding future realization of benefits resulting from the net operating loss.

Net operating losses incurred by the Company, of approximately $160,000 through December 31, 2000, will be available to offset future taxable income through their expiration as follows:

2019 2020	$ 27,000 133,000 $ 160,000

NOTE E: STOCK SPLIT

On January 1, 2001, the Company effected a 5 to 1 stock split which had been authorized by the Board of Directors on November 10, 2000. The effect of this stock split is presented in the accompanying statements of shareholders' equity.

                                                                                                                                                     F-17

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE F: RESTRICTED STOCK COMPENSATION AGREEMENTS

In March 1997, Research (see Note A) adopted Restricted Stock Agreements with certain directors and key employees of the Company. Under the terms of these agreements, the stock issued at that time could not be sold or transferred until certain time restrictions had lapsed. The purpose of this restriction was to provide an incentive to an individual to remain with the Company throughout the term of the restriction. Depending on whether the agreement was made with a director or an employee, the time restrictions covered three to seven year periods, respectively. Based on this time period, restrictions are lifted on an annual basis at the anniversary date of the stock issuance. If the employee is terminated or leaves the Company prior to all of their stock becoming unrestricted, the restricted stock remaining is transferred back to the Company. At December 31, 2000, there were 32,855 restricted shares outstanding.

NOTE G: STOCK OPTION PLAN

Effective August 19, 1999, the Company adopted the Helios Energy Technologies Executive Long-Term Stock Investment Plan (the "Plan"). The purposes of the Plan are to: (1) closely associate the interests of the management of the Company with its shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company. Participants in the Plan shall be selected by the Committee (as described below) from the executive officers, directors and other key employees of the Company.

The stock options provide for the purchase of voting conmon stock of the Company in accordance with the terms of the Plan. Options may be granted under the Plan to purchase not more than 500,000 shares of the Company's voting common stock. The option price may be fair market value or a discounted price, as determined by the Plan's committee (the "Committee"), at the time of the grant. The Committee will be comprised of members of the Company's Board of Directors. No options shall be granted under the Plan after December 31, 2008, provided however, that the Plan and all options and/or stock awards made under the Plan prior to such date shall remain in effect until such options and/or stock awards have been exercised, lapsed or forfeited in accordance with the Plan and the terms of such options and/or stock awards.

                                                                                                                                                            F-18

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE G: STOCK OPTION PLAN (Cont'd)

Awards under the Plan may be in the form of any one or more of the following:

Non-qualified stock options
The term of each nonqualified stock option will be decided by the Committee and is not subject to any specified number of years.

Incentive stock
While the term of each incentive stock option is to be decided by the Committee, no incentive option will be granted with a term of greater than ten years (five years in the case of a greater than 10% shareholder) from the date it was granted.

Reload Options
This type of option becomes effective only if the employee uses Company common stock owned for at least twelve months to purchase the shares issuable upon exercise of either the underlying nonqualified or incentive stock option.

Restricted shares
The Committee may, subject to the provisions of the Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to an eligible employee one share of common stock for each aggregate four options granted under the options described above.

There were no stock options granted as of December 31, 2000. On January 1, 2001, the Company granted options to certain individuals (see Notes H, I and J).

NOTE H: RETIREMENT AGREEMENT

Effective January 1, 2001, the Company entered into a retirement agreement with A. Lee Nicodemus. Ms. Nicodemus is a shareholder of the Company and served as its secretary prior to her retirement. Under the terms of the agreement, the Company issued to Ms. Nicodemus a non-qualified stock option (see Note G) to purchase up to 10,000 shares of the Company's common stock at an exercise price of $.25 per share. The option shall be exercisable on or after January 1, 2002 through its expiration on December 31, 2011. As a condition of the agreement, Ms. Nicodemus may not compete with the Company (as defined in the agreement) during the existence of the agreement. The agreement shall automatically terminate upon the death of Ms. Nicodemus.

                                                                                                                                                          F-19

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE I: EMPLOYMENT AGREEMENT

Effective January 1, 2001, the Company entered into a three-year employment agreement with Mark Nicodemus, its President, Chief Executive Officer and Treasurer (the "President"). The agreement provides for a base annual salary of $51,000 plus bonuses. The Company is currently preparing for an initial public Offering of its common stock. Upon the first day of the month, immediately following the month in which the Company receives $1,250,000 in proceeds from such public offering, the above agreement provides that the President's base annual salary would increase to $165,000. In addition to his compensation, the Company granted the President an incentive stock option (see Note G) to purchase up to 50,000 shares of the Company's common stock at an exercise price of $5.00 per share. The option shall be exercisable in full on January 1, 2002 and through its expiration on December 31, 2011. The employment agreement shall automatically renew for an additional three-year period, unless the Company gives certain written notice to the President of its intention not to renew said agreement.

NOTE J: CONSULTING AGREEMENTS

Carl Nicodemus
Effective January 1, 2001, the Company entered into a one-year consulting agreement with Carl Nicodemus. Mr. Nicodemus is a major shareholder and serves as Chairman of the Board. The agreement provides for Mr. Nicodemus to consult with the Company on all phases of its corporate activities, including development, operations, marketing, sales and distribution. In return for these services, the Company shall pay the consultant a fixed fee of $80,000 per year, due in twelve equal monthly installments beginning on January 25, 2001. The consulting agreement shall be automatically renewed for additional years, unless the Company informs the consultant of its intention to allow such agreement to expire.

William A. Jenny
Effective January 1, 2001, the Company entered into a three-year consulting agreement with William A. Jenny. Mr. Jenny is a shareholder and serves as Vice-President - Finance and Secretary of the Company. The agreement provides for Mr. Jenny to perform services for the Company which would customarily be required by a Vice-President, Chief Financial Officer and Director of a public corporation. Under terms of the agreement, the Company will pay Mr. Jenny a minimum fixed fee of $6,000 per year plus certain reimbursable expenses. Given the occurrence of certain events, the minimum fixed fee may increase to $10,000 per year. In addition to his compensation, the Company granted Mr. Jenny an incentive stock option (see Note G) to purchase up to 25,000 shares of the Company's common stock at an exercise price of $5.00 per share. The option shall be exercisable in full on January 1, 2002 and through its expiration on December 31, 2011. This consulting agreement shall be automatically renewed for an additional three-year period, unless the Company gives certain written notice of its intention not to renew said agreement.

                                                                                                                                                            F-20

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE K: RETIREMENT PLAN

On January 1, 2000, the Company adopted a SIMPLE retirement plan, which covers substantially all full-time employees. Under terms of the Plan, eligible employees may elect to make annual contributions of up to $6,000 of their compensation. The Company will match 100% of an employee's contribution on a base not to exceed 3% of their compensation.

The Company's contribution amounted to $2,686 for the year ended December 31, 2000.

NOTE L: GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business as a going concern. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to raise additional funds through debt or equity financing and/or the establishment of profitable operations. The Company is currently seeking additional equity financing to adequately fund operating losses, working capital requirements and strategic growth and diversification programs. However, there can be no assurance that such financing will be able to be completed on terms acceptable to the Company.

The Company has a limited operating history and its future prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the rapidly evolving markets for energy related products and services. These risks include the failure to develop the Company's brands, the rejection of the Company's services by customers and vendors, the inability of the Company to maintain and increase their customer base in levels sufficient to generate profitable operations, as well as other risks and uncertainties. Prospects to significantly increase revenue from sales of services and equipment depend largely on the success of obtaining the additional equity financing described above. This financing would allow the Company to hire experienced officers and managers to provide the engineering and marketing skills needed to produce the equipment, facilities and sales projected in the Company's business plan. In the event the Company does not successfully implement its business plan, certain assets may not be recoverable and certain liabilities may not be satisfied.

                                                                                                                                                            F-21

HELIOS ENERGY TECHNOLOGIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Cont'd)
DECEMBER 31, 2000

NOTE L: GOING CONCERN UNCERTAINTY (Cont'd)

On a pro-forma basis (see Note A), the Company has incurred losses of approximately $929,000 since it began its development activities. Further, the Company needs additional financing in order to successfully implement its business plan. These matters, along with the other risks and uncertainties described above, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                                                                                                                                           F-22

INVESTOR SUBSCRIPTION AGREEMENT
FOR
HELIOS ENERGY TECHNOLOGIES, INC.

          Persons interested in purchasing shares ("Shares") of Common Stock of HELIOS ENERGY TECHNOLOGIES, INC.(the "Company") must complete, execute, and deliver an executed copy original of this Subscription Agreement (the "Agreement") along with your payment (check or wire transfer of funds) to:

HELIOS ENERGY TECHNOLOGIES, INC.
4 West Avenue
LeRoy, New York 14482
Attention: Mark Nicodemus, President

          If and when accepted by the Company, this Agreement shall constitute a subscription for shares of Common Stock, $.0l par value per share, of the Company. The minimum investment is $500.00 (100 Shares).

          The Company reserves the right to reject in its entirety any subscription which is tendered or to allocate to any prospective purchaser a smaller number of Shares than the prospective purchaser has subscribed to purchase. In such event, the Company will return to you this Agreement your payment (or a pro rata portion of your payment, if such subscription is rejected only in part), without interest or deduction.

          An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate representing the number of Shares you purchased will be issued to you shortly thereafter.

          I/we hereby irrevocably tender this Agreement for the purchase of _______________ Shares at $5.00 per Share. With this Agreement, I/we tender payment in the amount of $________________ for the Shares subscribed.

          In connection with this investment in the Company, I/we represent and warrant as follows:

a.	Prior to tendering payment for the Shares, I/we received and reviewed no information or materials other than the Final Prospectus dated _____________ in reaching my/our investment decision.

b.	I am/we are bona fide residents) of _____________, ____________________
(State) (Country)

SA-1

Please register the Shares which I am/we are purchasing as follows:

Name:______________________________________
As (check one):

Individual

Tenants-in-Common

Existing Partnership

Joint Tenants

Corporation

Trust

Minor with adult custodian Under the Uniform Gift to Minors Act

______________________________	________________________________
Name	Telephone

______________________________	________________________________
Street Address	Social Security or Taxpayer ID Number

______________________________	_______________________________
City/State/Zip	Date of Birth

______________________________	________________________________
Signature	Date

ACCEPTED BY: HELIOS ENERGY TECHNOLOGIES, INC.

By:______________________________	Date:________________

Its:_______________________________

SA-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the Business Corporations Law of New York. The following provisions, taken from the Company's By-Laws Article XI, provide all of the rules governing indemnification of the Company's officers and directors.

1.	GENERALLY

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the Corporation against all expense, liability and loss including ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees suffered or incurred by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, except as contemplated by Section 3 hereof, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2.	ADVANCEMENT OF EXPENSES

All expenses reasonably incurred by an Indemnitee in connection with a threatened or actual proceeding with respect to which any such Indemnitee is or may be entitled to indemnification under this Article shall be advanced to him or promptly reimbursed by the Corporation in advance of the final disposition of such proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

3.	PROCEDURE FOR INDEMNIFICATION

(a)

Not later than thirty (30) days following final disposition of a proceeding with respect to which the Corporation has received written request by an Indemnitee for indemnification pursuant to this Article or with respect to which there has been an advancement of expenses pursuant to Section 2 of this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

(b)

Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnitee established that the standard of conduct set forth in Section 1 of this Article was not met, or (ii) if the proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnitee and would have established that the standard of conduct set forth in Section 1 of this Article was not met.

(c)

If the Board fails or is unable to make the determination called for by paragraph (a) of this Section 3, or if indemnification is denied, in whole or in part, because of an adverse finding by the Board, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action, inaction or inability of the Board shall in no way affect the right of the Indemnitee to make application therefor in any court having jurisdiction thereof. In such action or proceeding, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the issue shall be whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct.) If the judgment or other final adjudication in such action or proceeding establishes that the Indemnitee met the standard set forth in Section 1 of this Article, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnitee indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded. Neither the failure of the Board to have made timely a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Board that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to indemnification, under this Article or otherwise, shall be on the Corporation.

(d)

A finding by the Board pursuant to this Section 3 that the standard of conduct set forth in Section 1 of this Article has been met shall mean a finding of the Board or shareholders as provided by law.

4.	CONTRACTUAL ARTICLE

The rights conferred by this Article are contract rights which shall not be abrogated by any amendment or repeal of this Article with respect to events occurring prior to such amendment or repeal and shall, to the fullest extent permitted by law, be retroactive to events occurring prior to the adoption of this Article. No amendment of the Business Corporation Law, insofar as it reduces the permissible extent of the right of indemnification of an indemnitee under this Article, shall be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

5.	NON-EXCLUSIVITY

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person providing rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, and the Corporation's shareholders and its Board of Directors are authorized to adopt, in their discretion, resolutions providing any such person with any such rights.

6.	INSURANCE

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

7.	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation with the same scope and effect as provided in this Article to directors and officers of the Corporation.

-98-

The Registrant has no liability insurance coverage and has no present plans to procure officers and directors liability insurance or to provide liability coverage for its employees and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer relative to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, as a result, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

Securities and Exchange Commission Registration Fee	$ 1,625
Blue Sky Fees and Expenses	40,000
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	30,000
Printing and Engraving	75,000
Marketing	20,000
Miscellaneous	3,375

Total	$200,000

All such expenses are estimates only.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since its inception on November 1, 1999, the Company has not offered or sold any unregistered shares of its $.01 par value common stock.

ITEM 27. EXHIBITS.

Number	Description

1	Underwriting Agreement - N/A

2	Plan of Acquisition - N/A

3	Certificate of Incorporation and Bylaws of the Registrant.

4	Instruments Defining Rights of Holders - N/A

5	Opinion of Chamberlain D'Amanda Oppenheimer & Greenfield regarding the legality of the securities being registered.

8	Opinion re: Tax Matters - N/A

9	Voting Trust Agreement - N/A

10.1	Employment Agreement with Mark Nicodemus

10.2	Employment Agreement with Gary W. Miller

10.3	Employment Agreement with Dr. Timothy J. Walsh, P.E.

10.4	Employment Agreement with Phillip C. Doyle, Jr.

10.5	Consulting Agreement with Carl Nicodemus

10.6	Consulting Agreement with William A. Jenny.

10.7	Retirement Agreement with A. Lee Nicodemus.

10.8	Stock Option Agreement with A. Lee Nicodemus.

10.9	1999 Executive Long-Term Stock Investment Plan.

10.10	Lease Agreement Between Helios Energy Technologies, Inc. and HelioJET Cleaning Technologies, Inc.

10.11	License Agreement Between Helios Energy Technologies, Inc. and HelioJET Cleaning Technologies, Inc.

10.12	Services Agreement Between Helios Energy Technologies, Inc. and HelioJET Cleaning Technologies, Inc.

11	Statement re: Computation of Earnings Per Share N/A

15	Letter on Unaudited Interim Financial Information N/A

16	Letter on Change of Certifying Accountant - N/A

21	Subsidiaries of the Registrant - None

23.1	Consent of Independent Public Accountants

23.2	Consent of Chamberlain D'Amanda Oppenheimer & Greenfield

24	Power of Attorney - Included on Signature Page

25	Statement of Eligibility of Trustee - N/A

26	Invitation for Competitive Bids - N/A

-101-

ITEM 28. UNDERTAKINGS.

(a)     Rule 415 Offering

          The Registrant undertakes that it will:

1.	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(i)	Include any Prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the Prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement; and

	(iii)	Include any additional or changed material information on the plan of distribution.

2.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered, and the offering of the securities at that time as the initial bona fide offering of those securities.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rochester, State of New York, on February 21, 2001.

Date: February 21, 2001	HELIOS ENERGY TECHNOLOGIES, INC. BY: /S/ MARK NICODEMUS Mark Nicodemus, President, Chief Executive Officer and Treasurer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated. Each person whose signature appears below constitutes and appoints Richard B. Sullivan and Robert Oppenheimer, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and such of them, full power and authority to do and perform each any every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Date: February 21, 2001 Date: February 21, 2001	/S/ CARL NICODEMUS Carl Nicodemus Chairman of the Board of Directors /S/ MARK NICODEMUS Mark Nicodemus President, Chief Executive Officer, Treasurer and Director

Date: February 21, 2001 Date: February 21, 2001 Date: February 21, 2001 Date: February 21, 2001 Date: February 21, 2001

/S/ WILLIAM JENNY
William A. Jenny
Vice President, Finance, Secretary and Director

/S/ BLAKE NICODEMUS
Blake Nicodemus, Director

/S/ GERT FALKNER
Gert E. Falkner, Director

/S/ ALEXANDER MARTENS
Alexander E. Martens, Director

/S/ MOUNIR IBRAHIM
Mounir B. Ibrahim, Director

EXHIBIT INDEX

Exhibit Number	Description	Page

1	Underwriting Agreement - N/A

2	Plan of Acquisition - N/A

3	Certificate of Incorporation and Bylaws of the Registrant.	107

4	Instruments Defining Rights of Holders - N/A

5	Opinion of Chamberlain D'Amanda Oppenheimer & Greenfield regarding the legality of the securities being registered.	126

8	Opinion re: Tax Matters - N/A

9	Voting Trust Agreement - N/A

10.1	Employment Agreement with Mark Nicodemus	128

10.2	Employment Agreement with Gary W. Miller	140

10.3	Employment Agreement with Dr. Timothy J. Walsh, P.E.	148

10.4	Employment Agreement with Phillip C. Doyle, Jr.	155

10.5	Consulting Agreement with Carl Nicodemus	162

10.6	Consulting Agreement with William A. Jenny	168

10.7	Retirement Agreement with A. Lee Nicodemus.	180

10.8	Stock Option Agreement with A. Lee Nicodemus.	184

10.9	1999 Executive Long-Term Stock Investment Plan.	190

10.10	Lease Agreement Between Helios Energy Technologies, Inc. and HelioJET Cleaning Technologies, Inc.	229

10.11	License Agreement Between Helios Energy Technologies, Inc. and HelioJET Cleaning Technologies, Inc.	255

10.12	Services Agreement Between Helios Energy Technologies, Inc. and HelioJET Cleaning Technologies, Inc.	268

11	Statement re: Computation of Earnings Per Share N/A

15	Letter on Unedited Interim Financial Information N/A

16	Letter on Change of Certifying Accountant - N/A

21	Subsidiaries of the Registrant - None

23.1	Consent of Independent Public Accountants.	274

23.2	Consent of Chamberlain D'Amanda Oppenheimer & Greenfield	275

24	Power of Attorney - Included on Signature Page

25	Statement of Eligibility of Trustee - N/A

26	Invitation for Competitive Bids - N/A

                                                                                                         EXHIBIT 3

CERTIFICATE OF INCORPORATION OF

HELIOS ENERGY TECHNOLOGIES, INC.

Under Section 402 of the Business Corporation Law

          The undersigned, a natural person at least eighteen years of age, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York does hereby certify as follows:

          1.          The name of the Corporation is HELIOS ENERGY TECHNOLOGIES, INC.

          2.          The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The Corporation is not formed to engage in an act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

          3.          Its office in the State of New York is located in the County of Monroe.

          4.          No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

          5.          No director of the Corporation shall be personally liable to the Corporation or its Shareholders for damages for breach of his/her duties in such capacity unless a judgment or other final adjudication adverse to that director establishes that his/her act or omission was committed prior to the filing of this Certificate or committed in bad faith or involved intentional misconduct or a knowing violation of law, or that he/she personally gained in fact a financial profit or other advantage to which he/she is not legally entitled, or that his/her acts violated Section 719 of the Business Corporation Law.

          6.          The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him as agent is 1600 Crossroads Office Building, Two State Street, Rochester, New York 14614.

          7.          The aggregate number of shares which the Corporation shall have authority to issue is One Million (1,000,000) common shares, $.01 par value.

          8.          The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article.

          IN WITNESS WHEREOF, I have duly signed and executed this Certificate of Incorporation and affirm under the penalties of perjury that all its contents are true and complete.

DATED: October 26, 1999	/S/ A. LEE NICODEMUS A. Lee Nicodemus, Incorporator 261 Ocean Residence Court Satellite Beach, FL 32937-2070

BY-LAWS OF

HELIOs energy TECHNOLOGIES, INC.

ARTICLE I
OFFICES

          The principal office of the corporation shall be in the County of Monroe, State of New York. The corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the corporation may require.

ARTICLE II
SHAREHOLDERS

1. PLACE OF MEETINGS

          Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New York as the board shall authorize.

2. ANNUAL MEETING

          The annual meeting of the shareholders shall be held at a time and place determined by the directors during the month of May in each year, when the shareholders shall elect a board and transact such other business as may properly come before the meeting. The date of the annual meeting may be changed by the Board or by the President by giving at least 10 days notice to each shareholder.

3. SPECIAL MEETINGS

          Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4. FIXING RECORD DATE

          For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5. NOTICE OF MEETINGS OF SHAREHOLDERS

          Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6. WAIVERS

          Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7. QUORUM OF SHAREHOLDERS

          Unless the certificate of incorporation provides otherwise, the holders of one-third of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

          When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

          The shareholders present may adjourn the meeting despite the absence of a quorum.

8. PROXIES

          Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy .

          Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9. QUALIFICATION OF VOTERS

          Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

10. VOTE OF SHAREHOLDERS

          Except as otherwise required by statute or by the certificate of incorporation or by the by-laws:

(a) ) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

(b) all other corporate action shall be authorized by a majority of the votes cast.

11. WRITTEN CONSENT OF SHAREHOLDERS

          Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation, and such consent may be executed on one or more copies which shall collectively constitute a single document.

ARTICLE III
DIRECTORS

1. BOARD OF DIRECTORS

          Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age.

2. NUMBER OF DIRECTORS

          The number of directors shall be one if there is only one shareholder, and two if there are two shareholders. If there are three or more shareholders there shall be at least three and a maximum of fifteen directors, with the number to be determined by the Board of Directors.

3. ELECTION AND TERM OF DIRECTORS

          At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES

          Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5. REMOVAL OF DIRECTORS

          Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

6. RESIGNATION

          A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7. QUORUM OF DIRECTORS

          Unless otherwise provided in the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

8. ACTION OF THE BOARD

          Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold. Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the actions so taken, signed by all directors entitled to vote thereon, and such consent may be executed on one or more copies which shall collectively constitute a single document.

9. TELEPHONE CONFERENCES

          Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

10. PLACE AND TIME OF BOARD MEETINGS

          The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

11. REGULAR ANNUAL MEETING

          A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

12. NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT

          (a)          Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

          (b)          A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

13. CHAIRMAN

          At all meetings of the board the president, or in his absence, a chairman chosen by the board shall preside.

14. EXECUTIVE AND OTHER COMMITTEES

          The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

15. COMPENSATION

          No compensations shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum established on an annual and/or per meeting basis plus expenses for actual attendance, at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
OFFICERS

1. OFFICERS, ELECTION, TERM

          (a)          Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

          (b)          All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

          (c)          Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

2. REMOVAL, RESIGNATION, SALARY, ETC.

          (a)          Any officer elected or appointed by the board may be removed by the board with or without cause.

          (b)          In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

          (c)          When all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices, otherwise, any two or more offices may be held by the same person, except the offices of president and secretary.

          (d)          The salaries of all officers shall be fixed by the board.

          (e)          The directors may require any officer to give security for the faithful performance of his duties.

3. PRESIDENT

          The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and of the board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

4. VICE PRESIDENTS

          During the absence or disability of the president, the vice president, or if there are more than one, the executive vice president, shall have all of the powers and functions of the president. Each vice president shall perform such other duties as the board shall prescribe.

5. SECRETARY

          The secretary shall:

(a) attend all meetings of the board and of the shareholders;
(b) record all votes and minutes of all proceedings in a book to be kept for that purpose;
(c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;
(d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

(e)          when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner;
(g) perform such other duties as may be prescribed by the board.

6. ASSISTANT SECRETARIES

          During the absence or disability of the secretary, the assistant secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

7. TREASURER

          The treasurer shall:

(a) have the custody of the corporate funds and securities;

(b) keep full and accurate accounts of receipts and disbursements in the corporate books;

(c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

(d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

(e)          render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

(f) render a full financial report at the annual meeting of the shareholders if so requested;

(g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

(h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or the president.

8. ASSISTANT TREASURER

          During the absence or disability of the treasurer, the assistant treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

9. SURETIES AND BONDS

          In case the corporation shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the corporation may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

ARTICLE V
CERTIFICATES FOR SHARES

1. CERTIFICATES

          The shares of the corporation shall be represented by certificates. They shall by numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal. The signature of any such officer may be a facsimile signature, and the seal may be a facsimile seal. In case of any officer who signed or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

2. LOST OR DESTROYED CERTIFICATES

          The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3. TRANSFERS OF SHARES

          (a)          Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

          (b)          The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4. CLOSING TRANSFER BOOKS

          The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

ARTICLE VI
DIVIDENDS

          Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interest of the corporation, and the board may modify or abolish any such reserve.

ARTICLE VII
CORPORATE SEAL

          The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VIII
EXECUTION OF INSTRUMENTS

          All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

ARTICLE IX
FISCAL YEAR

          The fiscal year shall begin the first day of January in each year.

ARTICLE X
REFERENCES TO CERTIFICATE OF INCORPORATION

          Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. GENERALLY

          Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the Corporation against all expense, liability and loss including ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees suffered or incurred by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, except as contemplated by Section 3 hereof, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2. ADVANCEMENT OF EXPENSES

          All expenses reasonably incurred by an Indemnitee in connection with a threatened or actual proceeding with respect to which any such Indemnitee is or may be entitled to indemnification under this Article shall be advanced to him or promptly reimbursed by the Corporation in advance of the final disposition of such proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

3. PROCEDURE FOR INDEMNIFICATION

          (a)          Not later than thirty (30) days following final disposition of a proceeding with respect to which the Corporation has received written request by an Indemnitee for indemnification pursuant to this Article or with respect to which there has been an advancement of expenses pursuant to Section 2 of this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

          (b)          Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnitee established that the standard of conduct set forth in Section 1 of this Article was not met, or (ii) if the proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnitee and would have established that the standard of conduct set forth in Section 1 of this Article was not met.

          (c)          If the Board fails or is unable to make the determination called for by paragraph (a) of this Section 3, or if indemnification is denied, in whole or in part, because of an adverse finding by the Board, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action, inaction or inability of the Board shall in no way affect the right of the Indemnitee to make application therefor in any court having jurisdiction thereof. In such action or proceeding, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the issue shall be whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct.) If the judgment or other final adjudication in such action or proceeding establishes that the Indemnitee met the standard set forth in Section 1 of this Article, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnitee indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded. Neither the failure of the Board to have made timely a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Board that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to indemnification, under this Article or otherwise, shall be on the Corporation.

          (d)          A finding by the Board pursuant to this Section 3 that the standard of conduct set forth in Section 1 of this Article has been met shall mean a finding of the Board or shareholders as provided by law.

4. CONTRACTUAL ARTICLE

          The rights conferred by this Article are contract rights which shall not be abrogated by any amendment or repeal of this Article with respect to events occurring prior to such amendment or repeal and shall, to the fullest extent permitted by law, be retroactive to events occurring prior to the adoption of this Article. No amendment of the Business Corporation Law, insofar as it reduces the permissible extent of the right of indemnification of an indemnitee under this Article, shall be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

5. NON-EXCLUSIVITY

          The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person providing rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, and the Corporation's shareholders and its Board of Directors are authorized to adopt, in their discretion, resolutions providing any such person with any such rights.

6. INSURANCE

          The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

7.          INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE  CORPORATION

          The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation with the same scope and effect as provided in this Article to directors and officers of the Corporation.

ARTICLE XII
BY-LAW CHANGES

          All bylaws of the company shall be subject to alteration or repeal, and new bylaws may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the company entitled to vote in respect thereof, given at any annual meeting or at any special meeting, provided notice of the proposed alteration or repeal or of the proposed new bylaws be included in the notice of such meeting, or by the affirmative vote of a majority of the whole board of directors given at a special meeting of the board of directors called for the purpose, provided notice of the proposed alteration or repeal or of the proposed new bylaws be included in the notice of such meeting.

DATED: 12-8 , 1999                                     /S/ A. LEE NICODEMUS
                                                                   A. Lee Nicodemus, Secretary

                                                                                        EXHIBIT 5

February 21, 2001

Board of Directors
Helios Energy Technologies, Inc.
4 West Avenue
LeRoy, New York 14482

Gentlemen:

We have examined the corporate records and proceedings of Helios Energy Technologies, Inc., a New York business corporation (hereinafter referred to as "Company"), with respect to:

1.	The organization of the Company;

2.	The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and

3.

The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 1,300,000 shares of the $.01 par value Common Stock of the Company ("Registered Shares") covered by the Registration Statement (hereinafter referred to as the "Registration Statement") dated as of February 20, 2001.

Based upon such examination, we are of the opinion that:

(a)	The Company is duly organized and validly existing under the laws of the State of New York;

(b)	The Company is authorized to issue 30,000,000 shares of Common Stock of the par value of $.01 per share, of which 3,210,390 shares of such Common Stock have been issued and are presently outstanding;

Helios Energy Technologies, Inc.
February 21, 2001

(c)

The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

(d)

When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Registered Shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

We hereby consent:

(1)	To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Registered Shares; and

(2)	To the filing of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.
Very truly yours,

/S/ CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD

CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD

                                                                                             EXHIBIT 10.1

Employment agreement

1.     AGREEMENT

                    This writing represents an agreement ("Agreement") between Mark Nicodemus (the "Employee") and Helios Energy Technologies, Inc., 4 West Avenue, LeRoy, New York 14482 (the "Employer") and defines the employment relationship between the Employee and the Employer.

2.     THE EMPLOYEE'S POSITION

                    The Employee shall hold the positions of President, Chief Executive Officer and Treasurer, and so long as elected by the stockholders a member of the Board of Directors of the Employer. The Employee's duties shall be those usual to the Employee's position in the Employer's industry; provided, however, the Employer, at the Employer's sole discretion, may increase, decrease or otherwise modify the Employee's duties. The Employee shall at all times exercise his best efforts for Employer and shall diligently and proficiently perform his duties for the Employer.

3.     EMPLOYEE COMPENSATION

     A.     Annual Salary:

                    The Employer shall pay the Employee, in equal monthly installments, initially at the rate of $51,000 per year. Upon the first day of the month immediately following the month in which the Employer receives $1,250,000 in proceeds from its initial public offering of securities, the Employer shall pay the Employee at an annual rate of $165,000 per year in equal monthly installments. This rate may be changed from time to time upon review of the Employee's performance by the Employer's Board of Directors.

          B.     Executive Bonus:

                    The Employer shall pay the Employee 4% of the Employer's annual earnings each year, calculated before provision for income tax and before provision for this and any other executive bonuses awarded for the year. Such bonus shall be payable within 45 days of the Employer's fiscal year end.

          C.     Stock Options:

                    There is hereby granted to the Employee an incentive stock option to purchase up to 50,000 shares of the Company's $.01 par value Common Stock at an exercise price of $5.00 per share. The option granted hereby shall be subject to the terms and conditions set forth in the

Stock Option Agreement attached hereto and made a part hereof. The term of the option shall be for a period of 10 years, and the option shall be exercisable in full on January 1, 2002.

4.     EMPLOYEE BENEFITS

          The Employee will be included in all fringe benefit programs of the Employer established for the benefit of all employees, including health and retirement benefits. The Employee is also entitled to three (3) weeks paid vacation for each twelve (12) months of this Agreement.

5.     TERM OF AGREEMENT

          This Agreement shall be for a period of three (3) years commencing on January 1, 2001 and shall automatically renew for three (3) years, unless the Employer informs the Employee of its intention to allow such Agreement to expire by giving written notice to the Employee at least six (6) months prior to the termination date.

6.     CHANGE OF OWNERSHIP

          If the Employer is bought out by another company, this Agreement may also be bought out at the prorated lump sum of base pay and bonus for lesser of the twelve months or the remaining months on this Agreement.

7.     TERMINATION OF THE CONTRACT

          A.     Cause of Termination:

               1.     Termination by the Employee

                    The Employee may terminate this Agreement, for any reason, upon written notice to the Employer not fewer than twelve (12) months before the date of the intended termination.

               2.     Termination by Employer

                    The Employer may at any time terminate this Agreement without cause, by a notice to that effect to the Employee. As severance compensation, the Employer shall continue to pay the Employee his Annual Salary and Bonus for a period of twelve (12) months, subject to the limitations in Paragraph 7B below.

                    The Employer may terminate this Agreement without notice for just cause, including but not limited to, habitual neglect of or failure to perform duties after written warning from Employer to correct such failure, theft or misappropriation, or the Employee's continued incapacity due to mental or physical illness to perform the Employee's duties.

                    In the event of termination because of incapacity to perform due to mental or physical illness only, the Employer shall pay the Employee's Annual Salary and Bonus for twelve (12) months after termination.

          B.     Effect of Termination of Agreement:

                    Except as otherwise provided herein, upon expiration of the term of this Agreement, or by termination pursuant to any provision of this Agreement, all obligations of the Employee and the Employer shall terminate.

                    If the Employer gives notice to the Employee as provided in Paragraph 7A2 (a) herein:

               1.     The Employee agrees:

                    (a)     To continue to devote his best efforts and time to performance of his duties for the Employer and to cooperate with the Employer in effecting an orderly transfer of responsibilities and duties to a successor over a period of time to be determined by the Employer in its sole discretion, but not to exceed three (3) months.

                    (b)     To consult with the Employer as may reasonably be required.

               2.     The Employer agrees:

                    (a)     To cooperate in the Employee's effort to obtain new employment;

                    (b)     To continue to pay the Employee, at the rate required hereunder, including both Annual Salary and Bonus until the Employee obtains new employment or until the conclusion of twelve (12) months;

                    (c)     To provide the benefits provided by this Agreement to the Employee until the Employee obtains new employment or until expiration of twelve (12) months whichever occurs first.

8.      CONFIDENTIALITY AND TRANSFER OF INVENTIONS

                    A.     During the term of this Agreement and for a period of ten (10) years thereafter except as may be required by his employment hereunder, Employee will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any Trade Secrets of Employer. Trade Secrets include information concerning matters affecting or relating to the products, pricing, marketing and sales strategies, servicing of products, processes, formulas, inventions, discoveries, devices, finances or business of
Employer or of its customers. Employee will at all times hold inviolate and keep secret all knowledge or information and Trade Secrets acquired by him concerning the names of the

Employer's customers, their addresses, the prices Employer obtains or has obtained from them for its goods or services, all knowledge or information acquired by him concerning the products, formulas, processes, marketing and sales methodology and training and all other trade secrets of Employer's customers. In addition, Employee shall make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions of policies of Employer, personnel matters, marketing or sales strategies or data, pricing information, technical data or specifications and written or oral communications of any sort of Employer or any of its customers which have not previously been disclosed to the general public with Employer's consent or without first obtaining the consent of Employer for such disclosure. Upon any termination of this Agreement or Employee's employment, Employee or his representatives shall immediately deliver to Employer all notes, notebooks, letters, papers, drawings, memos, communications, blueprints or other writings or data relating to the business of Employer or its customers.

                    B.     Employee shall promptly disclose to Employer all ideas, discoveries, designs, improvements, innovations and inventions (collectively referred to herein as "inventions"), whether patentable or not, either relating to the existing business, products, plans, processes, or procedures of Employer, or any parent or subsidiary of Employer, or suggested by or resulting from Employee's work at Employer, or resulting wholly or in part from the use of Employer's time, material, facilities or ideas, which Employee makes or conceives, in whole or in part, whether or not during working hours, alone or with others, at any time during the term of his employment pursuant to this Agreement or during the first six-month period immediately following termination of his employment for any reason, and Employee agrees that all such inventions shall be the exclusive property of Employer.

                    C.     Employee hereby assigns to Employer all his rights and interests in and to all such inventions and all patents which may be obtained on them, in this or any foreign country. At Employer's expense, but without charge to it, Employee agrees to execute, acknowledge and deliver to Employer any specific assignments to any such inventions or other relevant documents and take any such further action as may be considered necessary by Employer at any time to obtain or defend letters patent in any and all countries or to obtain documents relating to registration, ownership or transfer of copyrights, or to vest title in such inventions in Employer or its assigns or to obtain for Employer any other legal protection for such inventions.

                    D.     Because Employee shall acquire by reason of his employment and association with
Employer an extensive knowledge of Employer's Trade Secrets, customers, procedures, and other confidential information, the parties hereto recognize that in the event of a breach or threat of breach by Employee of the terms and provisions contained in this Paragraph 8, compensation alone to Employer would not be an adequate remedy for a breach of those terms and provisions. T
Therefore, it is agreed that in the event of a breach or threat of a breach of the provisions of this
Paragraphs 8 by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties regarding this Agreement have been finally resolved on the merits by settlement or by a court of law. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to Employer's obtaining in good faith any injunction or restraining order pursuant to this Agreement. Employee agrees that any action for injunction brought pursuant to this Paragraph 8 may be brought in the New York State Supreme Court in the County of Monroe and hereby submits to the jurisdiction of that court and waives any objection as to venue.

9.     RESTRICTIVE COVENANT

          In consideration of the Employer's undertakings as set forth in Section 7 hereof, for a period of two years after the termination or expiration of this Agreement, the Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is directly competitive to the business conducted by the Employer at the time this Agreement terminates. In the event of the Employee's actual or threatened breach of this section, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. Nothing in this Agreement shall be construed to prohibit the Employee from pursuing his career in the conventional or nuclear power industry.

10.     CONSTRUCTION OF THIS AGREEMENT

          A.     Choice of Law:

               This Agreement is to be construed pursuant to the laws of the State of New York, including New York law regarding choice of law.

          B.     Invalid Agreement Provisions:

               Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and the Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

          C.     No Other Agreements:

                         This Agreement represents the entire Agreement between the Employee and the
Employer, and supersedes any and all negotiations and other agreements, oral, implied or written, in any way related to the employment relationship between the Employee and the
Employer. No agreements, representations, or understandings (oral, written, or implied) other than those expressly set forth herein have been made or entered into by either party with respect to any aspect of the Employee's employment or any of the matters dealt with herein. In executing this Agreement, neither the Employer nor the Employee relies upon any promise, representation, or other inducement that is not expressed in this Agreement. This Agreement may be modified only by a written Agreement signed by both the Employee and the Employer and may not be modified in any oral agreement or representation.

          D.     Practices Inconsistent With This Agreement:

                         No provision of this Agreement shall be modified or construed by any practice or policy that is inconsistent with such provision, and failure by either the Employee or the Employer to comply with any provision, shall not affect the rights of either to thereafter comply or require the other to comply.

11.     ARBITRATION

          Any dispute between Employer and the Employee in any way arising out of this Agreement, other than an action for an injunction brought pursuant to Paragraph 8 of this Agreement, including the termination of employees employment and/or this Agreement, shall be submitted to arbitration by an arbitrator selected by the American Arbitration Association. The arbitrator's decision with respect to any such dispute shall be final and binding. Any such disputes must be submitted to arbitration within six (6) months of termination, cancellation, or expiration of this Agreement. Any party who, in violation of this paragraph, initiates a lawsuit against the other party, shall pay the other party's reasonable attorney's fees and costs incurred in such lawsuit. Except as otherwise provided herein, such arbitration shall take place in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and shall be held in Monroe County, New York.

Date: ______________ Date: ______________	HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ WILLIAM A. JENNY William A. Jenny, Vice President and Chief Financial Officer /S/ MARK NICODEMUS Mark Nicodemus, Employee

INCENTIVE STOCK OPTION AGREEMENT

          THIS INCENTIVE STOCK OPTION AGREEMENT MADE as of this 1st day of January, 2001 between HELIOS ENERGY TECHNOLOGIES, INC., a New York business corporation (herein referred to as the "Company"), and MARK NICODEMUS (herein referred to as the "Optionee");

WITNESSETH:

          1.     The Company hereby grants to the Optionee an Option (hereinafter referred to as "Option") to purchase an aggregate of 50,000 shares of the $.01 par value Common Stock of the Company (herein referred to as the "Shares") at a price of $5.00 per Share to be paid by the Optionee with cash, a certified check or a bank cashier's check made payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, the Optionee may pay for the Shares, either in whole or in part, by the delivery of Common Stock of the Company already owned by him which will be accepted as payment for the Shares, based upon such Common Stock's fair market value on the date of exercise. In addition, provided the Board of Directors shall approve the specific transfer, payment for the Shares, either in whole or in part, may be made by delivery of Common Stock acquired by the Optionee under any of the Company's stock option plans, provided, however, that if this Option is exercised in part, Shares acquired by such partial exercise may not be used as payment for additional Shares to be acquired under this Agreement. In order for the Optionee to so use shares of Common Stock previously acquired under any of the Company's stock option plans as payment for the Shares either in whole or in part, the transfer of such previously acquired Common Stock as payment for all or a portion of the exercise price under this Agreement must occur more than two years from the date of the grant and one year from the date of exercise of the prior option pursuant to which the Optionee acquired such Common Stock.

          2.     The term during which the Option shall be exercisable shall commence on January 1, 2002 and expire on the close of business December 31, 2010, subject to earlier termination as provided in the Company's Executive Long-Term Stock Investment Plan (herein referred to as the "Plan"). The Option to purchase the number of Shares granted under this Agreement may be exercised by the Optionee immediately in full or in such number of Shares as the Optionee shall from time to time elect.

               However, this Option may be exercised only if the Optionee is and has been continuously an employee of the Company or its subsidiaries for a period beginning on the date of grant and ending on the day three months before the date of exercise. If the Optionee terminates employment due to permanent and total disability, the three month period referred to in the preceding sentence shall be one year.

               3.     The Option is not transferable by the Optionee other than by Will or the laws of descent and distribution and is exercisable, during his lifetime, only by the

Optionee. In the event that the right to exercise the Option passes to the Optionee's estate, or to a person to whom such right devolves by reason of the Optionee's death, then the Option shall be non transferable in the hands of the Optionee's Executor or Administrator or of such person, except that the Option may be distributed by the Optionee's Executor or Administrator to the distributees of the Optionee's estate as a part thereof.

           4.     In order for the Option to be exercised, in whole or in part, the notice by the Optionee to the Company in the form attached hereto must be accompanied by payment in full of the option price for the Shares being purchased.

           5.     The Company agrees that it will use its best efforts to register the sale of the Shares to be issued upon the exercise of the Option with the Securities and Exchange Commission under the Securities Act of 1933. Upon the effectiveness of the Registration Statement covering the Shares, the Optionee shall be able to sell the Shares in "open market transactions" free of Federal Securities Law restrictions, provided that at the time of sale, or within the three month period immediately prior to such sale, she is not nor has she been an "affiliate" of the Company. The Optionee agrees that she will consult with the Company's counsel as to any Securities Law restrictions, including a limitation on the number of Shares which may be sold at any one time, on her ability to sell the Shares prior to any sale thereof.

           6.     The Company agrees to provide the Optionee with a copy of the Prospectus prepared by the Company in connection with the Registration Statement filed to register the Shares, together with its exhibits, and the Company hereby acknowledges its obligation to provide the Optionee with all proxy and other shareholder communications, including the annual report to security holders, for the most recently completed fiscal year of the Company and all updates thereof. The Optionee agrees that prior to exercise, either in whole or in part of the Option granted to her hereunder, she shall have read such materials, including the most recent annual and quarterly reports to shareholders, and shall have received, if requested, and read all the documents incorporated by reference in the Prospectus and Registration Statement filed with the Securities and Exchange Commission.

           7.     The Optionee understands that except as provided in Paragraph 5 above, the
Company has not agreed to register either the issuance or the resale of the Shares in accordance with the provisions of the Securities Act of 1933 or to register either the issuance or the resale of the Shares under any applicable State Securities Laws. Hence, the Optionee agrees that by virtue of the provision of certain rules respecting "restricted securities" promulgated under such Federal and/or State Laws, unless the resale of the Shares is registered as provided in Paragraph 5 above, and until the registration of such Shares in accordance with Paragraph 5 above shall have been declared effective by order of the Commission, the Shares which the Optionee shall purchase upon the exercise of this Option must be held indefinitely and may not be sold, transferred, pledged, hypothecated, or otherwise encumbered for value, unless and until a secondary distribution and/or resale of such Shares is subsequently registered under such Federal and/or
State Securities Laws, or unless an exemption from registration is available, in which case the
Optionee still may be limited as to the amount of the Shares that may be sold, transferred, pledged and/or encumbered for value. The Optionee therefore agrees that, until the registration of such Shares shall have been declared effective by order of the Commission, the Company may affix upon any certificate representing the Shares, a legend that such Shares may not be transferred in violation of Section 5 of the Securities Act of 1933.

          8.     The Optionee understands and agrees that the Shares to be acquired upon the exercise of the Option may not be sold, transferred, exchanged, hypothecated, encumbered, pledged or otherwise disposed of for value for a period of six (6) months from the date of the grant of this Option.

          9.     All the terms and provisions of the Plan, duly adopted at a meeting of the Company's Board of Directors as of November 1, 1999 and approved by a majority vote of the Company's shareholders either in person or by proxy at a duly called meeting of such shareholders held as of November 1, 1999 and as amended to date, are hereby expressly incorporated into this Agreement and made a part hereof as if printed herein and the Optionee, by the Optionee's signature hereon, acknowledges receipt of a certified copy of said Plan. If there shall be any conflict between this agreement and the Plan, the provisions of the Plan shall control.

          10.     In accordance with certain terms and conditions of the Plan, the aggregate number and kind of Shares that may be purchased pursuant to the grant of the Option under this Agreement shall be proportionately adjusted by the Executive Long-Term Stock Investment Plan Committee for any increase, decrease or change in the total number of the outstanding shares of the Company resulting from a stock dividend, stock-split or other corporate reorganization which would result in or have the effect of the Optionee being treated differently (but for the adjustment) than he would be treated had he been the beneficial owner of the Shares subject to the Option on the record date for such dividend, split or reorganization, as the case may be.

          11.     The Optionee understands that the Option granted hereunder constitutes an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code. Consequently, under current provisions of federal tax law, if the Optionee does not dispose of the Shares for a two (2) year period from the date of grant and for a one (1) year period from date of exercise, no income or gain shall be recognized for regular income tax purposes to the Optionee upon either the grant of the Option or upon his exercise of all or a portion of the Option granted hereunder. Upon the actual disposition of the Shares acquired pursuant to exercise of the Option, long or short term capital gain or loss will be recognized by the Optionee, depending upon the holding period (twelve months for long term capital gain or loss) and the extent to which the selling price exceeds or is less than the Optionee's basis in the stock. The amount of gain will be taxed at normal, ordinary tax rates, with a maximum rate of 20% if the Shares are held for a period of at least twelve months.

               The Optionee also understands that for purposes of the federal alternative minimum income tax calculation, the difference between the exercise price and the fair market value of the Shares on the date of exercise shall be includible as an item of gross income for the taxable year of exercise except to the extent that such Shares are not transferable and are subject to a substantial risk of forfeiture.

               The Optionee also understands that the provisions of federal tax law described herein are subject to change and, consequently, the Optionee agrees to consult with his or her own tax advisor with respect to the tax treatment to be accorded the grant of the Option herein, the exercise of such Option, and the disposition of the Shares.

          12.     Provided that the Optionee is an employee of the Company and/or any of its subsidiaries on the date this Option is exercised, either in whole or in part, the Company shall grant the Optionee a Reload Option on such exercise date. The number of shares subject to the Reload Option shall be equal to the number of shares of the Company's Common Stock (owned by the Optionee for at least 12 months prior to such exercise date) which he shall have used to purchase the Shares underlying this Option. The Reload Option price per share shall be equal to the fair market value of a share of the Company's Common Stock on the date the grant of the Reload Option becomes effective, that is, the date on which this Option is exercised, either in whole or in part.

               The term of the Reload Option shall commence on the date this Option is exercised and shall continue for a period of ten (10) years. The same terms conditions, limitations and restrictions that apply to the Option granted herein shall also apply to the Reload Option.

          13.     Consistent with the provisions of the Plan, this Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee, or distributee entitled by law to the Optionee's right hereunder.

          14.     Except insofar as an interpretation of federal securities law otherwise is required, or is controlling, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has hereunto set his hand, as of the day and year first above written.

HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ WILLIAM A. JENNY William A. Jenny, Vice President and Chief Financial Officer /S/ MARK NICODEMUS Mark Nicodemus, Optionee

NOTICE OF EXERCISE OF STOCK OPTION

AND

RECORD OF STOCK TRANSFER

Helios Energy Technologies, Inc.
4 West Avenue
LeRoy, New York 14482

Gentlemen:

          I hereby exercise my Incentive Stock Option granted to me by Helios Energy Technologies, Inc. under an Incentive Stock Option Agreement dated January 1, 2001, subject to all the terms and provisions thereof and of the Company's Executive Long-Term Stock Investment Plan referred to therein and notify you of my desire to purchase _____ Shares of the $.01 par value Common Stock of the Company which were offered to me pursuant to the Incentive Stock Option Agreement. Enclosed is my payment in the sum of ______ in full payment of such Shares.

          I understand that under the Plan, and in accordance with the terms of the Incentive Stock Option Agreement, I may not sell, assign, alienate, pledge, encumber or otherwise transfer for value the Shares unless a period of six (6) months has elapsed from the date of the grant of the Option to me.

               I acknowledge that, unless the shares I am purchasing have been registered by the Company under the Securities Act of 1933, such shares constitute "restricted stock" as defined by Rule 144 promulgated by the Securities and Exchange Commission and may not be sold, transferred, assigned, pledged or hypothecated unless an exemption from such registration is available. Consequently, I acknowledge that each certificate(s) representing such shares shall bear a securities law restrictive legend.

          Finally, I acknowledge that there are significant federal income tax consequences resulting from my exercise of this Option, that I have consulted with and received advice from qualified tax counsel both as to the nature of such tax consequences and their impact upon my own personal income tax situation as the result of such exercise, and that I fully understand such impact and have planned accordingly.

DATED:                     ______________________________

          Receipt is hereby acknowledged of the delivery to me by Helios Energy Technologies, Inc. on          of stock certificates for             shares of $.01 par value common stock purchased by me pursuant to the terms and conditions of the Helios Energy Technologies, Inc. Executive Long-Term Stock Investment Plan referred to above.

DATED:                     ______________________________

                                                                                       EXHIBIT 10.2

Employment agreement

1.          AGREEMENT

          This writing represents an agreement ("Agreement") between Gary W. Miller, 1926 Cornerstone Plaza, Katy, Texas 77450 (the "Employee") and Helios Energy Technologies, Inc., 4 West Avenue, LeRoy, New York 14482 (the "Employer") and defines the employment relationship between the Employee and the Employer.

2.          THE EMPLOYEE'S POSITION

          The Employee shall hold the position of Executive Vice President. The Employee shall manage the day-to-day operations of the Employer. He shall supervise the Employer's Engineering Department and its Business Development/Sales Operations. His responsibilities include strategic planning, identifying and pursuing growth opportunities, the Employer's profit and loss and all activities necessary and/or appropriate to perform the foregoing. The Employee shall at all times exercise his best efforts for the Employer and shall diligently and proficiently perform his duties for the Employer.

3.          EMPLOYEE COMPENSATION

          Upon the commencement of this Agreement as set forth in Section 5 (Term of Agreement), the Employee shall be compensated as follows:

          A.          Annual Salary:

                    The Employer shall pay the Employee, in equal monthly installments, initially at the rate of $155,000.00 per year. This rate may be changed from time to time upon review of the Employee's performance by the Employer's Board of Directors.

          B.          Executive Bonus:

                    The Employer shall pay the Employee 3% of the Employer's annual earnings each year, calculated before provision for income taxes and before provision for this and any other Executives Bonuses and payable within 45 days of the Employer's fiscal year end. This amount shall not exceed 100% of the Employer's annual salary for the fiscal year the bonus is declared.

          C.          Stock Options:

                    The Employer shall grant to the Employee an incentive stock option to purchase up to 5,000 shares of the Company's $.01 par value Common Stock at an exercise price of $5.00 per share. The option granted hereby shall be subject to the terms and conditions set forth in the Stock Option Agreement attached hereto and made a part hereof. The term of the option shall be for a period of 10 years, and shall provide for immediate and full vesting.

          D.          Restricted Stock:

                    The Employer shall issue 6,000 share of its $.01 par value Common Stock directly to the Employee. Such stock shall initially be unvested and shall vest at a rate of 33 1/3% for each 12 months of employment so that such stock is fully vested at the end of 36 months of employment pursuant to the terms and conditions of this Agreement. The Employee acknowledges that since said shares have not been registered with the Securities and Exchange Commission, that the Certificates representing such shares bear a securities law restrictive legend.

4.          EMPLOYEE BENEFITS

          The Employee shall be entitled to the following benefits upon the commencement of this Agreement as set forth in Section 5:

          A.          Vacation:

                    Upon the earlier to occur of six full months of employment or June 15, 2001, the Employee shall be entitled to two weeks paid vacation for and in the first twelve months of this Agreement, three weeks paid vacation, plus an optional one-week unpaid vacation for and in the second twelve months, and three weeks paid vacation, plus an optional one-week unpaid vacation for and in the third twelve months of this Agreement.

          B.          Additional Benefits:

                    1.          The Employee will be included in such fringe benefit programs as exist as of the date of the commencement of this Agreement as set forth in Section 5, as well as in such benefit programs as the Employer hereafter adopts for the benefit of all Employees. More specifically, he shall be entitled to:

                              (a)          Health Benefits - The Employer shall pay $350 per month for medical insurance coverage. The Employee shall pay the balance of the premium. Dental coverage is available at the Employee's option.

                              (b)           Retirement Benefits - In accordance with the Employer's "SIMPLE" Plan, the Employer shall contribute annually 3% of the Employee's annual salary. The Employee may elect to contribute up to $6,500 pre-tax each year as such amount may be adjusted from time to time by the Internal Revenue Service;

                    2.          The Employer shall pay the Employee $14,000 ($7,000 within 15 days of the commencement of this Agreement, and $7,000 payable after 90 days of full employment for relocation expenses. In addition, the Employer will reimburse the Employee for travel expenses at $.31 per mile for each vehicle, plus meals and lodging, and realtor commissions at cost, but only to the extent that such expenses are actually incurred by the Employee. The maximum relocation allowance for the Employee is $32,000.

                    3.          The Employee shall be entitled to 7 paid holidays per year.

                    4.          The Employee shall be entitled to 5 paid sick days per year

                    5.          The Employee shall be entitled to 5 paid personal days per year.

5.          TERM OF AGREEMENT

          This Agreement shall be for a period of three (3) years commencing on the first day of the month immediately following the month in which Employer receives $1,250,000 in proceeds from its initial public offering of securities and shall automatically renew for three (3) years, unless the Employer or the Employee informs the other party of an intention to allow such Agreement to expire by giving written notice to the other party at least six (6) months prior to the termination date.

6.          CHANGE OF OWNERSHIP

          If the Employer is bought out by another company, this Agreement may be bought out at the prorated lump sum of Annual Salary and Bonus for the lesser of twelve months or the remaining months on this Agreement.

7.          TERMINATION OF THE AGREEMENT

          A.          Cause of Termination:

                    1.          Termination by the Employee

                              The Employee may terminate this Agreement, for any reason, upon written notice to the Employer not fewer than twelve (12) months before the date of the intended termination.

                    2.          Termination by Employer

                              (a)          The Employer may at any time terminate this Agreement without cause, by a notice to that effect to the Employee. As severance compensation, the Employer shall continue to pay the Employee his Annual Salary and Bonus for a period of twelve (12) months after termination, subject to the limitations in Paragraph 7(B) below.

                              (b)          The Employer may terminate this Agreement without notice for just cause, including but not limited to, habitual neglect of or failure to perform duties after written warning from Employer to correct such failure, theft or misappropriation, or the Employee's continued incapacity due to mental or physical illness to perform the Employee's duties.

                              (c)          In the event of termination because of incapacity to perform due to mental or physical illness only, the Employer shall pay the Employee's Annual Salary for twelve (12) months after termination.

          B.          Effect of Termination of Agreement:

                    Except as otherwise provided herein, upon expiration of the term of this Agreement pursuant to Section 5, or by termination pursuant to Section 7(A) of this Agreement, all obligations of the Employee and the Employer shall terminate.

                    If the Employer gives notice to the Employee as provided in Paragraph 7A2(a) herein:

                    1.          The Employee agrees:

                              (a)          To continue to devote his best efforts and time to performance of his duties for the Employer and to cooperate with the Employer in effecting an orderly transfer of responsibilities and duties to a successor over a period of time to be determined by the Employer in its sole discretion, but not to exceed three (3) months.

                              (b)          To consult with the Employer as may reasonably be required.

                    2.          The Employer agrees:

                              (a)          To cooperate in the Employee's effort to obtain new employment;

                              (b)          To continue to pay the Employee his Annual Salary and Bonus until the Employee obtains new employment acceptable to the Employee in his sole discretion or until the conclusion of twelve (12) months;

                              (c)          To provide the benefits provided by this Agreement to the Employee until the Employee obtains new employment or until expiration of twelve (12) months whichever occurs first.

          C.          Special Circumstances:

                    This Agreement shall terminate and neither party shall have any obligation to the other party in the event the Employee shall be terminated by his current employer (or any successor to his current employer) or the Company shall not have received $1,250,000 proceeds from its initial public offering of securities by May 15, 2001.

8.           CONFIDENTIALITY AND TRANSFER OF INVENTIONS

          A.          During the term of this Agreement and for a period of ten (10) years thereafter, except as may be required by his employment hereunder, Employee will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any Trade Secrets of Employer. Trade Secrets include information concerning matters affecting or relating to the products, pricing, marketing and sales strategies, servicing of products, processes, formulas, inventions, discoveries, devices, finances or business of Employer or of its customers. Employee will at all times hold inviolate and keep secret all knowledge or information and Trade Secrets acquired by him concerning the names of the Employer's customers, their addresses, the prices Employer obtains or has obtained from them for its goods or services, all knowledge or information acquired by him concerning the products, formulas, processes, marketing and sales methodology and training and all other trade secrets of Employer's customers. In addition, Employee shall make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions of policies of Employer, personnel matters, marketing or sales strategies or data, pricing information, technical data or specifications and written or oral communications of any sort of Employer or any of its customers which have not previously been disclosed to the general public with Employer's consent or without first obtaining the consent of Employer for such disclosure. Upon any termination of this Agreement or Employee's employment, Employee or his representatives shall immediately deliver to Employer all notes, notebooks, letters, papers, drawings, memos, communications, blueprints or other writings or data relating to the business of Employer or its customers.

          B.          Employee shall promptly disclose to Employer all ideas, discoveries, designs, improvements, innovations and inventions (collectively referred to herein as
"inventions"), whether patentable or not, either relating to the existing business, products, plans, processes, or procedures of Employer, or any parent or subsidiary of Employer, or suggested by or resulting from Employee's work at Employer, or resulting wholly or in part from the use of Employer's time, material, facilities or ideas, which Employee makes or conceives, in whole or in part, whether or not during working hours, alone or with others, at any time during the term of his employment pursuant to this Agreement or during the first twelve-month period immediately following termination of his employment for any reason, and Employee agrees that all such inventions shall be the exclusive property of Employer.

          C.          Employee hereby assigns to Employer all his rights and interests in and to all such inventions and all patents which may be obtained on them, in this or any foreign country. At Employer's expense, but without charge to it, Employee agrees to execute, acknowledge and deliver to Employer any specific assignments to any such inventions or other relevant documents and take any such further action as may be considered necessary by Employer at any time to obtain or defend letters patent in any and all countries or to obtain documents relating to registration, ownership or transfer of copyrights, or to vest title in such inventions in Employer or its assigns or to obtain for Employer any other legal protection for such inventions.

          D.          Because Employee shall acquire by reason of his employment and association with Employer an extensive knowledge of Employer's Trade Secrets, customers, procedures, and other confidential information, the parties hereto recognize that in the event of a breach or threat of breach by Employee of the terms and provisions contained in this Paragraph 8, compensation alone to Employer would not be an adequate remedy for a breach of those terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of the provisions of this Paragraph 8 by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties regarding this Agreement have been finally resolved on the merits by settlement, arbitration or by a court of law having competent jurisdiction over the parties. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, Employees and agents from and waives any claim for damages against them which he might have with respect to Employer's obtaining in good faith any injunction or restraining order pursuant to this Agreement. Employee agrees that any action for injunction brought pursuant to this Paragraph 8 may be brought in the New York State Supreme Court in the County of Monroe and hereby submits to the jurisdiction of that court and waives any objection as to venue.

9.          RESTRICTIVE COVENANT

          In consideration of the Employer's undertakings as set forth in Section 7 hereof, for a period of two years after the termination or expiration of this Agreement, the
Employee shall not, directly or indirectly, own, manage, operate, control, be employed by,

participate in, or be connected in any manner with the ownership, management, operation or control of any business which is directly competitive to the business conducted by the Employer at the time this Agreement terminates. In the event of the Employee's actual or threatened breach of this section, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. Nothing in this Agreement shall be construed to prohibit the Employee from pursuing his career in the conventional or nuclear power industry.

10.          CONSTRUCTION OF THIS AGREEMENT

          A.          Choice of Law:

                    This Agreement is to be construed pursuant to the laws of the State of New York, including New York law regarding choice of law.

          B.          Invalid Agreement Provisions:

                    Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and the Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

          C.          No Other Agreements:

                    This Agreement represents the entire Agreement between the Employee and the Employer, and supersedes any and all negotiations and other agreements, oral, implied or written, in any way related to the employment relationship between the Employee and the Employer. No agreements, representations, or understandings (oral, written, or implied) other than those expressly set forth herein have been made or entered into by either party with respect to any aspect of the Employee's employment or any of the matters dealt with herein. In executing this Agreement, neither the Employer nor the Employee relies upon any promise, representation, or other inducement that is not expressed in this Agreement. This Agreement may be modified only by a written Agreement signed by both the Employee and the Employer and may not be modified in any oral agreement or representation.

          D.          Practices Inconsistent With This Agreement:

                    No provision of this Agreement shall be modified or construed by any practice or policy that is inconsistent with such provision, and failure by either the Employee or the Employer to comply with any provision, shall not affect the rights of either to thereafter comply or require the other to comply.

11.          ARBITRATION

          Any dispute between Employer and the Employee in any way arising out of this Agreement, other than an action for an injunction brought pursuant to Paragraph 8 of this Agreement, including the termination of Employees employment and/or this Agreement, shall be submitted to arbitration by an arbitrator selected by the American Arbitration Association. The arbitrator's decision with respect to any such dispute shall be final and binding. Any such disputes must be submitted to arbitration within six (6) months of termination, cancellation, or expiration of this Agreement. Any party who, in violation of this paragraph, initiates a lawsuit against the other party, shall pay the other party's reasonable attorney's fees and costs incurred in such lawsuit. Except as otherwise provided herein, such arbitration shall take place in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and shall be held in Monroe County, New York.

Date: 1/22/01 Date: 1/16/01	HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ MARK NICODEMUS Mark Nicodemus, President Employer /S/ GARY W. MILLER Gary W. Miller Employee

                                                                                                                                         EXHIBIT 10.3

Employment agreement

1.          AGREEMENT

          This writing represents an agreement ("Agreement") between Timothy J. Walsh, Ph.D, P.E., (the "Employee") and Helios Energy Technologies, Inc., 4 West Avenue, LeRoy, New York 14482 (the "Employer") and defines the employment relationship between the Employee and the Employer.

2.          THE EMPLOYEE'S POSITION

          The Employee shall hold the position of Vice President, Engineering. The Employee's responsibilities shall be those usual to the Employee's position in the Employer's industry, including the management of technical activities, supervision of contract research operations, system design and specification, engineering calculations and authoring reports and technical papers. The Employee shall at all times exercise his best efforts for the Employer and shall diligently and proficiently perform his duties for the Employer.

3.          EMPLOYEE COMPENSATION

          Upon the commencement of this Agreement as set forth in Section 5 (Term of Agreement), the Employee shall be compensated as follows:

          A.          Annual Salary:

                    The Employer shall pay the Employee, in equal monthly installments, initially at the rate of $125,000 per year. This rate may be changed from time to time upon review of the Employee's performance by the Employer's Board of Directors.

          B.          Executive Bonus:

                    The Employer shall pay the Employee 2% of the Employer's annual earnings each year, calculated before provision for income tax and before provision for this and any other Executive Bonuses and payable within 45 days of the Employer's fiscal year end. This amount shall not exceed 100% of the Employee's annual salary for the fiscal year the bonus is declared.

          C.          Stock Options:

                    The Employer shall grant to the Employee an incentive stock option to purchase up to 5,000 shares of the Company's $.01 par value Common Stock at an exercise price of $5.00 per share. The option granted hereby shall be subject to the terms and conditions set forth in the Stock

Option Agreement. The term of the option shall be for a period of 10 years, and shall provide for immediate and full vesting.

          D.          Restricted Stock:

                    The Employer shall issue 6,000 share of its $.01 par value Common Stock directly to the Employee. Such stock shall initially be unvested and shall vest at a rate of 33 1/3% for each 12 months of employment so that such stock is fully vested at the end of 36 months of employment pursuant to the terms and conditions of this Agreement. The Employee acknowledges that since said shares have not been registered with the Securities and Exchange Commission, that the Certificates representing such shares bear a securities law restrictive legend.

4.          EMPLOYEE BENEFITS

          The Employee shall be entitled to the following benefits upon the commencement of this Agreement as set forth in Section 5:

          A.          Vacation:

                    Upon the completion of six full months of employment, the Employee shall be entitled to two weeks paid vacation for and in the first twelve months of this Agreement, two weeks paid vacation, plus an optional one-week unpaid vacation for and in the second twelve months, and three weeks paid vacation, plus an optional one-week unpaid vacation for and in the third twelve months of this Agreement.

          B.          Additional Benefits:

                    1.          The Employee will be included in such fringe benefit programs as exist as of the date of the commencement of this Agreement as set forth in Section 5, as well as in such benefit programs as the Employer hereafter adopts for the benefit of all Employees. More specifically, he shall be entitled to:

                              (a)          Health Benefits - The Employer shall pay $350 per month for medical insurance coverage. The Employee shall pay the balance of the premium. Dental coverage is available at the Employee's option.

                              (b)           Retirement Benefits - In accordance with the Employer's "SIMPLE" Plan, the Employer shall contribute annually 3% of the Employee's annual salary. The Employee may elect to contribute up to $6,500 pre-tax each year as such amount may be adjusted from time to time by the Internal Revenue Service;

                    2.          The Employer shall pay the Employee $100 per day (up to a maximum of 45 days) until the Employee is permanently relocated. The Employer shall also pay the Employee

$15,000 relocation payment payable within 60 days of the later of full employment or upon permanent relocation, such obligation to expire nine months from the date of the Employee's commencement of employment. The Employee agrees to reimburse the Employer the $15,000 amount if he shall be terminated for just cause as set forth in Section 7A2(b) of this Agreement.

                    3.          The Employee shall be entitled to 7 paid holidays per year.

                    4.          The Employee shall be entitled to 5 paid sick days per year.

                    5.          The Employee shall be entitled to 5 paid personal days per year.

5.          TERM OF AGREEMENT

          This Agreement shall be for a period of three (3) years commencing on the first day of the month immediately following the month in which Employer receives $1,500,000 in proceeds from its initial public offering of securities and shall automatically renew for three (3) years, unless the Employer informs the Employee of its intention to allow such Agreement to expire by giving written notice to the Employee at least six (6) months prior to the termination date.

6.          CHANGE OF OWNERSHIP

          If the Employer is bought out by another company, this Agreement may be bought out at the prorated lump sum of Annual Salary and Bonus for the lesser of twelve months or the remaining months on this Agreement.

7.          TERMINATION OF THE AGREEMENT

          A.          Cause of Termination:

                    1.          Termination by the Employee

                              The Employee may terminate this Agreement, for any reason, upon written notice to the Employer not fewer than twelve (12) months before the date of the intended termination.

                    2.          Termination by Employer

                              (a)          The Employer may at any time terminate this Agreement without cause, by a notice to that effect to the Employee.

                              (b)          The Employer may terminate this Agreement without notice for just cause, including but not limited to, habitual neglect of or failure to perform duties after written warning from Employer to correct such failure, theft or misappropriation, or the Employee's continued incapacity due to mental or physical illness to perform the Employee's duties.

          B.          Effect of Termination of Agreement:

                    Except as otherwise provided herein, upon expiration of the term of this Agreement pursuant to Section 5, or by termination pursuant to Section 7(A) of this Agreement, all obligations of the Employee and the Employer shall terminate.

                    If the Employer gives notice to the Employee as provided in Paragraph 7A2(a) herein:

                    1.          The Employee agrees:

                              (a)          To continue to devote his best efforts and time to performance of his duties for the Employer and to cooperate with the Employer in effecting an orderly transfer of responsibilities and duties to a successor over a period of time to be determined by the Employer in its sole discretion, but not to exceed three (3) months.

                              (b)          To consult with the Employer as may reasonably be required.

                    2.          The Employer agrees:

                              (a)          To cooperate in the Employee's effort to obtain new employment;

                              (b)          If termination occurs within the first month of full employment, the Employee shall pay the Employer 25% of the Employee's unearned annual salary, calculated for unexpired term of this Agreement as set forth in Section 5, without extensions. Such percentage shall equal 27% if termination occurs within second month of full employment and shall increase by 2 percentage points for each month of full employment thereafter.

8.           CONFIDENTIALITY AND TRANSFER OF INVENTIONS

          A.          During the term of this Agreement and for a period of ten (10) years thereafter, except as may be required by his employment hereunder, Employee will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any Trade Secrets of Employer. Trade Secrets include information concerning matters affecting or relating to the products, pricing, marketing and sales strategies, servicing of products, processes, formulas, inventions, discoveries, devices, finances or business of Employer or of its customers. Employee will at all times hold inviolate and keep secret all knowledge or information and
Trade Secrets acquired by him concerning the names of the Employer's customers, their addresses, the prices Employer obtains or has obtained from them for its goods or services, all knowledge or information acquired by him concerning the products, formulas, processes, marketing and sales methodology and training and all other trade secrets of Employer's customers. In addition, Employee shall make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions of policies of Employer, personnel matters, marketing or sales strategies or data, pricing information, technical data or specifications and written or oral communications of any sort of Employer or any of its customers which have not previously been disclosed to the general public with Employer's consent or without first obtaining the consent of Employer for such disclosure. Upon any termination of this Agreement or Employee's employment, Employee or his representatives shall immediately deliver to Employer all notes, notebooks, letters, papers, drawings, memos, communications, blueprints or other writings or data relating to the business of Employer or its customers.

          B.          Employee shall promptly disclose to Employer all ideas, discoveries, designs, improvements, innovations and inventions (collectively referred to herein as "inventions"), whether patentable or not, either relating to the existing business, products, plans, processes, or procedures of Employer, or any parent or subsidiary of Employer, or suggested by or resulting from Employee's work at Employer, or resulting wholly or in part from the use of Employer's time, material, facilities or ideas, which Employee makes or conceives, in whole or in part, whether or not during working hours, alone or with others, at any time during the term of his employment pursuant to this Agreement or during the first twelve-month period immediately following termination of his employment for any reason, and Employee agrees that all such inventions shall be the exclusive property of Employer .

          C.          Employee hereby assigns to Employer all his rights and interests in and to all such inventions and all patents which may be obtained on them, in this or any foreign country. At Employer's expense, but without charge to it, Employee agrees to execute, acknowledge and deliver to Employer any specific assignments to any such inventions or other relevant documents and take any such further action as may be considered necessary by Employer at any time to obtain or defend letters patent in any and all countries or to obtain documents relating to registration, ownership or transfer of copyrights, or to vest title in such inventions in Employer or its assigns or to obtain for Employer any other legal protection for such inventions.

          D.          Because Employee shall acquire by reason of his employment and association with
Employer an extensive knowledge of Employer's Trade Secrets, customers, procedures, and other confidential information, the parties hereto recognize that in the event of a breach or threat of breach by Employee of the terms and provisions contained in this Paragraph 8, compensation alone to
Employer would not be an adequate remedy for a breach of those terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of the provisions of this Paragraph 8 by
Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties regarding this Agreement have been finally resolved on the merits by settlement, arbitration or by a court of law having competent jurisdiction over the parties. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, Employees and agents from and waives any claim for damages against them which he might have with respect to Employer's obtaining in good faith any injunction or restraining order pursuant to this Agreement. Employee agrees that any action for injunction brought pursuant to this Paragraph 8 may be brought in the New York State Supreme Court in the County of Monroe and hereby submits to the jurisdiction of that court and waives any objection as to venue.

9.          RESTRICTIVE COVENANT

          In consideration of the Employer's undertakings as set forth in Section 7 hereof, for a period of two years after the termination or expiration of this Agreement, the Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is directly competitive to the business conducted by the Employer at the time this Agreement terminates. In the event of the Employee's actual or threatened breach of this section, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. Nothing in this Agreement shall be construed to prohibit the Employee from pursuing his career in the conventional or nuclear power industry.

10.          CONSTRUCTION OF THIS AGREEMENT

          A.          Choice of Law:

                    This Agreement is to be construed pursuant to the laws of the State of New York, including New York law regarding choice of law.

          B.          Invalid Agreement Provisions:

                    Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and the Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

          C.          No Other Agreements:

                    This Agreement represents the entire Agreement between the Employee and the
Employer, and supersedes any and all negotiations and other agreements, oral, implied or written, in any way related to the employment relationship between the Employee and the Employer. No agreements, representations, or understandings (oral, written, or implied) other than those expressly set forth herein have been made or entered into by either party with respect to any aspect of the
Employee's employment or any of the matters dealt with herein. In executing this Agreement, neither the Employer nor the Employee relies upon any promise, representation, or other inducement that is not expressed in this Agreement. This Agreement may be modified only by a written Agreement signed by both the Employee and the Employer and may not be modified in any oral agreement or representation.

          D.          Practices Inconsistent With This Agreement:

                    No provision of this Agreement shall be modified or construed by any practice or policy that is inconsistent with such provision, and failure by either the Employee or the Employer to comply with any provision, shall not affect the rights of either to thereafter comply or require the other to comply.

11.          ARBITRATION

          Any dispute between Employer and the Employee in any way arising out of this Agreement, other than an action for an injunction brought pursuant to Paragraph 8 of this Agreement, including the termination of Employees employment and/or this Agreement, shall be submitted to arbitration by an arbitrator selected by the American Arbitration Association. The arbitrator's decision with respect to any such dispute shall be final and binding. Any such disputes must be submitted to arbitration within six (6) months of termination, cancellation, or expiration of this Agreement. Any party who, in violation of this paragraph, initiates a lawsuit against the other party, shall pay the other party's reasonable attorney's fees and costs incurred in such lawsuit. Except as otherwise provided herein, such arbitration shall take place in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and shall be held in Monroe County, New York.

Date: 1-22-01 Date: Jan. 12, 2001	HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ MARK NICODEMUS Mark Nicodemus, President Employer /S/ TIMOTHY J. WALSH Timothy J. Walsh, Ph.D, P.E. Employee

                                                                                              EXHIBIT 10.4

Employment agreement

1.          AGREEMENT

          This writing represents an agreement ("Agreement") between Phillip C. Doyle, Jr., 8134 Waltham Road, North Charleston, Sourth Carolina 29406 (the "Employee") and Helios Energy Technologies, Inc., 4 West Avenue, LeRoy, New York 14482 (the "Employer") and defines the employment relationship between the Employee and the Employer.

2.          THE EMPLOYEE'S POSITION

          The Employee shall hold the position of Vice President, Business Development. The Employee's responsibilities shall be those usual to the Employee's position in the Employer's industry, including developing and implementing successful growth strategies for the Employer through advertising and promotion, interacting with industry principals, participation in preparative of proposals, negotiating and closing deals and contracts, pursuing and negotiating strategic alliances and joint ventures and structuring an effective sales organization. The Employee shall at all times exercise his best efforts for the Employer and shall diligently and proficiently perform his duties for the Employer.

3.          EMPLOYEE COMPENSATION

          Upon the commencement of this Agreement as set forth in Section 5 (Term of Agreement), the Employee shall be compensated as follows:

          A.          Annual Salary:

                    The Employer shall pay the Employee, in equal monthly installments, initially at the rate of $75,000 for the first year of employment, $80,000 for the second year of employment and $85,000 for the third year of employment. These rates may be changed from time to time upon review of the Employee's performance by the Employer's Board of Directors.

          B.          Executive Bonus:

                    The Employer shall pay the Employee 3% of the Employer's annual earnings each year, calculated before provision for income tax and before provision for this and any other
Executive Bonuses and payable within 45 days of the Employer's fiscal year end. This amount shall not exceed 100% of the Employee's annual salary for the fiscal year the bonus is declared.

          C.          Stock Options:

                    The Employer shall grant to the Employee a nonqualified stock option to purchase up to 5,000 shares of the Company's $.01 par value Common Stock at an exercise price of $5.00 per share. The option granted hereby shall be subject to the terms and conditions set forth in the Stock Option Agreement. The term of the option shall be for a period coextensive with the Employee's employment with the Employer and for an additional 90 days immediately following the Employee's termination of employment. The option shall provide for immediate and full vesting.

          D.          Restricted Stock:

                    The Employer shall issue 6,000 share of its $.01 par value Common Stock directly to the Employee. Such stock shall initially be unvested and shall vest at a rate of 33 1/3% for each 12 months of employment so that such stock is fully vested at the end of 36 months of employment pursuant to the terms and conditions of this Agreement. The Employee acknowledges that since said shares have not been registered with the Securities and Exchange Commission, that the Certificates representing such shares bear a securities law restrictive legend.

4.          EMPLOYEE BENEFITS

          The Employee shall be entitled to the following benefits upon the commencement of this Agreement as set forth in Section 5:

          A.          Vacation:

                    Upon the completion of six full months of employment, the Employee shall be entitled to two weeks paid vacation for and in the first twelve months of this Agreement, three weeks paid vacation for and in the second twelve months, and three weeks paid vacation for and in the third twelve months of this Agreement.

          B.          Additional Benefits:

                    1.          The Employee will be included in such fringe benefit programs as exist as of the date of the commencement of this Agreement as set forth in Section 5, as well as in such benefit programs as the Employer hereafter adopts for the benefit of all Employees. More specifically, he shall be entitled to:

                              (a)          Health Benefits - The Employer shall pay $350 per month for medical insurance coverage. The Employee shall pay the balance of the premium. Dental coverage is available at the Employee's option.

                              (b)           Retirement Benefits - The Employee agrees to waive any right to any retirement benefits the Employer provides or may provide for other employees.

                    2.          The Employer shall pay the Employee $100 per day (up to a maximum of 45 days) until the Employee is permanently relocated. In addition, the Employer will reimburse the Employee for meal and transportation expenses, but only to the extent that such expenses are actually incurred by the Employee in traveling to and from South Carolina and New York State in connection with this Agreement, subject to a maximum of $2,000.

                    3.          The Employee shall be entitled to 7 paid holidays per year.

                    4.          The Employee shall be entitled to 5 paid sick days per year

                    5.          The Employee shall be entitled to 5 paid personal days per year.

5.          TERM OF AGREEMENT

          This Agreement shall be for a period of three (3) years commencing on the first day of the month immediately following the month in which Employer receives $1,700,000 in proceeds from its initial public offering of securities and shall automatically renew for three (3) years, unless the Employer informs the Employee of its intention to allow such Agreement to expire by giving written notice to the Employee at least six (6) months prior to the termination date.

6.          CHANGE OF OWNERSHIP

          If the Employer is bought out by another company, this Agreement may be bought out at the prorated lump sum of Annual Salary and Bonus for the lesser of twelve months or the remaining months on this Agreement.

7.          TERMINATION OF THE AGREEMENT

          A.          Cause of Termination:

                    1.          Termination by the Employee

                              The Employee may terminate this Agreement, for any reason, upon written notice to the Employer not fewer than twelve (12) months before the date of the intended termination.

                    2.          Termination by Employer

                              (a)          The Employer may at any time terminate this Agreement without cause, by a notice to that effect to the Employee.

                              (b)          The Employer may terminate this Agreement without notice for just cause, including but not limited to, habitual neglect of or failure to perform duties after written warning from Employer to correct such failure, theft or misappropriation, or the Employee's continued incapacity due to mental or physical illness to perform the Employee's duties.

          B.          Effect of Termination of Agreement:

                    Except as otherwise provided herein, upon expiration of the term of this Agreement pursuant to Section 5, or by termination pursuant to Section 7(A) of this Agreement, all obligations of the Employee and the Employer shall terminate.

                    If the Employer gives notice to the Employee as provided in Paragraph 7A2(a) herein:

                    1.          The Employee agrees:

                              (a)          To continue to devote his best efforts and time to performance of his duties for the Employer and to cooperate with the Employer in effecting an orderly transfer of responsibilities and duties to a successor over a period of time to be determined by the Employer in its sole discretion, but not to exceed three (3) months.

                              (b)          To consult with the Employer as may reasonably be required.

                    2.          The Employer agrees:

                              (a)          To cooperate in the Employee's effort to obtain new employment;

                              (b)          If termination occurs within the first month of full employment, the Employee shall pay the Employer 25% of the Employee's unearned annual salary, calculated for unexpired term of this Agreement as set forth in Section 5, without extensions. Such percentage shall equal 27% if termination occurs within second month of full employment and shall increase by 2 percentage points for each month of full employment thereafter.

8.           CONFIDENTIALITY AND TRANSFER OF INVENTIONS

          A.          During the term of this Agreement and for a period of ten (10) years thereafter, except as may be required by his employment hereunder, Employee will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any Trade Secrets of Employer. Trade Secrets include information concerning matters affecting or relating to the products, pricing, marketing and sales strategies, servicing of products, processes, formulas, inventions, discoveries, devices, finances or business of Employer or of its customers. Employee will at all times hold inviolate and keep secret all knowledge or information and Trade Secrets acquired by him concerning the names of the Employer's customers, their addresses, the prices Employer obtains or has obtained from them for its goods or services, all knowledge or information acquired by him concerning the products, formulas, processes, marketing and sales methodology and training and all other trade secrets of Employer's customers. In addition, Employee shall make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions of policies of Employer, personnel matters, marketing or sales strategies or data, pricing information, technical data or specifications and written or oral communications of any sort of Employer or any of its customers which have not previously been disclosed to the general public with Employer's consent or without first obtaining the consent of Employer for such disclosure. Upon any termination of this Agreement or Employee's employment, Employee or his representatives shall immediately deliver to Employer all notes, notebooks, letters, papers, drawings, memos, communications, blueprints or other writings or data relating to the business of Employer or its customers.

          B.          Employee shall promptly disclose to Employer all ideas, discoveries, designs, improvements, innovations and inventions (collectively referred to herein as "inventions"), whether patentable or not, either relating to the existing business, products, plans, processes, or procedures of Employer, or any parent or subsidiary of Employer, or suggested by or resulting from Employee's work at Employer, or resulting wholly or in part from the use of Employer's time, material, facilities or ideas, which Employee makes or conceives, in whole or in part, whether or not during working hours, alone or with others, at any time during the term of his employment pursuant to this Agreement or during the first twelve-month period immediately following termination of his employment for any reason, and Employee agrees that all such inventions shall be the exclusive property of Employer .

          C.          Employee hereby assigns to Employer all his rights and interests in and to all such inventions and all patents which may be obtained on them, in this or any foreign country. At Employer's expense, but without charge to it, Employee agrees to execute, acknowledge and deliver to Employer any specific assignments to any such inventions or other relevant documents and take any such further action as may be considered necessary by Employer at any time to obtain or defend letters patent in any and all countries or to obtain documents relating to registration, ownership or transfer of copyrights, or to vest title in such inventions in Employer or its assigns or to obtain for Employer any other legal protection for such inventions.

          D.          Because Employee shall acquire by reason of his employment and association with Employer an extensive knowledge of Employer's Trade Secrets, customers, procedures, and other confidential information, the parties hereto recognize that in the event of a breach or threat of breach by Employee of the terms and provisions contained in this Paragraph 8, compensation alone to Employer would not be an adequate remedy for a breach of those terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of the provisions of this Paragraph 8 by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties regarding this Agreement have been finally resolved on the merits by settlement, arbitration or by a court of law having competent jurisdiction over the parties. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, Employees and agents from and waives any claim for damages against them which he might have with respect to Employer's obtaining in good faith any injunction or restraining order pursuant to this Agreement. Employee agrees that any action for injunction brought pursuant to this Paragraph 8 may be brought in the New York State Supreme Court in the County of Monroe and hereby submits to the jurisdiction of that court and waives any objection as to venue.

9.          RESTRICTIVE COVENANT

          In consideration of the Employer's undertakings as set forth in Section 7 hereof, for a period of two years after the termination or expiration of this Agreement, the Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is directly competitive to the business conducted by the Employer at the time this Agreement terminates. In the event of the Employee's actual or threatened breach of this section, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. Nothing in this Agreement shall be construed to prohibit the Employee from pursuing his career in the conventional or nuclear power industry.

10.          CONSTRUCTION OF THIS AGREEMENT

          A.          Choice of Law:

                    This Agreement is to be construed pursuant to the laws of the State of New York, including New York law regarding choice of law.

          B.          Invalid Agreement Provisions:

                    Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and the Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

          C.          No Other Agreements:

                    This Agreement represents the entire Agreement between the Employee and the Employer, and supersedes any and all negotiations and other agreements, oral, implied or written, in any way related to the employment relationship between the Employee and the Employer. No agreements, representations, or understandings (oral, written, or implied) other than those expressly set forth herein have been made or entered into by either party with respect to any aspect of the Employee's employment or any of the matters dealt with herein. In executing this Agreement, neither the Employer nor the Employee relies upon any promise, representation, or other inducement that is not expressed in this Agreement. This Agreement may be modified only by a written Agreement signed by both the Employee and the Employer and may not be modified in any oral agreement or representation.

          D.          Practices Inconsistent With This Agreement:

                    No provision of this Agreement shall be modified or construed by any practice or policy that is inconsistent with such provision, and failure by either the Employee or the Employer to comply with any provision, shall not affect the rights of either to thereafter comply or require the other to comply.

11.          ARBITRATION

          Any dispute between Employer and the Employee in any way arising out of this Agreement, other than an action for an injunction brought pursuant to Paragraph 8 of this Agreement, including the termination of Employees employment and/or this Agreement, shall be submitted to arbitration by an arbitrator selected by the American Arbitration Association. The arbitrator's decision with respect to any such dispute shall be final and binding. Any such disputes must be submitted to arbitration within six (6) months of termination, cancellation, or expiration of this Agreement. Any party who, in violation of this paragraph, initiates a lawsuit against the other party, shall pay the other party's reasonable attorney's fees and costs incurred in such lawsuit. Except as otherwise provided herein, such arbitration shall take place in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and shall be held in Monroe County, New York.

Date: 1-22-01 Date: 18 JAN 2001	HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ MARK NICODEMUS Mark Nicodemus, President Employer /S/ PHILLIP C. DOYLE, JR. Phillip C. Doyle, Jr. Employee

                                                                                                   EXHIBIT 10.5

CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT ("Agreement") entered into as of January 1, 2001 between HELIOS ENERGY TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of New York ("HEETech") and CARL NICODEMUS           of Satellite Beach, Florida ("NICODEMUS");

W I T N E S S E T H :

          WHEREAS, Nicodemus was the founder, President and Chief Executive Officer of Helios Research Corp. ("Research"), HEETech's predecessor, and has been Chairman of the Board of HEETech since its inception; and

          WHEREAS, Consultant has agreed to serve HEETech in the capacity as Consultant by providing consulting services to HEETech from time to time; and

          WHEREAS, HEETech desires to have Consultant serve in such capacities under the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises recited herein, the parties mutually covenant and agree each with the other as follows:

           1.          Work to Be Performed and Services to Be Rendered.

                    (a)          Consultant agrees that during the term of this Agreement, the Consultant shall devote a significant amount of his time by rendering his advice to HEETech on all phases of its corporate activities, including development, operations, marketing, sales and distribution;

                    (b)          The work to be performed and the services to be rendered hereunder shall be performed by the Consultant, and such work or services may not be subcontracted or otherwise performed by third parties on behalf of Consultant without the prior written permission of HEETech, which permission shall not be unreasonably withheld; provided, however, that Consultant shall be responsible therefor pursuant to this Agreement.

           2.          Compensation.

                    As compensation in full for the successful performance of all work and services to be performed hereunder, HEETech shall pay Consultant a fixed fee of $80,000 per year to be paid in monthly installments of $6,666.66 each on the 25th day of each month beginning on January 25, 2001, with a last payment to be made in the amount of $6,666.74 to be paid on the 25th day of December, 2001.

           3.          Term of Agreement.

                    (a)          This Agreement shall be for a period of one (1) year commencing on January 1, 2001 and ending on December 31, 2001 and shall automatically be renewed for additional years, unless HEETech informs the Consultant of its intention to allow such Agreement to expire by giving written notice to the Consultant at least three (3) months prior to the termination date.

                    (b)          The term of any right or licenses under proprietary rights granted to HEETech as a result of or related to this Agreement shall be for the full term of such proprietary rights.

           4.          Change of Ownership.

                    If HEETech is bought out by another company, this Agreement may also be bought out at the prorated lump sum of the Consultant's fixed fee for the lesser of twelve months or the remaining months on this Agreement.

           5.           Confidentiality and Transfer of Inventions.

                    A.          During the term of this Agreement and for a period of ten (10) years thereafter except as may be required by his employment hereunder, Consultant will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any Trade Secrets of HEETech. Trade Secrets include information concerning matters affecting or relating to the products, pricing, marketing and sales strategies, servicing of products, processes, formulas, inventions, discoveries, devices, finances or business of HEETech or of its customers. Consultant will at all times hold inviolate and keep secret all knowledge or information and Trade Secrets acquired by him concerning the names of HEETech's customers, their addresses, the prices HEETech obtains or has obtained from them for its goods or services, all knowledge or information acquired by him concerning the products, formulas, processes, marketing and sales methodology and training and all other trade secrets of HEETech's customers. In addition, Consultant shall make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions of policies of HEETech, personnel matters, marketing or sales strategies or data, pricing information, technical data or specifications and written or oral communications of any sort of HEETech or any of its customers which have not previously been disclosed to the general public with HEETech's consent or without first obtaining the consent of HEETech for such disclosure. Upon any termination of this Agreement or Consultant's employment, Consultant or his representatives shall immediately deliver to HEETech all notes, notebooks, letters, papers, drawings, memos, communications, blueprints or other writings or data relating to the business of HEETech or its customers.

                    B.          Consultant shall promptly disclose to HEETech all ideas, discoveries, designs, improvements, innovations and inventions (collectively referred to herein as "inventions"), whether patentable or not, either relating to the existing business, products, plans, processes, or procedures of HEETech, or any parent or subsidiary of HEETech, or suggested by or resulting from Consultant's work at HEETech, or resulting wholly or in part from the use of HEETech's time, material, facilities or ideas, which Consultant makes or conceives, in whole or in part, whether or not during working hours, alone or with others, at any time during the term of his employment pursuant to this Agreement or during the first six-month period immediately following termination of his employment for any reason, and Consultant agrees that all such inventions shall be the exclusive property of HEETech.

                    C.          Consultant hereby assigns to HEETech all his rights and interests in and to all such inventions and all patents which may be obtained on them, in this or any foreign country. At HEETech's expense, but without charge to it, Consultant agrees to execute, acknowledge and deliver to HEETech any specific assignments to any such inventions or other relevant documents and take any such further action as may be considered necessary by HEETech at any time to obtain or defend letters patent in any and all countries or to obtain documents relating to registration, ownership or transfer of copyrights, or to vest title in such inventions in HEETech or its assigns or to obtain for HEETech any other legal protection for such inventions.

                    D.          Because Consultant shall acquire by reason of his employment and association with HEETech an extensive knowledge of HEETech's Trade Secrets, customers, procedures, and other confidential information, the parties hereto recognize that in the event of a breach or threat of breach by Consultant of the terms and provisions contained in this Paragraph 5, compensation alone to HEETech would not be an adequate remedy for a breach of those terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of the provisions of this Paragraph 5 by Consultant, HEETech shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Consultant from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties regarding this Agreement have been finally resolved on the merits by settlement or by a court of law. Consultant hereby waives any right he may have to require HEETech to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases HEETech, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to HEETech's obtaining in good faith any injunction or restraining order pursuant to this Agreement. Consultant agrees that any action for injunction brought pursuant to this Paragraph 5 may be brought in the New York State Supreme Court in the County of Monroe and hereby submits to the jurisdiction of that court and waives any objection as to venue.

           6.          Restrictive Covenant.

                    In consideration of HEETech's undertakings as set forth in Section 2 hereof, for a period of two years after the termination or expiration of this Agreement, the Consultant shall not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is directly competitive to the business conducted by HEETech at the time this Agreement terminates. In the event of the Consultant's actual or threatened breach of this section, HEETech shall be entitled to a preliminary restraining order and injunction restraining the Consultant from violating its provisions. Nothing in this Agreement shall be construed to prohibit HEETech from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Consultant. Nothing in this Agreement shall be construed to prohibit the Consultant from pursuing his career as an accountant or in the financial consulting business.

           7.          Indemnities.

                    Consultant shall indemnify and hold HEETech harmless against any loss or liability to person or property arising out of the performance of Consultant under this Agreement, including any liability resulting from a final decision of the Internal Revenue Service or court of competent jurisdiction that Consultant is an employee of HEETech. This indemnity shall extend to HEETech's attorney and/or accountant fees directly associated with a claim by the Internal Revenue Service that Consultant is an employee. HEETech shall not be required to contest any final decision of the Internal Revenue Service that Consultant is an employee, if, in the opinion of HEETech's tax advisor(s), such contest would probably not be successful.

           8.          Termination/Cancellation.

                    (a)          This Agreement may be terminated or canceled by either party upon the occurrence of any of the following events, and neither party shall have any liability to the other party for the exercise of such right.

                              (1)          By either party, if the other party has breached a covenant, obligation or warranty under this Agreement and such breach remains uncured for a period of 30 days after notice thereof is sent to such other party;

                              (2)          By either party, if the other party ceases to conduct business.

                    (b)          In the event either party terminates or cancels this Agreement pursuant to this Paragraph 8, HEETech shall have no further liability to Consultant, except to pay Consultant a pro-rata share of the compensation of Paragraph 2 for that portion of the year for which services have been performed through to the date of termination/cancellation.

           9.          Construction of This Agreement.

                    A.          Choice of Law:

                    This Agreement is to be construed pursuant to the laws of the State of New York, including New York law regarding choice of law.

                    B.          Invalid Agreement Provisions:

                              Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and the Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

                    C.          No Other Agreements:

                              This Agreement represents the entire Agreement between the Consultant and HEETech, and supersedes any and all negotiations and other agreements, oral, implied or written, in any way related to the employment relationship between the Consultant and HEETech. No agreements, representations, or understandings (oral, written, or implied) other than those expressly set forth herein have been made or entered into by either party with respect to any aspect of the Consultant's employment or any of the matters dealt with herein. In executing this Agreement, neither HEETech nor the Consultant relies upon any promise, representation, or other inducement that is not expressed in this Agreement. This Agreement may be modified only by a written Agreement signed by both the Consultant and HEETech and may not be modified in any oral agreement or representation.

                    D.          Practices Inconsistent With This Agreement:

                              No provision of this Agreement shall be modified or construed by any practice or policy that is inconsistent with such provision, and failure by either the Consultant or HEETech to comply with any provision, shall not affect the rights of either to thereafter comply or require the other to comply.

          10.          Arbitration.

                    Any dispute between HEETech and the Consultant in any way arising out of this
Agreement, other than an action for an injunction brought pursuant to Paragraph 5 of this
Agreement, including the termination of employees employment and/or this Agreement, shall be submitted to arbitration by an arbitrator selected by the American Arbitration Association. The arbitrator's decision with respect to any such dispute shall be final and binding. Any such disputes must be submitted to arbitration within six (6) months of termination, cancellation, or expiration of this Agreement. Any party who, in violation of this paragraph, initiates a lawsuit against the other party, shall pay the other party's reasonable attorney's fees and costs incurred in such lawsuit. Except as otherwise provided herein, such arbitration shall take place in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and shall be held in Monroe County, New York.

          In witness whereof the parties hereto have caused this Agreement to be executed by their duly authorized representatives and to be effective as of the date first above written.

Date: 1-16-01	HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ MARK NICODEMUS Mark Nicodemus, President /S/ CARL NICODEMUS Carl Nicodemus

                                                                                                                                        EXHIBIT 10.6

CONSULTING AGREEMENT

          THIS AGREEMENT made and entered into the 1st day of January, 2001 by and between Helios Energy Technologies, Inc., a New York corporation having a principal place of business at 4 West Avenue, LeRoy, New York 14482 (hereinafter "HEETech") and William A. Jenny, an individual having a principal place of business at 51 Callingham Road, Pittsford, New York, (hereinafter "Consultant").

WITNESSETH

          WHEREAS, Consultant has agreed to serve HEETech in the capacity as Vice President-Finance and Secretary and, subject to the approval of the Company's shareholders, to serve as a member of the Company's Board of Directors; and

          WHEREAS, HEETech desires to have Consultant serve in such capacities under the terms and conditions set forth in this Agreement.

          Now, therefore, in consideration of the mutual covenants and promises set forth herein, the parties hereto agree as follows.

           1.          Work to Be Performed and Services to Be Rendered.

                    (a)          Consultant agrees that during the term of this Agreement, the Consultant shall devote a significant amount of his time to the duties customarily required to be performed by a Vice President, Chief Financial Officer and Director of a public corporation;

                    (b)          The work to be performed and the services to be rendered hereunder shall be performed by the Consultant, and such work or services may not be subcontracted or otherwise performed by third parties on behalf of Consultant without the prior written permission of HEETech, which permission shall not be unreasonably withheld; provided, however, that Consultant shall be responsible therefor pursuant to this Agreement.

           2.          Compensation.

                    (a)           As compensation in full for the successful performance of all work and services to be performed hereunder, except services rendered by Consultant in his capacity as a Director of HEETech, HEETech shall pay Consultant a minimum fixed fee of $6,000 per year. This minimum fixed fee shall be increased to $10,000 per year on the first day of the month immediately following the month in which HEETech receives $1,250,000 in proceeds from its initial public offering of securities;

                    (b)          HEETech shall reimburse Consultant for expenses incurred by Consultant in the performance of work and the rendition of services under this Agreement, provided that reimbursement of travel and related expenses shall be in accordance with HEETech's then current policies applicable to HEETech employees for the reimbursement of such expenses. Consultant shall obtain receipts for all expenses in excess of $25 and shall submit them to HEETech;

                    (c)          There is hereby granted to the Consultant a non-qualified stock option to purchase up to 25,000 shares of the Company's $.01 par value Common Stock at an exercise price of $5.00 per share. The option granted hereby shall be subject to the terms and conditions set forth in the Stock Option Agreement attached hereto and made a part hereof. The term of the option shall be for a period of 10 years, and shall be exercisable in full one year from the date of grant.

           3.          Term of Agreement.

                    (a)          This Agreement shall be for a period of three (3) years commencing on January 1, 2001 and shall automatically renew for three (3) years, unless HEETech informs the Consultant of its intention to allow such Agreement to expire by giving written notice to the Consultant at least six (6) months prior to the termination date.

                    (b)          The term of any right or licenses under proprietary rights granted to HEETech as a result of or related to this Agreement shall be for the full term of such proprietary rights.

           4.          Change of Ownership.

                    If HEETech is bought out by another company, this Agreement may also be bought out at the prorated lump sum of the Consultant's fixed fee for the lesser of twelve months or the remaining months on this Agreement.

           5.           Confidentiality and Transfer of Inventions.

                    A.          During the term of this Agreement and for a period of ten (10) years thereafter except as may be required by his employment hereunder, Consultant will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any Trade Secrets of HEETech. Trade Secrets include information concerning matters affecting or relating to the products, pricing, marketing and sales strategies, servicing of products, processes, formulas, inventions, discoveries, devices, finances or business of HEETech or of its customers. Consultant will at all times hold inviolate and keep secret all knowledge or information and Trade Secrets acquired by him concerning the names of HEETech's customers, their addresses, the prices HEETech obtains or has obtained from them for its goods or services, all knowledge or information acquired by him concerning the products, formulas, processes, marketing and sales methodology and training and all other trade secrets of

HEETech's customers. In addition, Consultant shall make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions of policies of HEETech, personnel matters, marketing or sales strategies or data, pricing information, technical data or specifications and written or oral communications of any sort of HEETech or any of its customers which have not previously been disclosed to the general public with HEETech's consent or without first obtaining the consent of HEETech for such disclosure. Upon any termination of this Agreement or Consultant's employment, Consultant or his representatives shall immediately deliver to HEETech all notes, notebooks, letters, papers, drawings, memos, communications, blueprints or other writings or data relating to the business of HEETech or its customers.

                    B.          Consultant shall promptly disclose to HEETech all ideas, discoveries, designs, improvements, innovations and inventions (collectively referred to herein as "inventions"), whether patentable or not, either relating to the existing business, products, plans, processes, or procedures of HEETech, or any parent or subsidiary of HEETech, or suggested by or resulting from Consultant's work at HEETech, or resulting wholly or in part from the use of HEETech's time, material, facilities or ideas, which Consultant makes or conceives, in whole or in part, whether or not during working hours, alone or with others, at any time during the term of his employment pursuant to this Agreement or during the first six-month period immediately following termination of his employment for any reason, and Consultant agrees that all such inventions shall be the exclusive property of HEETech.

                    C.          Consultant hereby assigns to HEETech all his rights and interests in and to all such inventions and all patents which may be obtained on them, in this or any foreign country. At HEETech's expense, but without charge to it, Consultant agrees to execute, acknowledge and deliver to HEETech any specific assignments to any such inventions or other relevant documents and take any such further action as may be considered necessary by HEETech at any time to obtain or defend letters patent in any and all countries or to obtain documents relating to registration, ownership or transfer of copyrights, or to vest title in such inventions in HEETech or its assigns or to obtain for HEETech any other legal protection for such inventions.

                    D.          Because Consultant shall acquire by reason of his employment and association with HEETech an extensive knowledge of HEETech's Trade Secrets, customers, procedures, and other confidential information, the parties hereto recognize that in the event of a breach or threat of breach by Consultant of the terms and provisions contained in this Paragraph 8, compensation alone to HEETech would not be an adequate remedy for a breach of those terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of the provisions of this Paragraphs 8 by Consultant, HEETech shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Consultant from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties regarding this Agreement have been finally resolved on the merits by settlement or by a court of law. Consultant hereby waives any right he may have to require HEETech to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases HEETech, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to HEETech's obtaining in good faith any injunction or restraining order pursuant to this Agreement. Consultant agrees that any action for injunction brought pursuant to this Paragraph 8 may be brought in the New York State Supreme Court in the County of Monroe and hereby submits to the jurisdiction of that court and waives any objection as to venue.

           6.          Restrictive Covenant.

                    In consideration of HEETech's undertakings as set forth in Section 2 hereof, for a period of two years after the termination or expiration of this Agreement, the Consultant shall not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which is directly competitive to the business conducted by HEETech at the time this Agreement terminates. In the event of the Consultant's actual or threatened breach of this section, HEETech shall be entitled to a preliminary restraining order and injunction restraining the Consultant from violating its provisions. Nothing in this Agreement shall be construed to prohibit HEETech from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Consultant. Nothing in this Agreement shall be construed to prohibit the Consultant from pursuing his career as an accountant or in the financial consulting business.

           7.          Indemnities.

                    Consultant shall indemnify and hold HEETech harmless against any loss or liability to person or property arising out of the performance of Consultant under this Agreement, including any liability resulting from a final decision of the Internal Revenue Service or court of competent jurisdiction that Consultant is an employee of HEETech. This indemnity shall extend to HEETech's attorney and/or accountant fees directly associated with a claim by the Internal Revenue Service that Consultant is an employee. HEETech shall not be required to contest any final decision of the Internal Revenue Service that Consultant is an employee, if, in the opinion of HEETech's tax advisor(s), such contest would probably not be successful.

           8.          Termination/Cancellation.

                    (a)          This Agreement may be terminated or canceled by either party upon the occurrence of any of the following events, and neither party shall have any liability to the other party for the exercise of such right.

                              (1)          By either party, if the other party has breached a covenant, obligation or warranty under this Agreement and such breach remains uncured for a period of 30 days after notice thereof is sent to such other party;

                              (2)          By either party, if the other party ceases to conduct business.

                    (b)          In the event either party terminates or cancels this Agreement pursuant to this Paragraph 10, HEETech shall have no further liability to Consultant, except to pay Consultant a pro-rata share of the compensation of Paragraph 2 for that portion of the year for which services have been performed through to the date of termination/cancellation.

           9.          Construction of This Agreement.

                    A.          Choice of Law:

                    This Agreement is to be construed pursuant to the laws of the State of New York, including New York law regarding choice of law.

                    B.          Invalid Agreement Provisions:

                              Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and the Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

                    C.          No Other Agreements:

                              This Agreement represents the entire Agreement between the Consultant and HEETech, and supersedes any and all negotiations and other agreements, oral, implied or written, in any way related to the employment relationship between the Consultant and HEETech. No agreements, representations, or understandings (oral, written, or implied) other than those expressly set forth herein have been made or entered into by either party with respect to any aspect of the Consultant's employment or any of the matters dealt with herein. In executing this Agreement, neither HEETech nor the Consultant relies upon any promise, representation, or other inducement that is not expressed in this Agreement. This Agreement may be modified only by a written Agreement signed by both the Consultant and HEETech and may not be modified in any oral agreement or representation.

                    D.          Practices Inconsistent With This Agreement:

                              No provision of this Agreement shall be modified or construed by any practice or policy that is inconsistent with such provision, and failure by either the Consultant or HEETech to comply with any provision, shall not affect the rights of either to thereafter comply or require the other to comply.

          10.          Arbitration.

                    Any dispute between HEETech and the Consultant in any way arising out of this Agreement, other than an action for an injunction brought pursuant to Paragraph 8 of this Agreement, including the termination of employees employment and/or this Agreement, shall be submitted to arbitration by an arbitrator selected by the American Arbitration Association. The arbitrator's decision with respect to any such dispute shall be final and binding. Any such disputes must be submitted to arbitration within six (6) months of termination, cancellation, or expiration of this Agreement. Any party who, in violation of this paragraph, initiates a lawsuit against the other party, shall pay the other party's reasonable attorney's fees and costs incurred in such lawsuit. Except as otherwise provided herein, such arbitration shall take place in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and shall be held in Monroe County, New York.

          In witness whereof the parties hereto have caused this Agreement to be executed by their duly authorized representatives and to be effective as of the date first above written.

Date: 1-15-2001 Date: 1/15/01	HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ MARK NICODEMUS Mark Nicodemus, President /S/ WILLIAM A. JENNY William A. Jenny, Consultant

STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT MADE as of this 1st day of January 1, 2001 between HELIOS ENERGY TECHNOLOGIES, INC., a New York business corporation (herein referred to as the "Company"), and WILLIAM A. JENNY (herein referred to as the "Optionee");

WITNESSETH:

           1.          The Company hereby grants to the Optionee an Option (hereinafter referred to as "Option") to purchase an aggregate of 25,000 shares of the $.01 par value Common Stock of the Company (herein referred to as the "Shares") at an exercise price of $5.00 per Share to be paid by the Optionee with cash, a certified check or a bank cashier's check made payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, the Optionee may pay for the Shares, either in whole or in part, by the delivery of Common Stock of the Company already owned by him which will be accepted as payment for the Shares, based upon such Common Stock's fair market value on the date of exercise. In addition, provided the Board of Directors shall approve the specific transfer, payment for the Shares, either in whole or in part, may be made by delivery of Common Stock acquired by the Optionee under any of the Company's stock option plans, provided, however, that if this Option is exercised in part, Shares acquired by such partial exercise may not be used as payment for additional Shares to be acquired under this Agreement. In order for the Optionee to so use shares of Common Stock previously acquired under any of the Company's stock option plans as payment for the Shares either in whole or in part, the transfer of such previously acquired Common Stock as payment for all or a portion of the exercise price under this Agreement must occur more than two years from the date of the grant and one year from the date of exercise of the prior option pursuant to which the Optionee acquired such Common Stock.

           2.          The term during which the Option shall be exercisable shall commence on January 1, 2002 and expire on the close of business December 31, 2010, subject to earlier termination as provided in the Company's Executive Long-Term Stock Investment Plan (herein referred to as the "Plan"). The Option to purchase the number of Shares granted under this Agreement may be exercised by the Optionee immediately in full or in such number of Shares as the Optionee shall from time to time elect.

          3.          The Option is not transferable by the Optionee other than by Will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Optionee. In the event that the right to exercise the Option passes to the Optionee's estate, or to a person to whom such right devolves by reason of the Optionee's death, then the Option shall be non transferable in the hands of the Optionee's Executor or Administrator or of such person, except that the Option may be distributed by the Optionee's Executor or Administrator to the distributees of the Optionee's estate as a part thereof.

          4.          In order for the Option to be exercised, in whole or in part, the notice by the Optionee to the Company in the form attached hereto must be accompanied by payment in full of the option price for the Shares being purchased. In addition, the Optionee agrees to tender to the Company an additional amount, in cash, certified check, cashier's check or bank draft, equal to the amount of any taxes required to be collected or withheld by the company in connection with the exercise of his Option.

           5.          The Company agrees that it will use its best efforts to register the sale of the Shares to be issued upon the exercise of the Option with the Securities and Exchange Commission under the Securities Act of 1933. Upon the effectiveness of the Registration Statement covering the Shares, the Optionee shall be able to sell the Shares in "open market transactions" free of Federal Securities Law restrictions, provided that at the time of sale, or within the three month period immediately prior to such sale, he is not nor has he been an "affiliate" of the Company. The Optionee further understands that, in accordance with applicable Commission rules governing controlling persons of public companies, members of the board of directors of a public company, and/or persons who hold significant policy-making positions with a public company, such as the Company, are deemed to be "affiliates" during their term of office. The Optionee, therefore, agrees that he will consult with the Company's counsel as to any Securities Law restrictions, including a limitation on the number of Shares which may be sold at any one time, on his ability to sell the Shares prior to any sale thereof.

           6.          The Company agrees to provide the Optionee with a copy of the Prospectus prepared by the Company in connection with the Registration Statement filed to register the Shares, together with its exhibits, and the Company hereby acknowledges its obligation to provide the Optionee with all proxy and other shareholder communications, including the annual report to security holders, for the most recently completed fiscal year of the Company and all updates thereof. The Optionee agrees that prior to exercise, either in whole or in part of the Option granted to him hereunder, he shall have read such materials, including the most recent annual and quarterly reports to shareholders, and shall have received, if requested, and read all the documents incorporated by reference in the Prospectus and Registration Statement filed with the Securities and Exchange Commission.

           7.          The Optionee understands that except as provided in Paragraph 5 above, the
Company has not agreed to register either the issuance or the resale of the Shares in accordance with the provisions of the Securities Act of 1933 or to register either the issuance or the resale of the Shares under any applicable State Securities Laws. Hence, the Optionee agrees that by virtue of the provision of certain rules respecting "restricted securities" promulgated under such Federal and/or State Laws, unless the resale of the Shares is registered as provided in Paragraph 5 above, and until the registration of such Shares in accordance with Paragraph 5 above shall have been declared effective by order of the Commission, the Shares which the Optionee shall purchase upon the exercise of this Option must be held indefinitely and may not be sold, transferred, pledged, hypothecated, or otherwise encumbered for value, unless and until a secondary distribution and/or resale of such Shares is subsequently registered under such Federal and/or

State Securities Laws, or unless an exemption from registration is available, in which case the Optionee still may be limited as to the amount of the Shares that may be sold, transferred, pledged and/or encumbered for value. The Optionee therefore agrees that, until the registration of such Shares shall have been declared effective by order of the Commission, the Company may affix upon any certificate representing the Shares, a legend that such Shares may not be transferred in violation of Section 5 of the Securities Act of 1933.

           8.          The Optionee understands and agrees that the Shares to be acquired upon the exercise of the Option may not be sold, transferred, exchanged, hypothecated, encumbered, pledged or otherwise disposed of for value for a period of six (6) months from the date of the grant of this Option.

           9.          All the terms and provisions of the Plan, duly adopted at a meeting of the Company's Board of Directors as of November 1, 1999 and approved by a majority vote of the Company's shareholders either in person or by proxy at a duly called meeting of such shareholders held as of November 19, 1999 and as amended to date, are hereby expressly incorporated into this Stock Option Agreement and made a part hereof as if printed herein and the Optionee, by the Optionee's signature hereon, acknowledges receipt of a certified copy of said Plan. If there shall be any conflict between this Agreement and the Plan, the provisions of the Plan shall control.

          10.          In accordance with certain terms and conditions of the Plan, the aggregate number and kind of shares that may be purchased pursuant to the grant of the Option under this Agreement shall be proportionately adjusted for any increase, decrease or change in the total number of the outstanding shares of the Company resulting from a stock dividend, stock-split or other corporate reorganization which would result in or have the effect of the Optionee being treated differently (but for the adjustment) than he would be treated had he been the beneficial owner of the Shares subject to the Option on the record date for such dividend, split or reorganization, as the case may be.

          11.          The Optionee understands that the Option granted hereunder constitutes a "nonqualified stock option" for federal, and if applicable, state income tax purposes. Consequently, the Optionee understands that under current provisions of federal tax law, for regular as well as for purposes to the federal alternative minimum income tax, no gain or loss generally is recognized to the Optionee upon the grant of the Option. In addition, the Company will receive no business expense deduction as a result of the grant of the Option.

                    For federal income tax purposes, upon the exercise of the Option, the difference between the exercise price and the fair market value of the Shares on the date of exercise constitutes ordinary income to the Optionee and is taxed to the Optionee at normal, ordinary tax rates, except to the extent the Shares are not transferable and are subject to a substantial risk of forfeiture. To the extent such difference is required to be included as income by the Optionee, the Company is entitled to a business expense deduction. Upon the later sale of the Shares, long or short term capital gain or loss will be recognized by the Optionee, depending upon the holding period (twelve months for long term capital gain or loss) and the extent to which the selling price exceeds or is less than the Optionee's basis in the stock. The amount of gain will be taxed at normal, ordinary tax rates, with a maximum rate of 20% if the Shares are held for a period of at least twelve months.

                    The Optionee also understands that the provisions of federal tax law described herein are subject to change and, consequently, the Optionee agrees to consult with his or her own tax advisor with respect to the tax treatment to be accorded the grant of the Option herein, the exercise of such Option, and the disposition of the Shares.

          12.          Consistent with the provisions of the Plan, this Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee, or distributee entitled by law to the Optionee's right hereunder.

          13.          Except insofar as an interpretation of federal securities law otherwise is required, or is controlling, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has hereunto set his hand, as of the day and year first above written.

Mark Nicodemus, President /S/ WILLIAM A. JENNY William A. Jenny, Optionee	HELIOS ENERGY TECHNOLOGIES, INC. By S/ MARK NICODEMUS

NOTICE OF EXERCISE OF STOCK OPTION

AND

RECORD OF STOCK TRANSFER

Helios Energy Technologies, Inc.
4 West Avenue
LeRoy, NY 14482

Gentlemen:

          I hereby exercise my Stock Option granted to me by Helios Energy Technologies, Inc. under a Stock Option Agreement dated January 1, 2001, subject to all the terms and provisions thereof and of the Helios Energy Technologies, Inc. 1999 Stock Option Plan referred to therein and notify you of my desire to purchase Shares of the $.01 par value Common Stock of the Company which were offered to me pursuant to the Stock Option Agreement. Enclosed is my payment in the sum of in full payment of such Shares.

          I also understand that under the Plan, and in accordance with the terms of the Stock Option Agreement, I may not sell, assign, alienate, pledge, encumber or otherwise transfer for value the Shares unless a period of six (6) months has elapsed from the date of the grant of the Option to me.

          I acknowledge that, unless the shares I am purchasing have been registered by the Company under the Securities Act of 1933, such shares constitute "restricted stock" as defined by Rule 144 promulgated by the Securities and Exchange Commission and may not be sold, transferred, assigned, pledged or hypothecated unless an exemption from such registration is available. Consequently, I acknowledge that each certificate(s) representing such shares shall bear a securities law restrictive legend.

          Finally, I acknowledge that there are significant federal income tax consequences resulting from my exercise of this Option, that I have consulted with and received advice from qualified tax counsel both as to the nature of such tax consequences and their impact upon my own personal income tax situation as the result of such exercise, and that I fully understand such impact and have planned accordingly.

DATED:                                          ______________________________

          Receipt is hereby acknowledged of the delivery to me by Helios Energy Technologies, Inc. on                       of stock certificates for                      shares of $.01 par value common stock purchased by me pursuant to the terms and conditions of the Company's Executive Long-Term Stock Investment Plan referred to above.

DATED:                                          ______________________________

                                                                                                EXHIBIT 10.7

RETIREMENT AGREEMENT

          THIS RETIREMENT AGREEMENT ("Agreement") entered into as of January 1, 2001 between HELIOS ENERGY TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of New York ("HEETech") and A. LEE NICODEMUS of Satellite Beach, Florida ("NICODEMUS");

W I T N E S S E T H :

          WHEREAS, Nicodemus has heretofore been employed by HEETech and its predecessor corporation, Helios Research Corp. ("Research"), since the inception of each corporation and has served as secretary of each corporation; and

          WHEREAS, it has now been mutually agreed that Nicodemus shall retire as secretary of HEETech as of January 1, 2001; and

          WHEREAS, pursuant to and in accordance with that certain reorganization of Research into HEETech and Heliojet Cleaning Technologies, Inc. approved by the shareholders on October 26, 1999, HEETech did assume the obligation and responsibility to pay certain retirement benefits to Nicodemus,

          NOW, THEREFORE, in consideration of the premises recited herein, the parties mutually covenant and agree each with the other as follows:

1.                    Retirement Benefits

          HEETech will issue a non-qualified stock option for 10,000 shares of HEETech's $.01par value common stock, the term of such option to commence on January 1, 2001 and terminate on December 31, 2010. Such option shall be exercisable on and after January 1, 2002 at a price equal to $.25 per share. The option shall be governed by the terms and conditions set forth in the Stock Option Agreement, attached hereto and made a part hereof.

2.                    Restricted Stock Agreement

                    Nothing contained in this Agreement will constitute a termination of employment under the restricted stock agreement entered into by Nicodemus and Research dated March 11, 1997.

3.                    Non-Competition

                    During the existence of this Agreement, Nicodemus will not directly or indirectly own, manage or operate, control, be employed by or participate in or be connected in any manner with the ownership, management, operation or control of any business similar to the type of business conducted by HEETech. A breach of this section by Nicodemus will automatically terminate this Agreement and the obligations of each of the parties as expressed herein.

4.                    Confidentiality

          During the existence of this Agreement, Nicodemus will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any Trade Secrets of HEETech. Trade Secrets include information concerning matters affecting or relating to the products, pricing, marketing and sales strategy, servicing the products, processes, formulas, inventions, discoveries, devices, finances or business of HEETech or of its customers. The breach of this section by Nicodemus will automatically terminate this Agreement and the obligations of the parties as expressed herein.

5.                    Term

                    This Agreement shall commence on January 1, 2001 and shall terminate on the death of Nicodemus.

6.                    Construction of this Agreement

          A.          Choice of Law:

                    This Agreement is to be construed pursuant to the laws of the State of New York, including New York law regarding choice of law.

          B.          Invalid Agreement Provisions:

                    Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and the Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

          C.          No Other Agreements:

                    This Agreement represents the entire Agreement between Nicodemus and HEETech, and supersedes any and all negotiations and other agreements, oral, implied or written, in any way related to the relationship between Nicodemus and HEETech. No agreements, representations, or understandings (oral, written, or implied) other than those expressly set forth herein have been made or entered into by either party with respect to any aspect of any of the matters dealt with herein. In executing this Agreement, neither HEETech nor Nicodemus relies upon any promise, representation, or other inducement that is not expressed in this Agreement. This Agreement may be modified only by a written Agreement signed by both Nicodemus and HEETech and may not be modified in any oral agreement or representation.

          D.          Practices Inconsistent With This Agreement:

                    No provision of this Agreement shall be modified or construed by any practice or policy that is inconsistent with such provision, and failure by either the Employee or HEETech to comply with any provision, shall not affect the rights of either to thereafter comply or require the other to comply.

7.          Arbitration

          Any dispute between HEETech and Nicodemus in any way arising out of this Agreement, including the termination of this Agreement, shall be submitted to arbitration by an arbitrator selected by the American Arbitration Association. The arbitrator's decision with respect to any such dispute shall be final and binding. Any such disputes must be submitted to arbitration within six (6) months of termination, cancellation, or expiration of this Agreement. Any party who, in violation of this paragraph, initiates a lawsuit against the other party, shall pay the other party's reasonable attorney's fees and costs incurred in such lawsuit. Except as otherwise provided herein, such arbitration shall take place in accordance with the Rules of Commercial Arbitration of the American Arbitration Association, and shall be held in Monroe County, New York.

8.          Top-Hat Plan

          This Agreement and the obligations of the parties as set forth herein shall constitute an employee pension benefit plan within the meaning of Section 2520.104-23(d) of the Department of Labor's regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended.

Date: 1-16-01	HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ MARK NICODEMUS Mark Nicodemus, President /S/ A. LEE NICODEMUS A. Lee Nicodemus

STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT MADE as of this 1st day of January, 2001 between HELIOS ENERGY TECHNOLOGIES, INC. a New York business corporation (herein referred to as the "Company"), and A. LEE NICODEMUS (herein referred to as the "Optionee");

WITNESSETH:

           1.          The Company hereby grants to the Optionee an Option (hereinafter referred to as "Option") to purchase an aggregate of 10,000 shares of the $.01 par value Common Stock of the Company (herein referred to as the "Shares") at an exercise price of $.25 per share. Such exercise price is to be paid by the Optionee with cash, a certified check or a bank cashier's check made payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, the Optionee may pay for the Shares, either in whole or in part, by the delivery of Common Stock of the Company already owned by her which will be accepted as payment for the Shares, based upon such Common Stock's fair market value on the date of exercise. In addition, provided the Board of Directors shall approve the specific transfer, payment for the Shares, either in whole or in part, may be made by delivery of Common Stock acquired by the Optionee under any of the Company's stock option plans, provided, however, that if this Option is exercised in part, Shares acquired by such partial exercise may not be used as payment for additional Shares to be acquired under this Agreement. In order for the Optionee to so use shares of Common Stock previously acquired under any of the Company's stock option plans as payment for the Shares either in whole or in part, the transfer of such previously acquired Common Stock as payment for all or a portion of the exercise price under this Agreement must occur more than two years from the date of the grant and one year from the date of exercise of the prior option pursuant to which the Optionee acquired such Common Stock.

           2.          The term during which the Option shall be exercisable shall commence on January 1, 2002 and expire on the close of business December 31, 2010, subject to earlier termination as provided in the Company's Long-Term Stock Investment Plan (herein referred to as the "Plan"). The Option granted hereunder shall also expire upon any of the termination events set forth in the Consulting and Retirement Agreement between the same parties, except for the termination event set forth in Section 7 thereof.

           3.          The Option is not transferable by the Optionee other than by Will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Optionee. In the event that the right to exercise the Option passes to the Optionee's estate, or to a person to whom such right devolves by reason of the Optionee's death, then the Option shall be non transferable in the hands of the Optionee's Executor or Administrator or of such person, except that the Option may be distributed by the Optionee's Executor or Administrator to the distributees of the Optionee's estate as a part thereof.

          4.          In order for the Option to be exercised, in whole or in part, the notice by the Optionee to the Company in the form attached hereto must be accompanied by payment in full of the option price for the Shares being purchased. In addition, the Optionee agrees to tender to the Company an additional amount, in cash, certified check, cashier's check or bank draft, equal to the amount of any taxes required to be collected or withheld by the company in connection with the exercise of his Option.

           5.          The Company agrees that it will use its best efforts to register the sale of the Shares to be issued upon the exercise of the Option with the Securities and Exchange Commission under the Securities Act of 1933. Upon the effectiveness of the Registration Statement covering the Shares, the Optionee shall be able to sell the Shares in "open market transactions" free of Federal Securities Law restrictions, provided that at the time of sale, or within the three month period immediately prior to such sale, she is not nor has she been an "affiliate" of the Company. The Optionee agrees that she will consult with the Company's counsel as to any Securities Law restrictions, including a limitation on the number of Shares which may be sold at any one time, on her ability to sell the Shares prior to any sale thereof.

           6.          The Company agrees to provide the Optionee with a copy of the Prospectus prepared by the Company in connection with the Registration Statement filed to register the Shares, together with its exhibits, and the Company hereby acknowledges its obligation to provide the Optionee with all proxy and other shareholder communications, including the annual report to security holders, for the most recently completed fiscal year of the Company and all updates thereof. The Optionee agrees that prior to exercise, either in whole or in part of the Option granted to her hereunder, she shall have read such materials, including the most recent annual and quarterly reports to shareholders, and shall have received, if requested, and read all the documents incorporated by reference in the Prospectus and Registration Statement filed with the Securities and Exchange Commission.

           7.          The Optionee understands that except as provided in Paragraph 5 above, the
Company has not agreed to register either the issuance or the resale of the Shares in accordance with the provisions of the Securities Act of 1933 or to register either the issuance or the resale of the Shares under any applicable State Securities Laws. Hence, the Optionee agrees that by virtue of the provision of certain rules respecting "restricted securities" promulgated under such Federal and/or State Laws, unless the resale of the Shares is registered as provided in Paragraph 5 above, and until the registration of such Shares in accordance with Paragraph 5 above shall have been declared effective by order of the Commission, the Shares which the Optionee shall purchase upon the exercise of this Option must be held indefinitely and may not be sold, transferred, pledged, hypothecated, or otherwise encumbered for value, unless and until a secondary distribution and/or resale of such Shares is subsequently registered under such Federal and/or
State Securities Laws, or unless an exemption from registration is available, in which case the

Optionee still may be limited as to the amount of the Shares that may be sold, transferred, pledged and/or encumbered for value. The Optionee therefore agrees that, until the registration of such Shares shall have been declared effective by order of the Commission, the Company may affix upon any certificate representing the Shares, a legend that such Shares may not be transferred in violation of Section 5 of the Securities Act of 1933.

           8.          The Optionee understands and agrees that the Shares to be acquired upon the exercise of the Option may not be sold, transferred, exchanged, hypothecated, encumbered, pledged or otherwise disposed of for value for a period of six (6) months from the date of the grant of this Option.

          9.          All the terms and provisions of the Plan, duly adopted at a meeting of the Company's Board of Directors as of November 1, 1999 and approved by a majority vote of the Company's shareholders either in person or by proxy at a duly called meeting of such shareholders held as of November 1, 1999 and as amended to date, are hereby expressly incorporated into this Stock Option Agreement and made a part hereof as if printed herein and the Optionee, by the Optionee's signature hereon, acknowledges receipt of a certified copy of said Plan. If there shall be any conflict between this Agreement and the Plan, the provisions of the Plan shall control.

          10.          In accordance with certain terms and conditions of the Plan, the aggregate number and kind of shares that may be purchased pursuant to the grant of the Option under this Agreement shall be proportionately adjusted for any increase, decrease or change in the total number of the outstanding shares of the Company resulting from a stock dividend, stock-split or other corporate reorganization which would result in or have the effect of the Optionee being treated differently (but for the adjustment) than he would be treated had he been the beneficial owner of the Shares subject to the Option on the record date for such dividend, split or reorganization, as the case may be.

          11.          The Optionee understands that the Option granted hereunder constitutes a "nonqualified stock option" for federal, and if applicable, state income tax purposes. Consequently, the Optionee understands that under current provisions of federal tax law, for regular as well as for purposes to the federal alternative minimum income tax, no gain or loss generally is recognized to the Optionee upon the grant of the Option. In addition, the Company will receive no business expense deduction as a result of the grant of the Option.

                    For federal income tax purposes, upon the exercise of the Option, the difference between the exercise price and the fair market value of the Shares on the date of exercise constitutes ordinary income to the Optionee and is taxed to the Optionee at normal, ordinary tax rates, except to the extent the Shares are not transferable and are subject to a substantial risk of forfeiture. To the extent such difference is required to be included as income by the Optionee, the Company is entitled to a business expense deduction. Upon the later sale of the Shares, long or short term capital gain or loss will be recognized by the Optionee, depending upon the holding period (twelve months for long term capital gain or loss) and the extent to which the selling price exceeds or is less than the Optionee's basis in the stock. The amount of gain will be taxed at normal, ordinary tax rates, with a maximum rate of 20% if the Shares are held for a period of at least twelve months.

                    The Optionee also understands that the provisions of federal tax law described herein are subject to change and, consequently, the Optionee agrees to consult with her own tax advisor with respect to the tax treatment to be accorded the grant of the Option herein, the exercise of such Option, and the disposition of the Shares.

          12.          Consistent with the provisions of the Plan, this Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee, or distributee entitled by law to the Optionee's right hereunder.

          13.          Except insofar as an interpretation of federal securities law otherwise is required, or is controlling, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has hereunto set his hand, as of the day and year first above written.

HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ MARK NICODEMUS /S/ A. LEE NICODEMUS A. Lee Nicodemus

NOTICE OF EXERCISE OF STOCK OPTION

AND

RECORD OF STOCK TRANSFER

Helios Energy Technologies, Inc.
4 West Avenue
LeRoy, New York 14482

Gentlemen:

          I hereby exercise my Stock Option granted to me by Helios Energy Technologies, Inc. under a Stock Option Agreement dated _______________, subject to all the terms and provisions thereof and of the Helios Energy Technologies, Inc. Long-Term Stock Investment Plan referred to therein and notify you of my desire to purchase Shares of the $.01 par value Common Stock of the Company which were offered to me pursuant to the Stock Option Agreement. Enclosed is my payment in the sum of in full payment of such Shares.

          I understand that under the Plan, and in accordance with the terms of the Stock Option Agreement, I may not sell, assign, alienate, pledge, encumber or otherwise transfer for value the Shares unless a period of six (6) months has elapsed from the date of the grant of the Option to me.

          I acknowledge that, unless the shares I am purchasing have been registered by the Company under the Securities Act of 1933, such shares constitute "restricted stock" as defined by Rule 144 promulgated by the Securities and Exchange Commission and may not be sold, transferred, assigned, pledged or hypothecated unless an exemption from such registration is available. Consequently, I acknowledge that each certificate(s) representing such shares shall bear a securities law restrictive legend.

          Finally, I acknowledge that there are significant federal income tax consequences resulting from my exercise of this Option, that I have consulted with and received advice from qualified tax counsel both as to the nature of such tax consequences and their impact upon my own personal income tax situation as the result of such exercise, and that I fully understand such impact and have planned accordingly.

DATED:                                          ______________________________

          Receipt is hereby acknowledged of the delivery to me by Helios Energy Technologies, Inc. on , of stock certificates for shares of $.01 par value common stock purchased by me pursuant to the terms and conditions of the Helios Energy Technologies, Inc. Long-Term Stock Investment Plan referred to above.

DATED:                                          ______________________________

                                                              EXHIBIT 10.9

HELIOS ENERGY TECHNOLOGIES, INC.
Executive Long-Term Stock Investment Plan

ARTICLE I -- GENERAL

1.01. Purpose

          The purposes of this Executive Long-Term Stock Investment Plan (the "Plan") are to: (1) closely associate the interests of the management of Helios Energy Technologies, Inc. (the "Company") with its shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02. Administration

                    (a) The Plan shall be administered by a Committee of two or more directors of the Company. Members of the Committee shall serve one (1) year terms, renewable automatically, unless terminated at the discretion of the Board of Directors.

                    (b) The Committee shall have the authority, in its sole discretion and from time to time to:
(i) designate the employees or classes of employees eligible to participate in the Plan;

(ii) grant options and/or stock awards provided in the Plan in such form and number as the Committee shall determine;
(iii) impose such limitations, restrictions and conditions upon any such option and/or stock award as the Committee shall deem appropriate, consistent with the purposes of the Plan; and

                         (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                    (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option and/or stock award granted hereunder.

1.03. Eligibility for Participation

          Participants in the Plan shall be selected by the Committee from the executive officers, directors and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of options and/or stock awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

2

1.04. Types of Awards Under the Plan

          Awards under the Plan may be in the form of any one or more of the following:

(i) Stock Options, as described in Article II;

(ii) Incentive Stock Options, as described in Article III;

(iii) Reload Options, as described in Article IV; and/or

(iv) Restricted Stock, as described in Article V.

1.05. Aggregate Limitation on Awards

          Shares of stock which may be issued under the Plan shall, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued shares or treasury shares of the $.01 par value common stock of the Company ("Shares"). The maximum number of Shares which may be issued under the Plan shall be 100,000. Any Shares subject to a Stock Option, Incentive Stock Option, or Reload Option which for any reason is terminated unexercised or expires, or in the case of Restricted Stock is forfeited, shall again be available for issuance under the Plan.

1.06. Effective Date and Term of Plan

                    (a) The Plan's Effective Date is August 19, 1999, the date on which it was adopted by the Board of Directors of the Company, subject to the authorization and approval by a majority vote

3

of the outstanding number of shares of the Company present in person or by proxy at the annual meeting of the shareholders of the Company duly called and held on October 26, 1999.

                    (b) No options and/or stock awards shall be granted under the Plan after the last day of the Company's fiscal year ended December 31, 2008 provided, however, that the Plan and all options and/or stock awards made under the Plan prior to such date shall remain in effect until such options and/or stock awards have been exercised, lapsed or forfeited in accordance with the Plan and the terms of such options and/or stock awards.

1.07. Amendment and Termination of Plan

          The Board of Directors of the Company, without further approval of the shareholders of the Company, may at any time suspend or terminate the Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the shareholders of the Company which would (i) except as provided by the anti-dilution provisions of this Plan, increase the maximum number of Shares which may be issued under the Plan, (ii) change the eligibility requirements for individuals entitled to receive awards under the Plan, (iii) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 ("Code"), (iv) require prior approval of a majority vote of

4

shareholders of the Company under the applicable provisions of the Business Corporation Law of New York State, or (v) materially increase the benefits accruing to participants under the Plan.

1.08. Reservation of Shares

          The Company shall be under no obligation to reserve shares of its $.01 par value common stock to meet its obligations under the Plan but it may do so. The grant of Options or the issuance of Shares to persons hereunder shall not be construed to constitute the establishment of a trust with respect to such Options or Shares. The Company shall be deemed to have complied with the terms of the Plan if, at the time of issuance and delivery of Shares pursuant to the Plan, it has a sufficient number of shares of its $.01 par value common stock authorized and unissued or in its treasury which may then be appropriated and issued for purposes of the Plan, irrespective of the date when such shares were authorized.

1.09. Application of Proceeds

          The proceeds of the issuance of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any business purpose.

1.10. General Restrictions

          Each option or stock award granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the consent or approval of any governmental

5

regulatory body, or (ii) an agreement by the optionee of an option and/or grantee of an award with respect to the disposition of the Shares is necessary or desirable as a condition of, or in connection with, the granting of such option and/or award or the issue or purchase of Shares thereunder, such option may not be exercised and/or such award may not be consummated in whole or in part unless such consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

1.11. Withholding Taxes

          Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the optionee with respect to an exercised option or the grantee with respect to a stock award to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Alternatively, the Company may issue or transfer such Shares net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the Shares shall be valued on the date the withholding obligation is incurred.

1.12. Right to Terminate Employment

          Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the

6

employment of the Company or effect any right which the Company may have to terminate the employment of such employee.

1.13. Non-Uniform Determinations

          The Committee's determinations under the Plan (including without limitation determinations of the persons to receive options and/or stock awards, the form, amount and timing of such options and/or stock awards, the terms and conditions of such options and/or stock awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, options and/or stock awards under the Plan, whether or not such persons are similarly situated.

1.14. Leaves of Absence

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any option and/or stock award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on options and/or stock awards under the Plan theretofore made to any recipient who takes such leave of absence.

7

ARTICLE II - STOCK OPTIONS

2.01. Award of Stock Options

          The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any eligible employee or director one or more options to purchase for cash or shares the number of Shares ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Shares to a person pursuant to the Plan.

2.02. Stock Option Agreements

          The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of Shares subject to the Stock Option evidenced thereby, and such Stock Option Agreement shall be in such form as the Committee may from time to time determine. Each Agreement shall contain provisions consistent with this Plan, including a provision prohibiting the sale, assignment, exchange, alienation, pledge, encumbrance or other similar form of transfer for value of any Shares acquired pursuant to the exercise of any Stock Option granted under this Plan until after the date that is six (6) months from the date of grant of the Stock Option and including, in the discretion of the Committee, a waiting

8

period following the grant of any Stock Option during which all or any part thereof may not be exercised.

2.03. Terms and Conditions of Options

          Each Stock Option granted by the Committee shall be subject to the following terms and conditions:

                    (a) Price. Each Stock Option shall state the number of Shares subject to the Stock Option and the Stock Option price, which, unless the Committee, in its absolute discretion, otherwise determines, shall be not less than the fair market value of the Shares with respect to which the Option is granted at the time of the granting of the Stock Option ("Exercise Price"). The Committee is explicitly authorized to grant Stock Options the Exercise Price per Share of which is less than the fair market value of the Shares at the time of grant, but said Exercise Price per Share shall in no event be less than the par value thereof.

          For purposes of this paragraph 2.03(a), the fair market value per Share shall be determined by the Board of Directors from time to time in accordance with generally accepted accounting principles.

                    (b) Term. The term of each Stock Option shall be determined by the Committee. The Committee and an Optionee may at any time by mutual agreement terminate or modify the term of any Stock Option granted to such Optionee under this Plan.

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                    (c) Exercise. Each Stock Option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased, the purchase price being paid, and accompanied by the payment of the purchase price. An Optionee may pay for the Shares subject to the Stock Option with cash, a certified check or a bank cashier's check payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, he may pay for the Shares, in whole or in part, by the delivery of common stock of the Company already owned by him which will be accepted in payment for Shares at the fair market value of such common stock on the date of exercise. For this purpose, fair market value per share of common stock shall be determined by the Board of Directors in accordance with generally accepted accounting principles. Certificates representing the Shares purchased by the Optionee shall be issued by the Company as soon as reasonably practicable after the Optionee has complied with these provisions.

                    (d) Restriction Upon Exercise. Notwithstanding any other provision of this Plan, and subject to the following limitations, Shares obtained upon the exercise of any Stock Option or Incentive Stock Option (within the meaning of Section 422 of the Code) under this or any other stock option plan of the Company, may be used in satisfaction of any part of the Exercise Price for Shares subject to

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Stock Options granted under this Plan. However, Shares obtained upon the exercise of a given Stock Option may not be used to acquire additional Shares under that same Stock Option. In addition, shares acquired through the exercise of an Incentive Stock Option may be used only if the transfer of such previously acquired shares takes place two years from the date of the grant of the prior Incentive Stock Option and one year from the date of exercise of the prior Incentive Stock Option.

          The Committee may, from time to time, impose such restrictions and/or conditions upon the vesting and/or the subsequent transferability of any Shares to be issued or transferred by the Company upon the exercise of any Stock Options granted pursuant to this Plan as it may deem advisable for the orderly, secondary transfer of such Shares.

2.04. Non-Assignment/Non-Transferability

          During the lifetime of the Optionee, Stock Options issued pursuant to this Plan shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

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2.05. Death of the Optionee

          In the event that an Optionee shall die while he is an employee of the Company (or within three (3) months after the termination of such employment) and prior to his complete exercise of Stock Options granted to him under this Plan, any such remaining Stock Option may be exercised in whole or in part only: (i) by the Optionee's estate or by or on behalf of such person or persons to whom the Optionee's rights pass under his Will or by the laws of descent and distribution, (ii) to the extent that the Optionee was entitled to exercise the Stock Option at the date of his death, and subject to all of the conditions and restrictions contained in this Plan, and (iii) prior to the expiration of the term of the Stock Option.

2.06. Termination of Employment

          Except as the Committee shall, in its sole discretion determine, a Stock Option shall be exercisable, during the lifetime of the employee to whom it is granted, only while he is an employee of the Company and has been an employee continuously since the date the Stock Option was granted. A Stock Option shall also be exercisable within three (3) months after the date on which the Optionee ceases to be such an employee, to the extent that he would have been entitled to exercise the Stock Option at the time of such termination of employment and subject to all of the conditions and restrictions contained in this Plan. However, no Stock Option shall be

12

exercisable after the expiration of the term thereof. In the case of an employee who is permanently and totally disabled, the three-month period described in this paragraph and paragraph 2.05 shall be one year. For this purpose, an employee is "permanently and totally disabled" if he suffers from a physical or mental condition of such severity and probable prolonged duration as to entitle the employee to retirement disability benefits under the Federal Social Security Act. The fact of such disability shall be certified to by a qualified physician independent of both the employee and the Company.

2.07. Anti-Dilution Provision

                    (a) The Exercise Price and the number and character of the Shares which are the subject of Stock Options granted under this Plan shall be subject to adjustment, as follows:

                    1. In case the Company shall at any time pay a dividend in shares of its common stock or subdivide its outstanding shares of common stock into a greater number of shares, the Shares purchasable upon exercise of outstanding Stock Options immediately prior to the record date established for such dividend or subdivision shall be proportionately increased, and conversely, in case the outstanding shares of common stock of the Company shall be combined into a smaller number of shares, the Shares purchasable upon exercise immediately prior to the record date established for such combination shall be proportionately reduced.

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                              2. In case of any reclassification, capital reorganization or other organic change of outstanding shares of common stock of the Company, or in case of any consolidation or merger of the Company into another corporation (other than a merger with a wholly owned subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of common stock of the class issuable upon exercise of outstanding Stock Options) or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause effective provision to be made that the Optionee shall have the right thereafter, by exercising his Stock Option, to purchase the kind and amount of shares of stock (and other securities and property, as the case may be) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer by the Optionee as if he had been a shareholder owning a beneficial interest in the number of Shares immediately prior to the record date, or other similar date established for such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the

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adjustments provided for with respect to outstanding Stock Options. This subparagraph (a)2 shall similarly apply to any successive reclassification, capital reorganization and other organic change of shares of Common Stock and to successive consolidations, mergers, sales or transfers. In the event that at any time, as a result of an adjustment made pursuant to this subparagraph (a)2, the Optionee shall become entitled to purchase upon exercise of his Stock Option, shares of stock, evidences of indebtedness, or other securities or assets (other than shares of Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares of stock, evidences of indebtedness, other securities or assets; and thereafter the number of such shares of stock, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions contained in this subparagraph 2.

                              3. In case the Company shall declare a dividend upon shares of common stock payable otherwise than out of earnings, retained earnings, or earned surplus or otherwise than in shares of common stock, the Optionee shall, upon exercise of his Stock Option in whole or in part, be entitled to purchase, in addition to the number of Shares deliverable upon such exercise against payment of the Exercise Price therefor, but without further consideration, the

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cash, stock or other securities or property which the Optionee would have received as dividends (otherwise than out of such earnings, retained earnings, or earned surplus and otherwise than in shares of common stock) if he had been a shareholder owning a beneficial interest in the number of Shares of common stock immediately prior to the record date established for such declaration. For purposes of this subparagraph (a)3, a dividend payable otherwise than in cash or otherwise than in shares of common stock shall be considered to be payable out of earnings, retained earnings, or earned surplus only to the extent that such earnings, retained earnings, or earned surplus shall be charged in an amount equal to the fair value of such dividends as determined by the Board of Directors.

                              4. Upon each adjustment of the number of Shares purchasable, the Optionee shall thereafter (until another such adjustment) be entitled to purchase, at a new Exercise Price, up to such number of Shares, calculated to the nearest full share. Such new Exercise Price shall be calculated by multiplying the number of Shares immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the new number of Shares.

                  (b) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing paragraph (a)4, the Company shall forthwith file in the custody of its Secretary or an

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Assistant Secretary at its principal office, and with its transfer agent, if any, a certificate from its independent certified public accountants showing the new exercise price, determined as there provided, setting forth in reasonable detail the facts requiring the adjustment of such price, including a statement of the number of additional shares of common stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such accountants' certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, forthwith after each such adjustment mail a copy of such certificate to the Optionee.

                    (c) So long as Stock Options granted under the Plan shall be outstanding,

(i) if the Company shall pay any dividend or make any distribution upon its Common Stock; or

(ii) if the Company shall offer to the beneficial owners of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights; or

                        (iii)          if any capital reorganization of the Company, reclassification of the Common Stock of the Company, consolidation or merger of the Company into another corporation, sale or transfer of all or substantially all of the property and assets of the Company to another corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected;

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then, in any such case, the Company shall cause to be mailed to the Optionee at least ten (10) days prior to the earliest date hereinafter specified, a notice containing a brief description of the proposed action and stating the anticipated date on which (1) a record is to be taken for the purpose of such dividend, distribution or rights, or (2) such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up is to take place and the anticipated date, if any, that is to be fixed, as of which the beneficial owners of the common stock shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up. After any such notice shall be given, the Company shall give the Optionee copies of all future notices sent to the Company's stockholders with respect to the same transaction.

2.08. Rights as a Shareholder

          The Optionee shall have no rights as a Shareholder with respect to the Shares purchased by him pursuant to the exercise of a Stock Option under this Plan until the Company has received full payment therefor and has issued a Stock Certificate(s) to him representing such Shares. Except as provided in paragraph 2.07 above, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), for distributions or

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for rights of any other kind with respect to Shares for which the record date for such dividends or distributions or rights is prior to the date of the issuance to the Optionee of a Certificate(s) for the Shares.

2.09. Acceleration of Options in Certain Events

          Notwithstanding any provisions to the contrary in this Plan or in any Stock Option Agreement evidencing Stock Options granted hereunder, all Stock Options then currently outstanding shall become immediately exercisable in full and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:
(i) the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company) or

                             (ii)           approval by the Company's Shareholders of a (A) merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Company's then outstanding common stock), (B) sale or disposition of all or substantially all of the Company's assets, or (C) plan of liquidation and/or dissolution of the Company.

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ARTICLE III - INCENTIVE STOCK OPTIONS

3.01. Award of Incentive Stock Options

          The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any eligible employee one or more "incentive stock options", intended to qualify as such under the provisions of Section 422 of the Code ("Incentive Stock Options") to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Shares pursuant to the Plan.

3.02. Annual Limitation

          The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under this Plan and all other incentive stock option plans of the Company, any parent of the Company and any of its subsidiaries) shall not exceed $100,000.00. For purposes of the application of this rule, Incentive Stock Options shall be taken into account in the order in which they were granted.

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3.03. Incentive Stock Option Agreements

          The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of Shares subject to the Incentive Stock Option evidenced thereby, and such Incentive Stock Option Agreement shall be in such form as the Committee may from time to time determine. Each Agreement shall contain provisions consistent with this Plan, including a provision prohibiting the sale, assignment, exchange, alienation, pledge, encumbrance or other similar form of transfer for value of any Shares acquired pursuant to the exercise of any Incentive Stock Option granted under this Plan until after the date that is six (6) months from the date of grant of the Incentive Stock Option and including, in the discretion of the Committee, a waiting period following the grant of any Incentive Stock Option during which all or any part thereof may not be exercised.

3.04. Terms and Conditions of Options

          Each Incentive Stock Option granted by the Committee pursuant to this Plan shall be subject to the following terms and conditions:

                    (a) Price. Each Incentive Stock Option shall state the number of Shares subject to the Incentive Stock Option and the Incentive Stock Option price, which shall be not less than the fair

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market value of the Shares with respect to which the Incentive Stock Option is granted at the time of the granting of the Incentive Stock

Option. If an Incentive Stock Option is granted to any person who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company and/or its subsidiaries (hereinafter referred to as a "Ten Percent Shareholder"), the Incentive Stock Option price shall be not less than one hundred ten (110) percent of the fair market value of the Shares with respect to which the Incentive Stock Option is granted at the time of the granting of the Incentive Stock Option to the Ten Percent Shareholder. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, provided, however, Shares that an Optionee may purchase under outstanding Incentive Stock and/or Stock Options shall not be treated as stock owned by the individual.

          For purposes of this paragraph 3.03(a), the fair market value per Share shall be determined by the Board of Directors from time to time, in accordance with generally accepted accounting principles.

                    (b) Term. The term of each Incentive Stock Option shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable either in whole or in part after the expiration

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of ten (10) years from the date on which it is granted. In no event shall an Incentive Stock Option granted to a Ten Percent Shareholder be exercisable either in whole or in part after the expiration of five (5) years from the date on which it is granted. The Committee and an Optionee may at any time by mutual agreement terminate or modify the term of any Incentive Stock Option granted to such Optionee under this Plan provided that any modification of the term of any Incentive Stock Option granted under this Plan shall meet the requirements of this paragraph.

                    (c) Exercise. Each Incentive Stock Option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of the purchase price. An Optionee may pay for the Shares subject to the Incentive Stock Option with cash, a certified check or a bank cashier's check payable to the order of the Company. Alternatively, provided the Board of Directors shall approve the specific transfer, he may pay for the Shares, in whole or in part, by the delivery of common stock of the Company already owned by him which will be accepted in payment for such Shares at the fair market value of such common stock on the date of exercise. For this purpose, fair market value per share of

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common stock shall be determined by the Board of Directors from time to time in accordance with generally accepted accounting principles.

Certificates representing the Shares purchased by the Optionee shall be issued by the Company as soon as reasonably practicable after the Optionee has complied with these provisions.

                    (d) Restriction Upon Exercise. Notwithstanding any other provision of this Plan, and subject to the following limitations, Shares obtained upon the exercise of any Stock Option or Incentive Stock Option (within the meaning of Section 422 of the Code) under this or any other stock option plan of the Company, may be used in satisfaction of any part of the Exercise Price for Shares subject to Stock Options granted under this Plan. However, Shares obtained upon the exercise of a given Incentive Stock Option may not be used to acquire additional Shares under that same Incentive Stock Option. In addition, Shares acquired through the exercise of an Incentive Stock Option may be used only if the transfer of such previously acquired shares takes place two years from the date of the grant of the prior Incentive Stock Option and one year from the date of exercising the prior Incentive Stock Option.

          The Committee may, from time to time, impose such restrictions and/or conditions upon the vesting and/or the subsequent

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transferability of any Shares to be issued or transferred by the Company upon the exercise of any Incentive Stock Options granted pursuant to this Plan as it may deem advisable for the orderly, secondary transfer of such shares.

3.05. Non-Assignment/Non-Transferability

          During the lifetime of the Optionee, Incentive Stock Options issued pursuant to this Plan shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

3.06. Death of the Optionee

          In the event that an Optionee shall die while he is an employee of the Company (or within three (3) months after the termination of such employment) and prior to his complete exercise of Incentive Stock Options granted to him under this Plan, any such remaining Incentive Stock Option may be exercised in whole or in part only: (i) by the Optionee's estate or by or on behalf of such person or persons to whom the Optionee's rights pass under his Will or by the laws of descent and distribution, (ii) to the extent that the Optionee was entitled to exercise the Incentive Stock Option at the date of his death, and subject to all of the conditions and restrictions contained in this Plan, and (iii) prior to the expiration of the term of the Incentive Stock Option.

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3.07. Termination of Employment

          An Incentive Stock Option shall be exercisable, during the lifetime of the employee to whom it is granted, only while he is an employee of the Company and has been an employee continuously since the date the Incentive Stock Option was granted. An Incentive Stock Option shall also be exercisable within three (3) months after the date on which the Optionee ceases to be such an employee, to the extent that he would have been entitled to exercise the Incentive Stock Option at the time of such termination of employment and subject to all of the conditions and restrictions contained in this Plan. However, no Incentive Stock Option shall be exercisable after the expiration of the term thereof. In the case of an employee who is permanently and totally disabled, the three-month period described in this paragraph and paragraph 3.05 shall be one year. For this purpose, an employee is "permanently and totally disabled" if he suffers from a physical or mental condition of such severity and probable duration as to entitle the employee to retirement disability benefits under the Federal Social Security Act. The fact of such disability shall be certified to by a qualified physician independent of both the employee and the Company.

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3.08. Anti-Dilution Provision

                    (a) The Exercise Price and the number and character of the Shares which are the subject of Incentive Stock Options granted under this Plan shall be subject to adjustment, as follows:

                              1. In case the Company shall at any time pay a dividend in shares of its common stock or subdivide its outstanding shares of common stock into a greater number of shares, the Shares purchasable upon exercise of outstanding Incentive Stock Options immediately prior to the record date established for such dividend or subdivision shall be proportionately increased, and conversely, in case the outstanding shares of common stock of the Company shall be combined into a smaller number of shares, the Shares purchasable upon exercise immediately prior to the record date established for such combination shall be proportionately reduced.

                              2. In case of any reclassification, capital reorganization or other organic change of outstanding shares of common stock of the Company, or in case of any consolidation or merger of the Company into another corporation (other than a merger with a wholly owned subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of

27

outstanding shares of common stock of the class issuable upon exercise of outstanding Incentive Stock Options) or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause effective provision to be made that the Optionee shall have the right thereafter, by exercising his Incentive Stock Option, to purchase the kind and amount of shares of stock (and other securities and property, as the case may be) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer by the Optionee as if he had been a shareholder owning a beneficial interest in the number of Shares immediately prior to the record date, or other similar date established for such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to outstanding Incentive Stock Options. This subparagraph (a)2 shall similarly apply to any successive reclassification, capital reorganization and other organic change of shares of common stock and to successive consolidations, mergers, sales or transfers. In the event that at any time, as a result of an adjustment made pursuant to this subparagraph (a)2, the Optionee shall become entitled to

28

purchase upon exercise of his Incentive Stock Option shares of stock, evidences of indebtedness, or other securities or assets (other than shares of common stock) then, wherever appropriate, all references herein to shares of common stock shall be deemed to refer to and include such shares of stock, evidences of indebtedness, other securities or assets; and thereafter the number of such shares of stock, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions contained in this subparagraph (a)2.

                              3. In case the Company shall declare a dividend upon shares of common stock payable otherwise than out of earnings, retained earnings, or earned surplus or otherwise than in shares of common stock, the Optionee shall, upon exercise of his Incentive Stock Option in whole or in part, be entitled to purchase, in addition to the number of shares of common stock deliverable upon such exercise against payment of the Exercise Price therefor, but without further consideration, the cash, stock or other securities or property which the Optionee would have received as dividends (otherwise than out of such earnings, retained earnings, or earned surplus and otherwise than in shares of common stock) if he had been a shareholder owning a beneficial interest in the number of Shares immediately prior to the record date established for such

29

declaration. For purposes of this subparagraph (a)3, a dividend payable otherwise than in cash or otherwise than in shares of common stock shall be considered to be payable out of earnings, retained earnings, or earned surplus only to the extent that such earnings, retained earnings, or earned surplus shall be charged in an amount equal to the fair value of such dividends as determined by the Board of Directors.

                              4. Upon each adjustment of the number of Shares purchasable, the Optionee shall thereafter (until another such adjustment) be entitled to purchase, at a new exercise price, up to such number of shares, calculated to the nearest full share. Such new exercise price shall be calculated by multiplying the number of Shares immediately prior to such adjustment by the exercise price in effect immediately prior to such adjustment and dividing the product so obtained by the new number of Shares.

                    (b) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing paragraph (a)4, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, a certificate from its independent certified public accountants showing the new exercise price, determined as there provided, setting forth in reasonable detail the facts requiring the adjustment of such price, including a statement of the number of

30

additional shares of common stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such accountants' certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, forthwith after each such adjustment mail a copy of such certificate to the Optionee.

                    (c) So long as Incentive Stock Options granted under the Plan shall be outstanding,
(i) if the Company shall pay any dividend or make any distribution upon its Common Stock; or

(ii) if the Company shall offer to the beneficial owners of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights; or

                         (iii)          if any capital reorganization of the Company, reclassification of the Common Stock of the Company, consolidation or merger of the Company into another corporation, sale or transfer of all or substantially all of the property and assets of the Company to another corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected;

then, in any such case, the Company shall cause to be mailed to the Optionee at least ten (10) days prior to the earliest date hereinafter specified, a notice containing a brief description of the proposed action and stating the anticipated date on which (1) a record is to be taken for the purpose of such dividend, distribution or rights, or (2) such reclassification, reorganization,

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consolidation, merger, sale or transfer, dissolution, liquidation or winding up is to take place and the anticipated date, if any, that is to be fixed, as of which the beneficial owners of the Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up. After any such notice shall be given, the Company shall give the Optionee copies of all future notices sent to the Company's stockholders with respect to the same transaction.

3.09. Rights as a Shareholder

          The Optionee shall have no rights as a Shareholder with respect to the Shares purchased by him pursuant to the exercise of an Incentive Stock Option under this Plan until the Company has received full payment therefor and has issued a Stock Certificate(s) to him representing such Shares. Except as provided in paragraph 3.07 above, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property, for distributions or for rights of any other kind with respect to Shares for which the record date for such dividends or distributions or rights is prior to the date of the issuance to the Optionee of a Certificate(s) for the Shares.

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3.10. Acceleration of Options in Certain Events

          Notwithstanding any provisions to the contrary in this Plan or in any Incentive Stock Option Agreement evidencing Incentive Stock Options granted hereunder, all Incentive Stock Options then currently outstanding shall become immediately exercisable in full and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:

(i) the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company) or

                         (ii)          approval by the Company's Shareholders of a (A) merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Company's then outstanding common stock), (B) sale or disposition of all or substantially all of the Company's assets, or (C) plan of liquidation and/or dissolution of the Company.

ARTICLE IV - RELOAD OPTIONS

4.01. Authorization of Reload Options

          Concurrently with the award of Stock Options and/or the award of Incentive Stock Options to any person, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of common stock. The grant of a Reload Option will become effective upon the exercise of the underlying Stock Option or

33

Incentive Stock Option if the Optionee uses shares of common stock of the Company which he has held for at least 12 months to purchase, either in whole or part, the underlying Stock or Incentive Stock Option. The number of Reload Options shall equal the number of shares of common stock used to exercise the respective underlying Option.

4.02. Reload Option Agreement

          Each Stock Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options and/or Incentive Stock Options. Upon the exercise of the underlying Stock Option or the underlying Incentive Stock Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement or Incentive Stock Option Agreement, which amendment shall set forth the number of Reload Options, the Reload Option Price and such other terms and conditions governing the Reload Option.

4.03. Reload Option Price

          The option price per share of Shares deliverable upon the exercise of a Reload Option generally shall be the fair market value of a share of common stock on the date the grant of the Reload Option becomes effective, that is, the date on which the underlying Stock

34

Option and/or Incentive Stock Option shall have been exercised. For this purpose, the fair market value per Share shall be determined by the Board of Directors from time to time in accordance with generally accepted accounting principles. Notwithstanding the general rule regarding fair market value, in the case of a Reload Option granted where the Exercise Price of the underlying Stock Option constituted a given percentage of the then fair market value, in the Committee's discretion, the Reload Option Price with respect to such Reload Option, may be at the same percentage of the fair market value on the date of the Reload Option's effectiveness.

4.04. Terms and Conditions

          Each Reload Option granted by the Committee pursuant to this Plan shall constitute a Stock Option if authorized with respect to underlying Stock Options or an Incentive Stock Option if authorized with respect to underlying Incentive Stock Options and consequently, each such Reload Option shall be governed generally by the same terms and conditions, set forth in Article II or III of this Plan respectively, as govern the underlying Stock Options or Incentive Stock Options, as the case may be. The Committee may impose additional terms and conditions and/or restrictions on the exercise of Reload Options that, in its absolute discretion, it deems

35

advisable to carry out the purpose of the Reload Option feature of this Plan. To this end, the Committee may expressly limit the consideration payable upon the exercise of a Reload Option to cash, or may permit such consideration to consist of shares of common stock of the Company which the Optionee has held for at least 12 months. Further, the Committee may, in its discretion, grant successive Reload Options if the granting of such successive Reload Options is, in the Committee's judgment, in accordance with and in furtherance of the purposes of this Plan.

ARTICLE V - RESTRICTED SHARES

5.01. Award of Restricted Shares

          The Committee may, subject to the provisions of the Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to any eligible employee or director any number of Restricted Shares as if, in its discretion, may determine from time to time, whether or not such person may have been granted any options under this Plan. Restricted Shares shall be awarded in consideration of the future performance of substantial services to and/or on behalf of the Company by the person to whom the Restricted Shares are awarded.

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5.02. Restricted Stock Agreement

          Each Restricted Shares award shall be evidenced by a Restricted Share Certificate issued by the Company and shall be governed by the provisions of a Restricted Share Agreement in such form as the Committee may from time to time determine.

5.03. Rights of Shareholder

          Upon issuance of the Restricted Share Certificate(s) evidencing the Restricted Shares and subject to the restrictions and conditions contained herein, the recipient shall have all the rights of a stockholder of the Company with respect to the Restricted Shares represented by said Certificates, including the right to vote such Restricted Shares and receive all dividends as well as all other distributions paid or made with respect thereto.

5.04. Restrictions on Transfer

          Restricted Shares issued, awarded and transferred pursuant to this Plan may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless, until and then only to the extent that the restrictions and conditions as set forth in this Plan shall have lapsed in accordance with paragraph 5.06 hereof.

          The Restricted Shares Certificate(s) evidencing Restricted Shares shall be issued in the sole name of the recipient and shall bear a legend which, in part, shall provide that:

37

                         The shares of Helios Research Corp. Common Stock evidenced by this certificate are subject to the terms, restrictions and conditions of the Restricted Share Agreement executed by and between Helios Research Corp. and the holder of this certificate dated , 199 ; such Shares are subject to forfeiture or cancellation under the terms of said Agreement; and such Shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Agreement, a copy of which is available from Helios Research Corp. upon request.

5.05. Forfeiture

          The Committee, in its discretion, may impose any provision regarding the forfeiture of Restricted Shares awarded hereunder. In addition, all Restricted Shares still subject to the restrictions hereof shall be forfeited and returned to or cancelled by the Company in the event the recipient awarded such Shares shall terminate his service with the Company as an employee or director as of the date of his or her termination. This rule shall not apply in the event such termination is due to such person's death, his permanent and total disability, or a change in control of the Company.

                    For purposes of this Article, the term "permanent and total disability" shall mean a physical or mental condition of such severity and probable prolonged duration as to entitle the person to disability retirement benefits under the Federal Social Security Act. The fact of such disability shall be certified to by a qualified physician independent of both the Company and the person.

38

                    For purposes of this Article, the term "change in control of the Company" shall generally include a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company and its subsidiaries. Specifically, the term shall include (i) the purchase or other acquisition, in a single or related series of transactions, by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (ii) the approval by the shareholders of the Company of a reorganization, merger, or consolidation with respect to which, in each case, persons who were shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter, own more than fifty percent (50%) of either the outstanding shares of common stock or the combined voting power of the reorganized, merged or consolidated Company's then outstanding voting securities entitled to vote generally or (iii) the liquidation and/or dissolution of the Company.

39

                                                                                                    EXHIBIT 10.10

LEASE AGREEMENT

Between

HelioJET Cleaning Technologies, Inc., Tenant

and

Helios Energy Technologies, Inc., Landlord

Dated: January 1, 2000

Carol S. Maue, Esq.
Chamberlain, D'Amanda, Oppenheimer & Greenfield
1600 Crossroads Office Building
Rochester, New York 14614

TABLE OF CONTENTS
ARTICLE 1. LEASE SCHEDULE
Section 1.1 Section 1.2 Section 1.3 Section 1.4	Demised Premises Expiration Date Rent Notice Addresses	1 1 1 2

ARTICLE 2. DEFINITIONS
Section 2.1 Section 2.2 Section 2.3 Section 2.4 Section 2.5 Section 2.6 Section 2.7 Section 2.8 Section 2.9 Section 2.10 Section 2.11	Commencement Date Effective Date Force Majeure Insurance Requirements Lease Year Mortgage Mortgagee Person Repair Tenant's Agents Tenant's Equipment	2 2 2 3 3 3 3 3 3 3 3

ARTICLE 3. TERM
Section 3.1	Term	4

ARTICLE 4. RENT, SECURITY, TAXES
Section 4.1 Section 4.2 Section 4.3 Section 4.4	Minimum Rent Taxes Additional Rent No Offset/Place of Payment	4 4 5 5

ARTICLE 5. CONDITION OF PREMISES, ALTERATIONS, SIGNS
Section 5. Section 5.2 Section 5.3 Section 5.4 Section 5.5	No Representation, Etcetera Alterations to the Demised Premises Mechanics' Liens Signs Insurance Covering Tenant's Work	5 6 6 6 6

                                                                                                 ii

ARTICLE 6. REPAIRS, COMPLIANCE, SURRENDER
Section 6.1 Section 6.2 Section 6.3 Section 6.4 Section 6.5 Section 6.6	Repairs by Landlord Repairs and Maintenance by Tenant Approval by Landlord of Repairs Compliance Emergency Repairs Surrender of Premises	7 7 8 8 8 8
ARTICLE 7. SERVICES AND UTILITIES
Section 7.1 Section 7.2	Services Supplied Liability of Landlord with Respect to Utilities	9 9

ARTICLE 8. USE AND OPERATION
Section 8.1 Section 8.2 Section 8.3	Use Insurance Requirement Illegal Purposes	9 10 10

ARTICLE 9. TRANSFER OF INTEREST, PRIORITY OF LIEN
Section 9.1. Section 9.2. Section 9.3.	Assignment or Sublet Subordination Tenant's Right to Disaffirm and Attorn	10 10 11

ARTICLE 10. COMMON AREAS AND SHOPPING CENTER
Section 10.1. Section 10.2.	Use of Common Areas Tenant Expenses	11 12

ARTICLE 11. DESTRUCTION AND FIRE INSURANCE
Section 11.1. Section 11.2. Section 11.3. Section 11.4. Section 11.5.	Rent Abatement Option to Terminate Obligation to Rebuild Waiver of Subrogation Content and Leasehold Improvements Insurance	12 12 12 13 13

ARTICLE 12. CONDEMNATION
Section 12.1. Section 12.2. Section 12.3. Section 12.4. Section 12.5.	Definitions Total or Substantial Partial Taking of Demised Premises Restoration Taking for Temporary Use Disposition of Awards	13 14 14 14 14

                                                                                                 iii

ARTICLE 13. INDEMNITY AND INSURANCE
Section 13.1. Section 13.2. Section 13.3. Section 13.4. Section 13.5.	Indemnity Liability Insurance General Provisions with Respect to Insurance Non-Liability of Landlord Inability to Perform	15 15 16 16 16

ARTICLE 14. COVENANT OF QUIET ENJOYMENT		16

ARTICLE 15. FAILURE TO PERFORM, DEFAULTS, REMEDIES
Section 15.1. Section 15.2. Section 15.3.	Defaults Additional Remedies, Waivers, Etcetera Late Charges and Notice Fees	17 17 18

ARTICLE 16. RIGHT OF ACCESS
Section 16.1.	Entry	18

ARTICLE 17. INTERPRETATION, NOTICE, MISCELLANEOUS
Section 17.1. Section 17.2. Section 17.3 Section 17.4. Section 17.5. Section 17.6. Section 17.7. Section 17.8.	Interpretation Construing Various Words and Phrases No Oral Changes Communications Method of Payment Successors and Assigns Effective Date and Binding Effect Exhibits, Riders and Schedules	19 19 19 19 20 20 20 20

EXHIBIT A: LEGAL DESCRIPTION & PLAN OF THE DEMISED PREMISES		22

                                                                                                 iv

          THIS LEASE dated January 1, 2000, between HelioJET Cleaning Technologies, Inc., a New York corporation with its principal place of business located at4 West Avenue, Leroy, New York 14482 ("Tenant") and Helios Cleaning Technologies, Inc., a New York corporation with its principal place of business located at 4 West Avenue, Leroy, New York 14482 ("Landlord").

          Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Demised Premises, described in more particularity in the legal description attached as Exhibit A, subject to all of the terms and conditions set forth in this Lease. Intending to be legally bound by this Lease and in consideration of $1.00, the rental reserved, the other covenants, conditions, agreements and stipulations of the parties set forth herein, and other good and valuable consideration, Landlord and Tenant agree with each other as follows:

ARTICLE 1
LEASE SCHEDULE

          Following are a synopsis of certain terms and definitions that shall be applicable to the various provisions of this Lease which refer to them:

          Section 1.1.          Demised Premises.

          The Demised Premises means that commercial building consisting of office and shop space designated as the "Demised Premises" on the plan which is attached hereto and made part of Exhibit A, including any alterations or repairs made thereto, and all appurtenances belonging thereto. The Demised Premises contains approximately 11,640 square feet of floor area and 4.63 acres of land.

          Section 1.2.          Expiration Date.

          Means the 5th anniversary of the last day of the month in which the Commencement Date occurs. If this Lease is canceled or terminated prior to the originally fixed Expiration Date, then the Expiration Date shall be the date on which this Lease is canceled or terminated. If this Lease is canceled or terminated prior to the originally fixed Expiration Date by reason of Tenant's default,Tenant's liability under the provisions of this lease shall continue until the date the term would have expired had such cancellation or termination not occurred.

          Section 1.3          Rent.
(a)	Minimum Rent: Minimum Rent shall be payable during the Term of the Lease at the annual rate as follows:

Year	Annually	Monthly Installment
2000	$42,000	$3500.00
2001	$44,100	$3675.00
2002	$46,296	$3858.00
2003	$48,600	$4050.00
2004	$51,060	$4255.00

          Section 1.4.          Notice Addresses.

(a)	Landlord's Notice Address: Helios Energy Technologies, Inc. 4 West Avenue Leroy, New York 14482

(b)	Landlord's Notice Copy Address: Richard B. Sullivan, Esq. Chamberlain, D'Amanda, Oppenheimer & Greenfield 1600 Crossroads Building, Two State Street Rochester, New York 14614

(c)	Tenant's Notice Address: HelioJET Cleaning Technologies, Inc. 4 West Avenue Leroy, New York 14482

(d)	Tenant's Notice Copy Address: Richard B. Sullivan, Esq. Chamberlain, D'Amanda, Oppenheimer & Greenfield 1600 Crossroads Office Building, Two State Street Rochester, New York 14614

ARTICLE 2
DEFINITIONS

As used herein, the following words and phrases have the following meanings:

Section 2.1.          Commencement Date: (See Section 4.1).

Section 2.2.          Effective Date:                     January 1, 2000

Section 2.3.          Force Majeure.

          Means Acts of God; strikes, lock-outs, or labor difficulty; explosion, sabotage, accident, riot, or civil commotion; act of war; fire or other casualty; legal requirements; delays caused by the other party; and

                                                                                                            2

causes beyond the reasonable control of a party. Lack of funds shall not be deemed to be a cause beyond the reasonable control of a party.

          Section 2.4.          Insurance Requirements.

          Means the applicable provisions of the insurance policies carried by Landlord covering the Demised Premises and all requirements of the issuer of any such policy.

          Section 2.5.          Lease Year.

          Means that period of the demised term which shall commence on the 1st day of January next following the expiration of the previous Lease Year and shall continue for a period of one full year therefrom except the last Lease Year which shall terminate on the Expiration Date.

          Section 2.6.          Mortgage.

          Means any mortgage, deed to secure debt, trust indenture, or deed of trust which may now or hereafter affect, encumber or be a lien upon the Demised Premises, the real property or Landlord's interest therein; and any spreading agreements, renewals, modifications, consolidations, replacements and extensions thereof.

          Section 2.7.          Mortgagee.

          Means the holder of any mortgage, at any time.

          Section 2.8.          Person.

          Means an individual, fiduciary, estate, trust, partnership, firm, association, corporation, or other organizations, or a government or governmental authority.

          Section 2.9.          Repair.

          Includes the words "replacement and restoration", "replacement or restoration", "replace and restore", "replace or restore", as the case may be.

          Section 2.10.          Tenant's Agents.

          Includes Tenant's employees, servants, licensees, tenants, subtenants, Tenant's Guarantor, assignees, contractors, heirs, successors, legatees, devisees and representatives. Notwithstanding the definition of "Tenant's Agents" as set forth in this Section, only Tenant's duly authorized officers shall have the authority to execute this Lease and any amendments to this Lease on Tenant's behalf.

          Section 2.11.          Tenant's Equipment.

                                                                                                            3

          Means equipment used in the conduct of Tenant's business. Plumbing, electrical, heating, ventilation and air conditioning equipment shall not be deemed to be Tenant's Equipment. Lighting fixtures shall not be deemed to be Tenant's Equipment, except for supplementary decorative lighting fixtures.

ARTICLE 3
TERM

          Section 3.1. Term.

          The Term of this Lease shall commence on the Commencement Date. The Commencement Date shall be January 1, 2000:

          The Term shall expire on the date designated as Expiration Date in Article 1.

ARTICLE 4
RENT, SECURITY, TAXES

          Section 4.1. Minimum Rent.

          Tenant shall pay Minimum Rent to Landlord. Minimum Rent shall be payable, without notice or demand, at the rate set forth in subsection 1.3(b), in equal monthly installments in the amount of $3,500 each. Each monthly installment shall be due in advance. The first monthly installment shall be due on the Commencement Date. Each subsequent installment shall be due on the first day of each month during the Term.

          Section 4.2. Taxes.

                    (a)         In addition to all other charges Tenant is required to pay under this Lease, Tenant shall pay as Additional Rent, Taxes to Landlord as computed within this Section 4.2.

                   (b)        The following term has the following meaning:

                              "Taxes" means all taxes, assessments (special or otherwise, foreseen or unforeseen, ordinary or extraordinary) and all other governmental charges (excluding income, estate, inheritance, foreclosure, and capital gains taxes) including but not limited to pure waters, sewer, and environmental charges of any nature, now or in the future assessed, levied or imposed against the Demised Premises during any Tax Fiscal Year occurring wholly or partially within the Term. If any governmental authority imposes, assesses or levies tax on rent or any other tax upon Landlord as a substitute in whole or in part for any Imposition, the substitute tax shall be deemed to be an Imposition.

                                                                                                          4

                  (c)          If any Tax Fiscal Year occurs partially within and without the Term, within a reasonable time after the Commencement Date and Expiration Date, Landlord shall adjust Taxes with respect to any such Tax Fiscal Year so that Tenant shall bear Taxes which are attributable to the Term.

                   (d)          (i) Tenant shall pay Taxes to Landlord in monthly installments. Installments shall be paid on the first day of each month of the Term, in advance and in the same manner and at the same time as Minimum Rent. The first installment: shall be paid on the Commencement Date. If the Commencement Date is not the first day of a month, Tenant shall pay an equitable share of a full month's installment for the remainder of such month. Initially each installment shall be One Hundred Sixty One Dollars ($161.00).

                   (ii)          After the end of Lease Year, Landlord shall send a statement to Tenant setting forth the amount of Taxes for such Lease Year. A copy of the tax bill(s) given to Tenant shall be conclusive evidence of the Taxes against the Demised Premises or installments paid under subsection (d) with respect to any Lease Year shall differ from the Taxes payable for that Lease Year, the difference shall be properly and promptly adjusted by the parties as follows: If the amount of Taxes exceeds the amount of the installments paid, Tenant shall pay the difference within fifteen (15) days after receipt of the statement; if the amount of Taxes is less than the installments paid, Tenant shall be entitled to a credit on the next installments of Taxes due.

                    (e)          Landlord shall, on request of Tenant, contest the imposition of all or any part of the Taxes. In the event Landlord contest any Taxes, then the reasonable costs incurred in contesting such Taxes shall be added to and become part of the Taxes under Section 4.2(b)(ii) for which Tenant shall be responsible. In the event of a successful contest, and as a result thereof Landlord receives a refund of any Taxes paid by Tenant, Tenant shall receive a credit for such portion on the next installments of Taxes due from Tenant.

                   (f)          Tenant shall be liable for and shall pay directly to the proper taxing authority before delinquency any Taxes, license fees, permit fees or charges of any similar nature levied or assessed by any government authority on any leasehold interest or personal property of any kind owned, installed, stored, or used by Tenant in the Demised Premises.

          Section 4.3.          Additional Rent.

          Wherever it is provided in this Lease that Tenant is required to make any payment to Landlord other than Minimum Rent, the payment shall be deemed to be Additional Rent and all remedies applicable to the non-payment of rent shall be applicable thereto.

          Section 4.4.           No Offset/Place of Payment.

          Minimum Rent and Additional Rent shall be paid to Landlord at its notice address set forth in Section 1.4(a), or at any other place designated by written notice given by Landlord to Tenant.

                                                                                                                5

ARTICLE 5
CONDITION OF PREMISES, ALTERATIONS, SIGNS

          Section 5.1.          No Representation, Etc.

          Landlord has made no representation, covenants or warranties with respect to the Demised Premises except as expressly set forth in this Lease.

          Section 5.2.          Alterations to the Demised Premises.

          Tenant may not make any alterations to the Demised Premises without prior written consent of Landlord. If Landlord grants its consent, the alterations shall be performed in a good and workmanlike manner in accordance with all applicable legal and Insurance Requirements. Landlord agrees not to unreasonably withhold or delay its approval of any interior, nonstructural alterations. Landlord reserves the right to approve or fail to approve any other alteration in its sole discretion.

          Section 5.3.           Mechanics' Liens.

          If any mechanics' or materialman's lien is filed against the Demised Premises as a result of any additions, alterations, repairs, installations or improvements made by Tenant, or any other work or act of Tenant, Tenant shall discharge same, by bonding or payment, within thirty (30) days after notice of the lien. If Tenant shall fail to so discharge the lien, Landlord may bond or pay the lien or claim for the account of Tenant without inquiring into the validity of the lien or claim, and Tenant shall reimburse Landlord upon demand for all costs, expenses and reasonable professional fees incurred in connection therewith, including the amount paid to discharge such lien.

          Section 5.4.          Signs.

                   (a)          Tenant may install a sign affixed to the exterior of the Demised Premises on the Commencement Date, which sign shall conform to the sign criteria established by local ordinance, if any, for the Town of Leroy having jurisdiction.

                   (b)          Tenant shall obtain and pay for all permits and licenses relating to signs required by this Section. Tenant agrees to diligently prosecute those applications. Tenant agrees to immediately make any changes or modifications required by an applicable legal authority in order to obtain any such permits or licenses. Copies of all such permits and licenses shall be delivered to Landlord. Tenant shall pay for the manufacture and installation of Tenant's signs in accordance with this Section.

                   (c)          If Landlord shall deem it necessary to remove any sign in order to refinish or to make repairs, alterations or improvements in or upon the Demised Premises, Landlord shall have the right to do so, at Landlord's expense. If Landlord shall remove Tenant's sign, Landlord agrees to replace the Tenant's sign as soon as it is practical to do so.

                                                                                                                                                                                      6

          Section 5.5.          Insurance Covering Tenant's Work.

          Tenant shall not make any alterations, repairs or installations, or perform any other work to or on the Demised Premises unless prior to the commencement of such work Tenant shall obtain (and during the performance of such work keep in force) public liability and worker's compensation insurance to cover every contractor, subcontractor, materialman or any person(s) to be employed or having access to Demised Premises. The policies shall be non-cancelable without ten days notice to Landlord and Landlord and any designee of Landlord shall be covered as additional insureds under the liability portion of such policies. The policies shall be in amounts of not less than $1,000,000 and shall be issued by companies licensed to do business in the State of New York and having a Best's Insurance Guide rating of at least XV A. Prior to the commencement of any work, Tenant shall deliver duplicate originals or certificates in form satisfactory to Landlord of all policies to Landlord.

ARTICLE 6
REPAIRS, COMPLIANCE, SURRENDER

          Section 6.1.           Repairs by Landlord.

          Upon reasonable request from Tenant, Landlord shall make or cause to be made necessary repairs to the roof and structural repairs to the foundation, exterior walls and any load-bearing interior walls of the Demised Premises (but excluding the store front and all windows, plate glass, doors and any fixtures and appurtenances composed of glass within the Demised Premises) unless the repairs are necessitated by damage (except for such damage caused by a casualty insured under any policy of which Landlord is the insured) caused by any act, omission or negligence of Tenant, Tenant's Agents or Tenant's invitees.

          Section 6.2.           Repairs and Maintenance by Tenant.

          Except for repairs Landlord is specifically obligated to make under the provision of Section 6.1 or Section 11.3, Tenant shall make all repairs to the Demised Premises necessary or desirable to keep the Demised Premises in good order and repair and in a safe, dry and tenantable condition. If Tenant fails to commence any repairs or maintenance required herein within five (5) days after notice from Landlord (time being of the essence) Landlord may make the repairs and charge Tenant as Additional Rent the reasonable cost of such. Without limiting the generality of the foregoing, Tenant shall be specifically required to make all repairs:

          (a)          to that portion of any pipes, lines, ducts, wires or conduits contained within the Demised Premises;

           (b)          to windows, plate glass, doors, and any fixtures or appurtenances composed of glass, within or part of the Demised Premises;

          (c)          to any heating or air conditioning equipment installed in or servicing the Demised Premises; and

                                                                                                                                                                                    7

          (d)          to the Demised Premises, except for repairs under Section 11.3, when repairs to the same are necessitated by any act or omission of Tenant, or the failure of Tenant to perform its obligations under this Lease. Tenant shall maintain a regular heating and air conditioning maintenance contract with a recognized heating and air conditioning contractor providing for scheduled maintenance. Tenant shall deliver a copy of that contract and all changes and additions thereto and renewals thereof, to Landlord upon request. Tenant shall make all repairs to the heating and air conditioning system and equipment which are recommend by that contractor and when otherwise required.

          Section 6.3.          Approval by Landlord of Repairs.

Except in the event of an emergency, Tenant shall give Landlord prompt notice of any repair costing in excess of $5,000.00 required or permitted to be performed by Tenant under any provision of this Lease.

          Section 6.4.           Compliance.

          (a)          Tenant shall observe and comply promptly with all present and future legal requirements and Insurance Requirements relating to or affecting the Demised Premises, or any sign of Tenant, or the use and occupancy thereof, or any appurtenance thereto.

          (b)          Tenant shall observe and comply with all applicable environmental laws and regulations, at its sole expense. Tenant further covenants and agrees that it will not permit, allow or cause the release of any petroleum or hazardous substance or any other substance in, on or from the Demised Premises or any portion of the Shopping Center by any agents, servants, employees or invitees of Tenant in contravention of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as it may be subsequently amended (42 U.S.C. Sec. 9ED01, et seq.), or any other applicable environmental law and any regulations promulgated thereunder. Tenant further agrees to indemnify, defend and hold the Landlord, and anyone claiming under the Landlord, harmless from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, costs, disbursements and other expenses (including, without limitation, reasonable attorney's and expert's fees, expenses and disbursements) of any kind and nature whatsoever which may be awarded against or incurred by the Landlord arising by virtue of such release, or the failure of Tenant or Tenant's agents, servants, employees or invitees to comply with the terms of this section or with any applicable environmental law involving the Demised Premises or the Shopping Center.

          Section 6.5.           Emergency Repairs.

          If, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, Landlord may re-enter the Demised Premises at any hour and proceed to have such repairs or replacements made and pay the cost of such repairs or replacements. Within ten (10) days after Landlord renders a bill for such repairs or replacements, Tenant shall reimburse Landlord for the cost of making such repairs.

          Section 6.6.           Surrender of Premises.

                                                                                                                                                                                     8

          On the Expiration Date, Tenant shall quit and surrender the Demised Premises broom clean, and in good condition and repair, ordinary wear and tear and damage by fire or other insured casualty excepted, together with all Alterations, fixtures, installations, additions and improvements which may have been made in or attached on or to the Demised Premises. Upon surrender, Tenant may remove any of its trade fixtures and signs provided that it promptly repairs any damage to the Demised Premises caused by such removal. If Tenant fails to do so, Tenant shall reimburse Landlord for the cost of removal of Tenant's signs from the sign band for the Demised Premises. Landlord may require Tenant to remove its trade fixtures and installations, repair any damage caused thereby and to restore the Demised Premises to the condition the Demised Premises was in on the Commencement Date, ordinary wear and tear and damage by fire or other insured casualty excepted. If Tenant does not do such removal, restoration or repair, Landlord may perform the work at Tenant's expense.

ARTICLE 7
SERVICES AND UTILITIES

          Section 7.1.           Services Supplied.

          (a)          Landlord shall supply utility services to the Demised Premises including but not limited to heat, water, hot water, steam, gas, oil, air conditioning, electricity and sewage. Tenant shall be responsible to pay for all such services. Notwithstanding the foregoing, Tenant shall not be responsible for any material increase in utility charges incurred as a consequence of the operation by Landlord for its customers of its boiler testing facilities located in the common shop space in the Demised Premises.

          (b)          Tenant shall maintain the electric and gas meters in the Demised Premises. At the Commencement Date, Tenant will cause such services to be placed in its own name, pay any required deposits, and pay any services measured by such meters, before any penalty is imposed.

          (c)          In addition, within thirty (30) days after a bill is rendered therefor, Tenant shall pay directly to the utility provider a sum equivalent to any water, sewer rent or charge, pure waters charges, or any other tax, rent, levy or charge imposed in connection with Tenant's use, consumption or supply of water, water system, sewerage connection or system.

          Section 7.2.            Liability of Landlord with Respect to Utilities.

          (a)          Landlord shall not be liable for any interruption or failure in the supply of utilities services to the Demised Premises, except as provided in subsection (b).

          (b)          If the interruption or failure is caused by Landlord's operation of its boiler testing facilities or otherwise by its negligence or willful interference, and as a result Tenant is totally unable to conduct business on the Demised Premises, Landlord's liability shall be limited to a rent abatement for the days on which the applicable utilities service has not been supplied to the Demised Premises.

                                                                                                                                                                                      9

ARTICLE 8
USE AND OPERATION

          Section 8.1.          Use.

Tenant shall use the Demised Premises as an office, warehouse, test facility and manufacturing shop subject to applicable legal requirements, and for no other purpose.

          Section 8.2.           Insurance Requirement.

          (a)          Tenant agrees to comply with all Insurance Requirements relating to or affecting the Demised Premises. If the insurance rates applicable to the Demised Premises are raised for any reason because of Tenant's occupancy, then Tenant shall pay to Landlord the premiums applicable as shall be attributable to the higher rates as Additional Rent.

          Section 8.3.           Illegal Purposes.

          Tenant shall not use the Demised Premises for any illegal trade, manufacture, or other business, or any other illegal purpose. Tenant shall not use the Demised Premises in such a manner as to give rise to liability on the part of Landlord under Section 231 of the Real Property Law of the State of New York.

ARTICLE 9

TRANSFER OF INTEREST, PRIORITY OF LIEN

Section 9.1.          Assignment or Sublet.

          (a)          Tenant shall not transfer or assign this Lease or sublet the Demised Premises without Landlord's prior written consent which consent will not be unreasonably withheld or delayed.

          (b)          Notwithstanding the provisions of subsection (a) no transfer or subletting shall be effective unless and until:

(i)	Tenant gives notices thereof to Landlord, and

(ii)	The transferee, assignee or sublessee shall deliver to Landlord:

(a)          A written sublease agreement in form and substance reasonably satisfactory to Landlord pursuant to which the Tenant assigns to the transferee, assignee or sublessee and the transferee, assignee or sublessee assumes all of the obligations and liabilities of Tenant under this Lease.

                                                                                                                                                                                       10

          Section 9.2.           Subordination.

                    (a)          At Landlord's election, this Lease shall be subordinate or superior to the lien of any present or future Mortgage. If, from time to time, Landlord shall elect to subordinate this Lease to the lien of any Mortgage, Landlord may exercise such election by recording an instrument executed by Landlord containing such election in the Genesee County Clerk's Office, a copy of which shall be furnished to Tenant. Except for the recording of such instrument, this clause shall be self-operative and no further instrument shall be required from Tenant or Landlord. However, upon Landlord's request, from time to time, Tenant shall:

                               (i)           confirm in writing and in recordable form that this Lease is so subordinate or so paramount (as Landlord may elect) to the lien of any Mortgage; and/or

                               (ii)           execute an instrument making this Lease so subordinate(as Landlord may elect) to the lien of any Mortgage, in such form as may be required by an applicable Mortgagee.

                              If within ten (10) days after a request for same, Tenant fails to deliver an instrument under subclauses (i) or (ii) above, Landlord shall have the right as attorney-in-fact for Tenant to execute such instrument, which power-of'-attorney shall be irrevocable.

                     (b)          Upon Tenant's request, Landlord agrees to request an agreement from the holders of existing mortgages upon the Demised Premises which shall provide in effect that if Tenant shall not be in Default under this Lease beyond any applicable cure period, this Lease shall not be terminated in the event of a foreclosure of any such mortgage.

          Section 9.3.          Tenant's Right to Disaffirm and Attorn.

                     (a)          If the Demised Premises is encumbered by a Mortgage, now or hereafter, and the Mortgage is foreclosed, or if the Demised Premises is sold pursuant to a foreclosure of any such mortgage or, by reason of a default under a Mortgage, then notwithstanding the foreclosure, sale or default:

                              (i)           Tenant may disaffirm this Lease and any of its obligations contained in this Lease, or

                              (ii)           at the request of the Mortgagee or purchaser at the foreclosure sale or successor, Tenant, in its sole discretion, may attorn to the Mortgagee or purchaser or successor and execute a new lease for the Demised Premises setting forth all of the provisions of this Lease except that the term of the new lease shall be for the balance of the Term of this Lease.

                                                                                                                                                                                      11

ARTICLE 10
COMMON AREAS AND ADDITIONAL RENT

          Section 10.1.          Use of Common Areas.

          During the Term, Tenant is granted the non-exclusive license to permit its employees, persons delivering or providing goods or services to the Demised Premises and customers to use the entrance and exit ways designated by Landlord from time to time for access to the Demised Premises from the public street adjacent to the Demised Premises and to use the sidewalks and have exclusive use of the Parking Areas at the Demised Premises. Tenant also acknowledges and agrees that it shall share with Landlord certain portions of the Demised Premises including but not limited to the manufacturing shop.

          Section 10.2.          Tenant Expenses.

          In addition to all other charges Tenant is required to pay under this Lease, Tenant shall be solely responsible for payment of all expenses associated with its use and occupancy of the Demised Premises, including but not limited to payment for snow and refuse removal, grounds maintenance, utilities, including gas and electric service, water and sewer charges, and Taxes.

ARTICLE 11

DESTRUCTION AND FIRE INSURANCE

          Section 11.1.          Rent Abatement.

          If the whole or any portion of the Demised Premises is damaged by fire or other catastrophe, Minimum Rent shall abate in the proportion that the area of the Demised Premises rendered usable by reason of such casualty bears to the entire area of the Demised Premises.

          Section 11.2.          Option to Terminate.

                     (a)          If all or a substantial portion (meaning in excess of 50% of the gross square footage thereof) of the Demised Premises shall be damaged by fire or other casualty, Tenant shall have the option to terminate this Lease upon giving written notice of the termination to Landlord not later than the later of 90 days following (i) the occurrence, or (ii) the settlement of the insurance claims arising therefrom.

                     (b)          If Landlord shall not have substantially repaired the damage within 60 days of its occurrence, Tenant shall have the right to cancel this Lease by giving notice to Landlord within 30 days after the right shall arise.

                                                                                                                      12

          Section 11.3.          Obligation to Rebuild.

                 (a)          If all or any portion of the Demised Premises is damaged by fire or other casualty insurable under a standard fire insurance policy with standard extended coverage endorsements and this Lease is not terminated by Tenant, Landlord shall, within a reasonable time after such occurrence and the receipt of the proceeds of such insurance, repair or rebuild the damaged portion of the Demised Premises originally constructed by Landlord to the condition thereof immediately prior to such occurrence. Landlord shall not be obligated to expend in such repair or rebuilding any sums greater than the net proceeds of any such insurance policy carried by Landlord.

                 (b)          Once Landlord has substantially completed its repairs and upon the earlier of (i) the day the Demised Premises are turned over to Tenant for restoration, or (ii) the day Tenant reopens for business, there shall be no further rent abatement. Tenant shall as soon as practicable complete the repair and/or replacement of its leasehold improvements using the proceeds of insurance as provided in Section 11.5, and reopen for business.

                 Section 11.4.          Waiver of Subrogation.

                 Landlord and Tenant each hereby releases the other, its partners, owners, officers, directors, employees, agents and, in the case of Landlord, any managing agent, management company and their respective employees and agents, from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by valid and collective fire insurance with standard extended coverage endorsement, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall apply only to loss or damage:

                                   (a)           actually recovered from an insurance company; and

                                   (b)           occurring during the period of time as the releaser's fire or extended coverage insurance policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair such policies or prejudice the right of the releaser to recover thereunder. Landlord and Tenant each agree that any fire and extended coverage insurance policies carried by each of them respectively and covering the Demised Premises or their contents will include such a clause or endorsement as long as the same be obtainable without extra cost, or, if the extra cost shall be charged therefor, so long as the other party pays such extra cost.

                 Section 11.5.           Content and Leasehold Improvements Insurance.

In addition to the insurance Landlord and Tenant are required to carry under the other terms of this Lease, Tenant shall carry fire insurance with extended coverage endorsement covering its leasehold improvements, contents, inventory, furniture and fixtures in an amount sufficient to duly compensate Tenant if a fire or other casualty occurs. Tenant shall use the proceeds of such insurance to repair, restore and/or replace such leasehold improvements, contents, inventory, furniture and fixtures and shall receive the proceeds as a trust fund for such.

                                                                                                                                                                                      13

ARTICLE 12

CONDEMNATION

                 Section 12.1.           Definitions.

Within the meaning of Article 12, the following words have the following meaning:

                  (a)          Award: means the award for or proceeds of any Taking, less all expenses in connection therewith, including reasonable attorney's fees.

                  (b)          Taking: means the taking of or damage to the Demised Premises or any portion thereof, as the case may be, as the result of the exercise of, any power of eminent domain, condemnation, or purchase under threat thereof or in lieu thereof.

                  (c)          Taking Date: means, with respect to any Taking, the date on which the condemning authority shall have the right to possession of the Demised Premises or any portion thereof, as the case may be.

                 Section 12.2.          Total or Substantial Partial Taking of Demised Premises.

                  (a)          In the event of a Taking of the whole of the Demised Premises, other than a Taking for temporary use, this Lease shall automatically terminate as of the Taking Date. In the event of a Taking of any portion of the Demised Premises or of the building of which the Demised Premises are part, Landlord may, at its option, terminate this Lease by giving notice to Tenant within 90 days of Landlord's receipt of notice of such Taking.

                  (b)          If there is a Taking of more than thirty percent (30%) or more of the floor area of the Demised Premises, Tenant may elect to terminate this Lease by giving notice to Landlord within 30 days of receipt of notice of the date of such Taking. If all access to the Demised Premises shall be Taken or if the number of parking spaces at the Demised Premises shall be substantially reduced by reason of a Taking. Tenant shall have the right to cancel this Lease by giving notice to Landlord within 30 days after receipt of notice of the date of such Taking.

                 Section 12.3.           Restoration.

In the event of a Taking of a portion of the Demised Premises, other than a Taking for temporary use, and if this Lease shall not terminate or be terminated under the provisions of Section 12.2 hereof, Minimum Rent shall be reduced in the proportion that the area so Taken bears to the entire area contained within the Demised Premises, including the Common Area and Parking Areas, and Landlord shall restore or cause to be restored the remainder of the Demised Premises to the extent practical.

                                                                                                                                                                                    14

                 Section 12.4.           Taking for Temporary Use.

If there is a Taking of the Demised Premises for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all of the provisions thereof, except as such compliance shall be rendered impracticable by reason of such Taking. Minimum Rent shall abate during the course of such Taking. For the purposes of this Lease, a Taking for a period of six months or more shall be deemed to be a permanent Taking.

                 Section 12.5.           Disposition of Awards.

All Awards arising from a total or partial Taking of the Demised Premises, the building, or of Tenant's leasehold interest, awarded to Landlord or Tenant, shall belong to and be the property of the party to whom the interest Taken is apportioned, the Landlord being entitled to all compensation attributed to his fee interest and the Tenant being entitled to all compensation attributable to his leasehold interest. Tenant shall have the right to make its own separate claim for the loss of trade fixtures and moving expenses.

ARTICLE 13
INDEMNITY AND INSURANCE.

                 Section 13.1.          Indemnity.

                  (a)          Definition: Within the meaning of' Article 13, Claims means any claims, suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments, and executions.

                  (b)          Except for Landlord's negligence, gross negligence, willful acts or willful omissions or the failure by Landlord to comply with its obligations under this Lease, Tenant hereby indemnities and agrees to save Landlord harmless from and against any and all Claims, which either:
(i)

arise from or are in connection with the possession, use, occupation, management, repair, maintenance or control of the Demised Premises, or any portion thereof or ownership or control of any property therein by Tenant or Tenant's Agents, invitees or customers, arising from or are in connection with any act or omission of Tenant, or Tenant's Agents, subtenants or assignees;

(iii)	result from any Default, breach, violation or non-performance of this Lease or any provision of' this Lease by Tenant; or

(iv)	arise from injury to person or property or loss of life sustained in or about the Demised Premises not otherwise attributable to the negligent act or omission of Landlord.

Tenant shall defend, at its sole expense, any actions, suits and proceedings that may be brought against Landlord with respect to the foregoing or in which they may be impleaded, and of which Tenant is notified. Landlord, at its option and expense, may participate in defense of any such action.

15

          Section 13.2.           Liability Insurance.

Tenant shall provide, upon execution of this Lease, and shall keep in force during the Term for the benefit of Landlord and Tenant, a comprehensive policy of liability insurance which shall also contain a contractual liability endorsement naming Landlord and any designees of Landlord as additional insureds. The policy shall protect the Landlord, Tenant and any designees of Landlord as required by this Lease against any liability occasioned by any occurrence on or about the Demised Premises or any appurtenance thereto, or arising from any of the items indicated in Section 13.1 against which Tenant is required to indemnify Landlord. Such policy is to be written:
(i)	by an insurance company licensed to do business in New York reasonably acceptable to Landlord with Best's Ratings of not less than Class XV A.; and

(ii)	in the amount of $2,000,000 single limit policy with respect to any one person, any one accident, and property damage.

          Section 13.3.           General Provisions with Respect to Insurance.

           (a)          Upon the execution of this Lease and before any insurance policy which Tenant is required to carry shall expire, Tenant shall deliver to Landlord all insurance policies or certificates thereof (in form satisfactory to Landlord) which Tenant is required to carry under the terms of this Lease or renewals thereof, as the case may be. The renewal or replacement policy or certificate shall be delivered to Landlord by personal delivery, by overnight delivery service, or by certified mail, return receipt requested. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the Demised Premises and other locations of Tenant or Tenant's affiliates. If Tenant includes the Demised Premises in blanket coverage, Tenant shall deliver to Landlord a certificate evidencing that policy; however, if requested by Landlord, Tenant shall also furnish a duplicate copy of such policy.

           (b)          All insurance policies required to be carried under this Lease by or on behalf of Tenant shall provide that (and any certificate evidencing the existence of any insurance policies, shall certify that) unless Landlord shall have been given twenty (20) days' written notice of any cancellation, failure to renew, or material change as the case may be:

                     (i)          the insurance shall not be canceled and shall continue in full force and effect.

          Section 13.4.           Non-Liability of Landlord.

          Landlord shall not be responsible nor liable to Tenant for any loss whatsoever unless occasioned by Landlord's negligence.

          Section 13.5.           Inability to Perform.

                                                                                                                                                                           16

           (a)          Neither party shall be required to carry out any of its obligations under this Lease, nor be liable for loss or damage for failure to do so, nor shall the other party thereby be released from any of its obligations under this Lease, where such failure arises by reason of delays caused by Force Majeure.

           (b)          If either party is so delayed or prevented from performing any of its obligations, the period of such delay or such prevention shall be added to the time provided for the performance of any such obligation.

ARTICLE 14
COVENANT OF QUIET ENJOYMENT

Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder, and observes all of the other provisions hereof, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Demised Premises, without any interruption or disturbance from Landlord, subject to the terms hereof.

ARTICLE 15
FAILURE TO PERFORM, DEFAULTS, REMEDIES

          Section 15.1.           Defaults.

Each of the following events shall constitute a Default:

          (i)          If Tenant shall:
(i)	If Tenant shall:
	(x)	make an assignment for the benefit of creditors;

(y)

file or acquiesce to a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings; or

	(z)	make an application in any such proceedings for or acquiesce to the appointment of a trustee or receiver for it or all of any portion of its property.

           (ii)          If Tenant shall fail to pay any installment of Minimum Rent, Additional Rent or any other charge required to be paid by Tenant hereunder, when the same shall become due and payable, and such failure shall continue for ten (10) days after notice from Landlord.

           (iii)          If Tenant shall fail to perform or observe any other requirement of this Lease to be performed or observed by Tenant but not specifically referred to in this Section, and such failure shall continue for thirty (30) days after written notice from Landlord. However, if a Default is of such a nature that it can not reasonably be cured within a thirty (30) day period, Tenant shall not

                                                                                                                                                                                17

be deemed to be in Default if Tenant promptly commence the cure and diligently prosecutes the cure to completion.

          Section 15.2.           Additional Remedies, Waivers, Etc.

          With respect to the rights and remedies of and waivers by Landlord:

          (a)          The rights and remedies of Landlord set forth in this Lease shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

          (b)          A single or partial exercise of a right or remedy shall not preclude:

          (i)          a further exercise thereof; or

          (ii)          the exercise of another right-. or remedy, from time to time.

          (c)          No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair its exercise or constitute a waiver of, or acquiescence to a Default.

          (d)          No waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

          (e)          No action or inaction by Landlord shall constitute a waiver of a Default.

          (f)          No waiver of a Default shall be effective, unless it is in writing.

          Section 15.3.           Late Charges and Notice Fees.

          If Tenant fails to pay any installment of Minimum Rent or Additional Rent within five days after the sum shall be due and payable, Landlord shall be entitled to receive, and Tenant shall pay, a late charge equal to two percent (2%) of the amount of the late payment.

ARTICLE 16
RIGHT OF ACCESS

          Section 16.1.           Entry.

          (a)          Landlord shall be entitled to:
(i)	inspect the Demised Premises during normal business hours upon reasonable, prior notice to Tenant; and

                                                                                                                                                                                18

(ii)	inspect the Demised Premises at will, if a Default shall have occurred and be continuing.

            (b)          Landlord shall be entitled to access to the Premises for the purpose of exercising Landlord's rights or performing Landlord's obligations under this Lease.

            (c)          Landlord hereby reserves an easement to install, use, replace and maintain pipes, lines and conduits for utility lines serving the Demised Premises above the ceiling and behind the sheet rock walls and below the floor.

            (d)          Landlord may enter the Demised Premises for the purposes specified in subsections (a), (b), and (c). If Landlord enters the Demised Premises, Landlord shall do so with due regard for the business being conducted in the Demised Premises by Tenant. No entry by Landlord shall unreasonably interfere with the conduct of business.

ARTICLE 17
INTERPRETATION, NOTICE, MISCELLANEOUS

            Section 17.1.           Interpretation.

            (a)          Every term, condition, agreement or provision contained in this Lease which imposes an obligation on a party shall be deemed to be also a covenant by that party.

            (b)          If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

            (c)          The captions and headings used throughout this Lease are for convenience of reference only and shall not affect the interpretation of this lease.

            (d)          This Lease may be executed in several counterparts; but the counterparts shall constitute but one and the same instrument.

            (e)          The singular includes the plural and the plural includes the singular.

            Section 17.2.           Construing Various Words and Phrases.

            Wherever it is provided herein that a party may perform an act or do anything, it shall be construed that that party may, but shall not be obligated to, so perform or so do.

                                                                                                                                                                                     19

            Section 17.3.           No Oral Changes.

            This Lease contains the parties' entire understanding and there are no other covenants, terms, conditions or agreements not set forth herein. This Lease may not be changed or terminated orally.

            Section 17.4.           Communications.

            No notice, request, consent, approval, waiver or other communication under this Lease shall be effective unless it is in writing and is delivered or served personally or by overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed:

            (a)          If to Landlord, to the address designated as Landlord's Notice Address in Article I, or such other address as Landlord designates by giving notice thereof to Tenant, with a copy thereof to the address designated as Landlord's Notice Copy Address in Article I or to such other person or party as Landlord shall designate by notice to Tenant; and

            (b)          If to Tenant, to the address designated as Tenant's Notice Address in Article I, or such other address as Tenant shall designate by giving notice thereof to Landlord, with a copy of the address designated as Tenant's Notice Copy Address in Article I or to such other person or party as Tenant shall designate by giving notice thereof to Landlord.

            (c)          Time of giving of notice shall be time of delivery (for personal service or delivery by courier service) or five (5) days after deposit in a United States mail facility (in the event of service by mail).

            Section 17.5.           Method of Payment.

            Except as herein otherwise expressly provided, all amounts payable under this Lease shall be payable in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

            Section 17.6.           Successors and Assigns.

            Subject to the provisions hereof, this Lease shall bind and inure to the benefit of the parties and their respective successors, representatives, heirs and assigns.

            Section 17.7.           Effective Date and Binding Effect.

            Notwithstanding anything to the contrary, this Lease shall not be deemed to be in full force and effect until counterparts of this Lease are executed by both Landlord and Tenant and fully executed counterparts are delivered to both parties. The date this occurs shall be referred to as the Effective Date of this Lease.

                                                                                                                                                                                      20

            Section 17.8.           Exhibits, Riders and Schedules.

            The following exhibits, riders and schedules are attached hereto and made a part hereof:

                                 Exhibit A            Legal Description and Plan of the Demised Premises

            IN WITNESS WHEREOF, Landlord has caused this Lease to be executed and dated by its duly authorized partner, and Tenant has caused this Lease to be executed, and dated by its duly authorized (officer) (partner) (principal).

Landlord: HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ WILLIAM A. JENNY Mark Nicodemus, President Title: President Date: 10-23-, 2000	Tenant: HELIOS ENERGY TECHNOLOGIES, INC. By: /S/ WILLIAM A. JENNY Blake Nicodemus, President Title: President Dated: 10-23-, 2000

State of New York )
County of Genesee) ss:

          On the 23 day of October in the year 2000 before me personally came Mark Nicodemus, to me known, who, being by me duly sworn, did depose and say that he reside(s) in LeRoy, N.Y.; that he is the president of Helios Energy Technologies, Inc. the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

                                                                                                              /S/ RICHARD B. SULLIVAN
                                                                                                                                 Notary Public

                                                                                                              [COMMISSION EXPIRES JUNE 30, 2002]
State of New York )
County of Genesee) ss:

          On the 23 day of October in the year 2000 before me personally came Blake Nicodemus, to me known, who, being by me duly sworn, did depose and say that he reside(s) in Spencerport, N.Y.; that he is the president of HelioJET Cleaning Technologies, Inc the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

                      /S/ RICHARD B. SULLIVAN

                                                                                                                                Notary Public

                                                                                                           [COMMISSION EXPIRES JUNE 30, 2002]
                                                                                                                                                                                 21

EXHIBIT A

Legal Description and Plan of the Demised Premises

Attached

[floor plans and survey]

                                                                                                                                                                                 22

                                                                                                                                         EXHIBIT 10.1

PATENT AND TRADEMARK LICENSE AGREEMENT

          This Agreement is made as of the Effective Date set forth in Paragraph 13 hereof between HELIOS ENERGY TECHNOLOGIES, INC., a New York corporation with its principal place of business located at 4 West Avenue, LeRoy, New York 14482 ("LICENSOR"); and HELIOJET CLEANING TECHNOLOGIES, INC., a New York corporation with its principal place of business located at 4 West Avenue, LeRoy, New York 14482 ("LICENSEE").

W I T N E S S E T H:

          Whereas LICENSOR is the owner by assignment and otherwise of all right, title and interest in and to certain PATENT RIGHTS as set forth in those certain patents as more particularly described in Exhibit A attached to and made a part of this Agreement (the "PATENT RIGHTS") for certain pressurized hot water DEVICES and systems for industrial cleaning applications in manufacturing plants as well as other applications as more particularly described in Exhibit B attached to and made a part of this Agreement (the "DEVICES");

          Whereas, LICENSOR is the owner by assignment or otherwise of all right, title and interest in and to certain TRADEMARKS, service marks and trade names as more particularly described in Exhibit C attached to and made a part of this Agreement (the "TRADEMARKS") for use in connection with the manufacture, distribution, use, sale, lease, installation, marketing and/or advertising of the DEVICES under the PATENT RIGHTS;

Whereas LICENSEE desires to obtain from LICENSOR and LICENSOR desires to grant to LICENSEE an exclusive license under the PATENT RIGHTS to manufacture, distribute, sell, lease, install, market and/or advertise the DEVICES and to use the TRADEMARKS in connection therewith in the TERRITORY consisting of throughout the world for applications in the industrial cleaning market on the further terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement and other valuable consideration exchanged between the parties, receipt whereof is hereby acknowledged, it is hereby agreed as follows:

          1.           Definitions.

As used herein, the term:

          (a)          "DEVICES" shall mean the pressurized hot water DEVICES and related equipment to be manufactured under the PATENT RIGHTS by LICENSEE for use in industrial cleaning applications in the TERRITORY as more particularly described in Exhibit B attached to and made a part of this Agreement.

          (b)          "PATENT RIGHTS" shall mean all those United States Patents assigned to LICENSOR and all corresponding Letters Patent listed in Exhibit A attached to and made a part of this Agreement, as amended to from time to time as patents issue, and patent applications and resulting patents claiming priority from or based on the aforesaid United States Letters Patent, and all divisions, reissues, and extensions thereof now owned by LICENSOR or under which LICENSOR now has the right to grant licenses.

          (c)          "TRADEMARKS" shall mean the TRADEMARKS, service marks and trade names owned by LICENSOR and used by LICENSEE in connection with the manufacture, distribution, use, sale, lease, marketing and/or advertising of the DEVICES under the PATENT RIGHTS by the LICENSEE for industrial cleaning applications in the TERRITORY as more particularly described in Exhibit C attached to and made a part of this Agreement.

          (d)          "NET SELLING PRICE" shall mean LICENSEE'S gross selling price to its customers for DEVICES in their fully assembled form less any of the following, but only insofar as they pertain to the sale of DEVICES by LICENSEE and are included in such gross selling price:
(1)	sales or excise taxes paid directly or indirectly by LICENSEE;

(2)	any shipping costs actually paid and separately itemized by LICENSEE; and

(3)

(normal and customary trade discounts, returns and allowances actually allowed thereon (excluding cash discounts, advertising allowances or any fees or commissions paid to any employees of LICENSEE or its subsidiaries or affiliates).

                    In the event there is no gross selling price for DEVICES in their fully assembled form, the NET SELLING PRICE shall mean the established equivalent gross selling price for DEVICES in their fully assembled form determined by legitimate quotations in response to bona fide inquiries (from other than LICENSOR), or if no such quotations exist, LICENSEE'S gross selling price therefor to nonrelated third parties. In the event LICENSEE sells DEVICES to customers who are related to LICENSEE, the normal gross selling prices to nonrelated customers shall be the gross selling price for purposes of this Agreement.
(e) "TERRITORY" shall mean the industrial cleaning market throughout the world.

(f)           "LICENSE" shall mean the exclusive license granted to LICENSEE pursuant to this Agreement to utilize the PATENT RIGHTS and associated
TRADEMARKS during the Initial Term of this Agreement and any renewal thereof within the Territory to manufacture and sell the DEVICES.

                                                                                                                                             2

2.           Grant

          (a)          Upon the terms, royalty payments and conditions set forth herein, LICENSOR hereby grants to LICENSEE an exclusive LICENSE under the PATENT RIGHTS to manufacture, distribute, use, sell, lease, install, market and advertise the DEVICES and to use the TRADEMARKS as the only trade names or TRADEMARKS utilized in connection therewith for applications in the industrial cleaning market in the TERRITORY. During the Initial Term and any renewal term of this Agreement, LICENSOR shall not grant any license to the PATENT RIGHTS or the associated TRADEMARKS to any other person, firm, corporation or other business entity for use in the relevant market in theTerritory for any purpose whatsoever.

          (b)          LICENSOR hereby grants to LICENSEE free access to engineering drawings, technical data and all other information relevant and necessary to the design, manufacture, and effective marketing of products subject to PATENT RIGHTS and TRADEMARKS, throughout the life of this agreement.

          (c)          LICENSOR represents and warrants to LICENSEE that it is the exclusive owner of all right, title and interest in and to the PATENT RIGHTS and TRADEMARKS, has the absolute and unfettered right to grant the exclusive LICENSE hereby granted; has executed no agreement in conflict with this Agreement and has not granted to any other person, firm, corporation or any other business entity any right, license or privilege with respect to the PATENT RIGHTS and/or the TRADEMARKS.

          (d)          This grant shall not be construed as a license, by implication or otherwise, under any trademark, trade names or service marks, or patent applications or patents owned by LICENSOR or under which LICENSOR has or acquires the right to grant licenses, other than those fitting within the definition of TRADEMARKS and PATENT RIGHTS, respectively, in the TERRITORY and shall not limit LICENSOR'S rights with respect to such PATENT RIGHTS and TRADEMARKS except as set forth in this Agreement.

          (e)          The parties expressly acknowledge and agree that the LICENSOR and LICENSEE are each independent contractors and neither is authorized to nor shall it act as the agent for the other. Neither of them has the power or authority to contract nor shall it contract on behalf of the other. LICENSEE shall have the sole responsibility and obligation for the cost of manufacturing, packaging, marketing, advertising, selling, distributing and installing the DEVICES under this Agreement. LICENSEE shall be solely responsible for the work to be performed in manufacturing, packaging, marketing, advertising, selling, distributing and installing the DEVICES and nothing herein contained is to be construed or otherwise deemed to create any partnership, joint venture or any other business combination of any kind or nature.

                                                                                                                                                                       3

3.           Royalty

         (a)          LICENSEE agrees to pay LICENSOR a royalty of equal to the greater of:

(i) three percent (3%) of the NET SELLING PRICE for each DEVICE manufactured, distributed, used, sold, leased, or installed for applications in the industrial cleaning market in the TERRITORY by or for LICENSEE and covered where made, used or sold by one or more claims of PATENT RIGHTS and by the TRADEMARKS; or (ii) a minimum annual royalty in the amount of $40,000. Royalty payments shall be accrued monthly, paid quarterly and adjusted at the end of each year. The final payment shall reflect any said adjustment. During the initial Term and any renewal term of this Agreement quarterly payments shall be made on March 31, June 30, September 30 and December 31 of each year as set forth hereafter; it being understood and agreed that LICENSEE shall pay the foregoing royalty for each DEVICE (without regard to the form of the DEVICE) leased or sold by or for LICENSEE, either alone or incorporated into subassemblies systems, or finished products, and covered by one or more claims of PATENT RIGHTS. The royalties described above shall accrue when a DEVICE (in whatever form) is sold or leased by LICENSEE. All such DEVICES shall at all times be manufactured, distributed, used, sold, leased, installed, marketed and advertised by LICENSEE under this Agreement solely utilizing the TRADEMARKS and under no other trade name, trademark, or service mark.

          (b)          A DEVICE is deemed sold or leased at the time of first invoicing or, if not invoiced, at the time of first shipment, delivery, or other transfer to other than LICENSEE, or when first actually put into use, including use by LICENSEE, whichever first occurs. For purposes of royalty determination, a lease shall be deemed a sale and royalties shall be based on the then current NET SELLING PRICE, in which case a royalty shall accrue for the first lease of a DEVICE and for any subsequent lease.

          (c)          The accounting period shall be on a calendar quarterly basis for the respective periods ending on March 31, June 30, September 30 and December 31 of each year, beginning with the end of the period first following the Effective Date of this Agreement.

          (d)          Within thirty (30) days of the end of each period, LICENSEE shall furnish LICENSOR with a certified written statement of the value of the DEVICES leased or sold in the preceding accounting period, setting forth the essential information concerning the leases and sales by LICENSEE of all DEVICES subject to royalty and upon which royalty is calculated and is to be paid. Such information shall include the NET SELLING PRICE of each DEVICE licensed hereunder, the manner in which the LICENSEE established such NET SELLING PRICE, the quantity of DEVICES, the form of the DEVICES, the identity of the purchasers of DEVICES, the place of manufacture of the DEVICES, and all other facts necessary to facilitate verification of the royalty calculation and the identification of DEVICES for which royalties have been paid by LICENSEE. LICENSEE shall accompany each quarterly statement with a royalty payment in an amount equal to the greater of the three percent (3%) royalty calculated for the relevant period

                                                                                                                                                                 4

based on the sale of DEVICES. Final payment shall be adjusted, if necessary, in order to reflect the annual minimum of $40,000.

          (e)          LICENSEE agrees that it will at all times keep complete, true and correct books of account containing a current record of leases, sales and other data in sufficient detail to enable the royalties payable under this Agreement to be computed and verified. LICENSEE further agrees to permit LICENSOR, its duly authorized agent or an independent certified public accountant to have access for inspection and/or to make copies of said books of account at reasonable intervals during business hours. To the extent LICENSEE requires LICENSOR to utilize an independent certified public accountant to inspect the books of account of LICENSEE, LICENSOR and LICENSEE agree that the cost of such independent certified public accountant shall be borne by LICENSEE.

           (f)          All royalties due hereunder shall be paid in United States Dollars. All royalties for an accounting period computed in other currencies shall be converted into United States Dollars at the buying rate for the transfer of such other currencies to United States Dollars as quoted by the Chase Manhattan Bank on the last day of such accounting period, or the business day thereafter if such last day shall be a Sunday or a holiday.

           (g)          In the event any national government imposes any taxes on any part of the payments required hereunder by LICENSEE to LICENSOR and requests LICENSEE to withhold taxes from such payment, LICENSEE may deduct such taxes from such payments. Tax receipts indicating payments or withholding of taxes on behalf of LICENSOR shall be promptly submitted to LICENSOR. LICENSEE shall co-operate with LICENSOR in a determination of the propriety of imposition of any such tax.

           (h)          In the event any national government imposes any exchange restriction prohibiting payments as required under this Agreement, an account in the name of LICENSOR shall be established in a financial institution of LICENSOR'S choice in the country of such national government, and all monies due LICENSOR shall be paid into such account, or at LICENSOR'S election, payment shall be made to any account designated by LICENSOR that complies with such restriction.

          4.           Confidential Information

          (a)          LICENSEE agrees that all information and documentation made available or disclosed to LICENSOR by LICENSEE as a result of or related to this Agreement, or any negotiations therefor, shall be received and treated by LICENSOR on a confidential and restricted basis.

          (b)          LICENSOR agrees that all information and documentation made available or disclosed to LICENSEE by LICENSOR as a result of or related to this Agreement, or any

                                                                                                                                                                     5

negotiations therefor, shall be received and treated by LICENSEE on a confidential and restricted basis.

          5.           Marking

          (a)          LICENSEE agrees to affix to each DEVICE or to the package containing such DEVICE or to an insertion slip in the package with each DEVICE a legible notice reading: "Licensed from Helios Energy Technologies, Inc. under one or more of the following Patents and sold under one or more of the following TRADEMARKS", followed by a list of patent numbers and TRADEMARKS applicable to such DEVICE taken from the attached Exhibit A and Exhibit C or as otherwise instructed by LICENSOR.

          (b)          Neither the granting of the LICENSE herein or the acceptance of royalties hereunder shall constitute an approval of or acquiescence in LICENSEE'S practices with respect to marketing, advertising, or similar practices with respect to the sale or lease of the DEVICES.

          (c)          As set forth in paragraph 2(a) of this Agreement, the grant of the LICENSE hereunder does not constitute an authorization or approval of, or acquiescence in the use of any trade name, service mark or trademark of LICENSOR or its affiliates other than the TRADEMARKS.

          6.           Duration

          (a)          Unless otherwise terminated as hereinafter set forth, this Agreement and the LICENSE under the PATENT RIGHTS shall continue in full force and effect for a period of Fifty-five [55] months commencing on November 1, 1999 and ending on May 21, 2004 (the "Initial Term") or immediately upon termination of the PATENT RIGHTS, whichever shall first occur.

          (b)          This Agreement and the LICENSE granted herein may be extended on terms and conditions to be mutually agreed upon by LICENSOR and LICENSEE in writing no later than sixty (60) days prior to the expiration of this Initial Term.

          (c)          If LICENSEE shall at any time default in rendering any of the statements required hereunder, in the payment of any monies due hereunder, or in fulfilling any of the other obligations hereof, and such default shall not be cured within thirty (30) days after written notice thereof is given by LICENSOR to LICENSEE, LICENSOR shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE; this Agreement thereby being terminated fifteen (15) days after such notice of termination is delivered to LICENSEE. LICENSEE shall have the right to cure any such default up to, but not after, the giving of such notice of termination.

          (d)          LICENSOR shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE in the event of the occurrence of any one of the following

                                                                                                                                                                       6

events of default and such termination shall be effective upon delivery of such notice to LICENSEE:

                    (1)          Dissolution and/or Liquidation of LICENSEE;

                    (2)          Insolvency or bankruptcy of LICENSEE, whether voluntary or involuntary;

                    (3)          Inability of LICENSEE to meet its obligations hereunder ,

                    (4)          Failure of LICENSEE to satisfy any judgment against it-, or

                    (5)          Appointment of a trustee or receiver for LICENSEE.

          (e)          The waiver of any default under this Agreement by LICENSOR shall not constitute a waiver of the right to terminate this Agreement for any subsequent or like default, and the exercise of the right of termination shall not impose any liability by reason of termination nor have the effect of waiving any damages to which LICENSOR might otherwise be entitled.

          (f)          Termination of this Agreement, either totally or as to any one or more designated PATENT RIGHTS, DEVICES and/or TRADEMARKS, for any cause whatsoever, shall in no manner interfere with, affect or prevent the collection by LICENSOR of any and all sums of money accrued, due and payable to it under this Agreement. Upon termination of this Agreement for any reason, all payments required by Paragraph 3, including payments not yet due, shall become immediately due and payable, and LICENSEE'S inventory of DEVICES for which payments are not yet required by Paragraph 3 shall either, at LICENSEE'S option: (1) be included in LICENSEE'S payments as though sales of such DEVICES had taken place prior to termination of this Agreement; or (2) be returned to LICENSOR or destroyed, upon receipt of proper certification from an officer of LICENSEE by LICENSOR.

          (g)          Notwithstanding the foregoing, in the event of a termination of this Agreement as a result of the natural expiration of the duration of the PATENT RIGHTS or the termination of the PATENT RIGHTS as a consequence of a successful, third party infringement suit commenced against LICENSOR and/or LICENSEE, LICENSEE'S obligations to pay Royalties shall immediately cease and shall be of no further force and effect.

          7.           Notices

          (a)          All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given to or be made upon the President of the respective parties hereto at the addresses above indicated or at such other address as a party may hereafter designate in writing, with copies sent to Richard B. Sullivan, Esq., Chamberlain, D'Amanda, Oppenheimer & Greenfield, 1600 Crossroads Building, Two State Street, Rochester, New York 14614.

                                                                                                                                                                                7

          (b)          All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing and shall be deemed delivered and effective when deposited for delivery in a U.S. Post Office as evidenced by a U.S. Postal Service Certificate of Mailing or when delivered by Federal Express, UPS or another, reputable courier to the attention of the President of the company to whom the notice is being sent at the address above noted with a copy to counsel as specified in the preceding paragraph.

         8.          Construction and Assignment

          (a)          This Agreement shall be binding upon and inure to the benefit of LICENSOR, its legal representatives, successors, heirs, and assigns.

           (b)          This Agreement shall be binding upon and inure to the benefit of LICENSEE, but shall not be transferable or assignable without the prior written consent of LICENSOR.

           (c)          This Agreement shall be deemed to be a contract made under the laws of the State of New York, United States of America, and for all purposes shall be interpreted in its entirety in accordance with the laws of said State. In the event this Agreement is translated into any language other than the English language for any purpose, the parties agree that the English version shall be the governing version.

           (d)          Nothing contained in this Agreement shall be construed as conferring upon LICENSEE or its customers, directly or by implication, estoppel or otherwise, any license under any trade secrets or know-how of LICENSOR, and no such license or other rights shall arise from this Agreement or from any acts, statements or dealings resulting in or related to the execution of this Agreement.

          9.          Indemnification

          (a)          LICENSEE agrees to defend and to indemnify and hold LICENSOR harmless from and against any claims, demands, causes of action, suits, judgments, damages and/or losses (including reasonable attorneys' fees and court costs) arising out of any breach or alleged breach of any of LICENSEE'S obligations and representations contained in this Agreement and/or arising out of or in connection with the manufacture, packaging, distribution, marketing, promotion, sale, use and/or disposal of the DEVICES including, without limitation, any claim of product liability or environmental contamination, provided that LICENSOR gives LICENSEE prompt notice of the assertion of any such claim, demand, cause of action and/or suit.

          (b)          LICENSOR agrees to defend and to indemnify and hold LICENSEE harmless from and against any claims, demands, causes of action, suits, judgments, damages and/or losses (including reasonable attorneys' fees and court costs) arising out of any breach or alleged breach of any of LICENSOR'S obligations and representations contained in this Agreement,

                                                                                                                                                                   8

including but not limited to any claim by any third party to any proprietary, right, title or interest in the PATENT RIGHTS and/or TRADEMARKS provided that LICENSEE gives LICENSOR prompt notice of the assertion of any such claim, demand, cause of action and/or suit.

          (c)          LICENSEE agrees that it will maintain insurance, including product liability insurance providing protection against any claims, demands or causes of action, including legal fees, arising out of an alleged defect in the DEVICES as manufactured, distributed, or otherwise disposed of by LICENSEE, covering all sales or distributions of the DEVICES, with a reputable and solvent insurance company, in an amount customarily maintained by persons engaged in similar business. LICENSEE will provide LICENSOR with a certificate of insurance to this effect, indicating that LICENSOR will get thirty (30) days prior written notification of any termination, cancellation or amendment to such insurance coverage.

          (d)           LICENSOR represents and warrants to LICENSEE that LICENSOR has the right to enter into this Agreement and that the grant to LICENSEE of the LICENSE and LICENSEE'S use of the PATENT RIGHTS and/or TRADEMARKS as contemplated in this Agreement will not constitute an infringement of any rights of any third parties.

          10.          Infringement

          LICENSEE shall promptly notify LICENSOR of all infringements or violations of any of LICENSOR'S rights in and to any of its PATENT RIGHTS and/or TRADEMARKS which come to LICENSEE'S attention. LICENSOR shall defend any such action at its sole cost and expense, on its own behalf and on behalf of the LICENSEE. LICENSOR shall be solely responsible for all costs and expenses incurred with respect thereto, including but not limited to attorneys fees, court costs and disbursements. Any and all money damages awarded and/or recovered with respect thereto shall be and at all times shall remain the sole and exclusive property of the LICENSOR. LICENSEE shall cooperate with LICENSOR with the respect to the defense of any such claim.

          11.           Arbitration

          Unless otherwise settled by the parties within sixty (60) days after notice, or within a period mutually agreed to by the parties in writing, any dispute, controversy, or difference which may arise between the parties out of or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration under the Commercial Rules of the American Arbitration Association, with the situs of the arbitration to be Rochester, New York, USA.

          12.           Government Approvals

          LICENSEE shall have responsibility for obtaining validation of this Agreement with the competent government agency of any country if validation is be required by the relevant laws of

                                                                                                                                                                                 9

such country. LICENSOR agrees to assist and cooperate with LICENSEE in LICENSEE's efforts to obtain such validation.

          13.           Effective Date

          This Agreement shall be deemed effective as of the 1st day of November 1999 (the "Effective Date").

          14.           Modification

          This Agreement embodies all of the understandings and obligations between the parties with respect to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing, signed on behalf of each of the parties by their respective proper officer.

          15.           Compliance with Laws

          (a)          Any payment which requires governmental approval or permission under the Foreign Exchange Control Law or other law, if any, shall be made in accordance with such law.

          (b)          LICENSEE agrees to comply with all provisions of the Export Administration Regulations of the United States Department of Commerce, as they currently exist and as they may be amended from time to time.

          In Witness Whereof the representatives hereunto duly authorized on behalf of LICENSOR have set their hands hereto this 23 day of October, 2000, and the representatives hereunto duly authorized on behalf of LICENSEE have set their hands hereto this 23 day of October, 2000.

HELIOS ENERGY TECHNOLOGIES, INC. ("LICENSOR") By: /S/ MARK NICODEMUS Title: Mark Nicodemus, President	HELIOS CLEANING TECHNOLOGIES, INC. ("LICENSEE") By: /S/ BLAKE NICODEMUS Title: Blake Nicodemus, President

                                                                                                                                          10

EXHIBIT "A"

LIST OF PATENTS

Patent Title	Patent No.	Expiration	Description

Hydrokenetic Amplifier (HelioPAC) (USA)	4569635	May 2004	Basic Technology Patent

Hydrokenetic Amplifier (HelioPAC) (Canada)	1,224,095	May 2004	Basic Technology Patent

                                                                                                         11

EXHIBIT "B"

LIST OF DEVICES

HelioPAC Hydrokinetic Amplifiers and HelioPAC Parts manufactured by HelioJET

System Assemblies utilizing HelioPAC devices pre-existing this contract

Specifically: HelioJET Central Cleaning Systems (C-Systems)

HelioJET Fixed Flow Systems (F-Systems)

                                                                                                      12

EXHIBIT "C"

LIST OF TRADEMARKS

HelioPAC™

                                                                                                                                                                    13

                                                                                                                                                            EXHIBIT 10.12

SERVICES AGREEMENT

               This Services Agreement is entered into as of November 1, 1999, by and between HelioJET Cleaning Technologies, Inc., a New York corporation ("HelioJET"), and Helios Energy Technologies, Inc., a New York corporation ("Helios").

              WHEREAS, HelioJET and Helios wish to achieve certain economies of scale by sharing the costs of certain labor, managerial, administrative and professional services incurred in connection with the operation of the parties' respective businesses;

              NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

Section 1. Services.

              1.1          Engagement. HelioJET hereby retains Helios and Helios hereby retains HelioJET to render the services described in this Section 1 during the term of this Agreement, and each hereby agrees to render such services and to cause such services to be rendered each to the other during the term hereof.

              1.2          Description of Services.

                        (a) HelioJET Description of Services. HelioJET shall render to Helios administrative services as requested by the officers of Helios. In accordance with such requests, HelioJET agrees to: provide ongoing administrative services to Helios, including providing receptionist, telephone and all secretarial services, all bookkeeping services, purchasing of all office supplies, providing all legal accounting and other professional services reasonably required to operate its business, and performing such other administrative services as may, from time to time, be reasonably requested by the officers of Helios.

                        (b) Helios Description of Services. Helios shall at its sole cost and expense and on behalf of HelioJET, meet all pension, retirement, and restricted stock option obligations previously incurred jointly by the parties with respect to their mutual shareholder and shall maintain all records and books of account with respect thereto.

              1.3          Extent of Services. In carrying out its obligations under this Section 1, each party shall devote such of its time and personnel as may be reasonably required to discharge its obligations to provide services hereunder and shall have regard to the objectives of the other party and any specific instructions from time to time communicated in writing by the officers of the other party with respect to the business of the other party and the services provided hereunder.

                                                                                                                                                                               1

Section 2. Expense Reimbursement

              2.1          Reimbursement of Expenses.

              (1)           The parties shall reconcile their respective accounts for the services provided and the expenses incurred on a monthly basis; and

               (2)          Reimbursement shall be made at a time mutually agreeable to both parties and in no event later than termination of this agreement.

              2.2          Calculation of Reimbursement. As compensation for the services provided pursuant to this Agreement, each party shall be entitled to receive from the other party service fees calculated as outlined in Exhibit A (attached).

Section 3. Termination.

              3.1          Term of Agreement. Subject to Section 3.2 hereof, this Agreement shall become effective on the date hereof and shall continue in force and effect for a period of one year; provided, that the term of this Agreement shall automatically renew for successive one year periods unless either party notifies the other of its intent to terminate this Agreement at least sixty (60) days prior to the date upon which the term of this Agreement would otherwise renew.

              3.2          Termination. Either party at any time may terminate this Agreement upon sixty 60) days' prior written notice.

              3.3          Effect of Termination. From and after the effective date of any termination, whether pursuant to Section 3.2 hereof or at the end of the term specified in Section 3.1 hereof, a party shall have no liability to the other party for any fees hereunder (other than fees accrued prior to the effective date of termination and remaining unpaid and a reasonable fee for any transitional services performed at the request of such party), and neither party shall have no obligation to perform any additional services hereunder. Upon effectiveness of the termination of this Agreement, each party shall provide to the other all records relating to the business and affairs of the other party in its possession.

Section 4. Miscellaneous

              4.1          Assignment. Neither party may assign this Agreement or their respective rights or obligations hereunder to any third party.

             4.2          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, or shall be delivered personally or by overnight courier, or shall be sent by telecopy or similar means of simultaneous transmission and receipt to the party to whom it is to be given at

                                                                                                                                                                               2

the address or telecopy number of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4.2):

            (a)   If to HelioJET, to:

                  HelioJET Cleaning Technologies, Inc.
                  4 West Avenue
                  Leroy, New York 14482

            (b)   If to Helios, to:

                  HelioJET Energy Technologies, Inc.
                  4 West Avenue
                  Leroy, New York 14482

Notices shall be deemed to have been given on the fifth day after being so mailed, the next business day after delivery to an overnight courier, when sent by telecopier (with receipt acknowledged) or upon receipt when delivered personally.

             4.3          Waiver; Remedies. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver hereunder must be in writing. All rights and remedies which either party may have under this Agreement are cumulative and in addition to any rights or remedies under applicable law or in equity.

             4.4          Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

             4.5          No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

             4.6          Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

             4.7          Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws principles.

                                                                                                                                                                               3

             4.8          Relationship of Parties. The parties agree that each party in the performance of its duties hereunder is an independent contractor acting as the agent of the other party, and that nothing contained herein shall constitute either party as employee or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization, joint venture, or partnership between the parties hereto or as giving either party any type of property interest in the other, nor is any party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall any party be in any way liable to the other party for any debt of the other. Neither party shall be responsible for any wages, salaries, benefits or other amounts or obligations due to employees of the other party.

4.9          Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be modified only by a written instrument duly executed by each party hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         HelioJET Cleaning Technologies, Inc.

                                        By: /s/ blake nicodemus
                                                  Blake Nicodemus, President

                                         Helios Energy Technologies, Inc.

                                        By: /s/ mark nicodemus
                                                  Mark Nicodemus, President

                                                                                                                                                                             4

Exhibit A

Summary of Operating Procedures and Accounting for Intercompany Activities Following Split Into Helios Energy Technologies, Inc and HelioJET Cleaning Technologies, Inc.

Transition:
                    Accounting for the two companies separately was begun as of November 1, 1999. For pratical purposes, the new separate bank accounts and separate payroll records were not set up until January 1, 2000.

Sales:
                    Since all production and assembly is done by Cleaning employees, sales of equipment by Energy will use cleaning facilities to produce the product. If it is for a regular product made by Cleaning, it is billed to Energy at the lowest price(greatest discount) offered by cleaning. If it is for a specially designed product or for services not including equipment, a billing price to Energy is calculated including materials from inventory or specially purchased at cost plus 20% for overhead expenses; and Cleaning labor used to produce the product or service is billed to Energy at direct payroll cost plus 50% for overhead expenses.

Administrative office and general expenses-

                    Since the accounting and administrative office in LeRoy is part of the Cleaning company, all expenses for operating will be charged as incurred to Cleaning. This will include office supplies, postage, telephone, computer services, legal accountng and other professional fees, etc. A calculation of the total of these will be made monthly and 20% of the total will be charged to Energy.
                    Pension payments to the retired President of Helios Research and the restricted stock expense for directors of the two companies will be recorded as paid by Energy. A calculation of the total will be made and 80% will be charged to Cleaning.

Rent and Royalties-
                    A separate lease provides that Cleaning is to pay all real estate taxes, insurance, utlities, and maintenance costs on the LeRoy property plus a rental fee to Energy.
                    A separate royalty agreement will provide that Cleaning will pay to Energy a royalty calculated monthly as 3% of the billing price on all sales of systems, assembles and parts containing HelioPAC patented products. There will be a minimum royalty of $40,000 per year as reconciled at the end of the year.

                                                                                                                                                                                  5

Intercompany and cash transfer-
                    As part of the Split of Companies in November 1999, the operating (checking) bank account was established in Cleaning and the reserve cash in the form of money market accounts and certificates of deposit were established in Energy.

                    To facilitate cash transactions between companies, all charges from one company to the other whether for sales, expense allocations, rental or royalties are charged to intercompany accounts. there is an intercompany account in the books of each company and it reflects all contra transactions resulting in a receivable on one company's books and a payable for the same amount on the other company's books.

                    Cash is transferred from one company to the other and charged or credited to the intercompany accounts as needed by one of the companies. the cash is drawn from the operating account of Cleaning or the money market account of Energy depending on the best availability. As energy developed sales, an operating bank account was also established on the Energy books and used to pay that companies liabilities as needed.

                                                                                                        6

                                                                                                      EXHIBIT 23.1

[MENGEL METZGER BARR & CO. LLP LETTERHEAD]
Certified Public Accountants

100 Chestnut Street
Suite 1200
Rochester, NY 14604
Phone 716 / 423-1860
Fax 716 / 423-5966

Additional Offices / Elmira, New York / Ithaca, New York

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement of Helios Energy Technologies, Inc. on Form SB-2 of our report dated January 4, 2001 (except the last paragraph of Note C to the financial statements, as to which the date is January 29, 2001), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

                                                                    /S/ MENGEL, METZGER, BARR & CO. LLP

Rochester, New York
February 21, 2001

                                                                                            EXHIBIT 23.2

February 21, 2001

Board of Directors
Helios Energy Technologies, Inc.
4 West Avenue
LeRoy, New York 14482

Gentlemen:

We have examined the corporate records and proceedings of Helios Energy Technologies, Inc., a New York business corporation (hereinafter referred to as "Company"), with respect to:

1.	The organization of the Company;

2.	The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and

3.

The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 1,300,000 shares of the $.01 par value Common Stock of the Company ("Registered Shares") covered by the Registration Statement (hereinafter referred to as the "Registration Statement") dated as of February 20, 2001.

Based upon such examination, we are of the opinion that:

(a)	The Company is duly organized and validly existing under the laws of the State of New York;

(b)	The Company is authorized to issue 30,000,000 shares of Common Stock of the par value of $.01 per share, of which 3,210,390 shares of such Common Stock have been issued and are presently outstanding;

Helios Energy Technologies, Inc.
February 21, 2001

(c)

The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

(d)

When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Registered Shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

We hereby consent:

(1)	To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Registered Shares; and

(2)	To the filing of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.
Very truly yours,

/S/ CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD

CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD